Filed Pursuant to Rule 424(b)(3)
Registration No. 333-108355

CNL INCOME PROPERTIES, INC.

Supplement No. Three, dated October 26, 2005

to Prospectus, dated April 18, 2005

This Prospectus Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 2005. This Prospectus Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Prospectus Supplement have the same meaning as in the Prospectus unless otherwise stated herein. The terms “we,” “our,” “us” and “CNL Income Properties” include CNL Income Properties, Inc. and its subsidiaries.

Information as to the number and types of properties acquired by CNL Income Properties are presented as of October 12, 2005, and all references to property acquisitions should be read in that context. Proposed properties for which CNL Income Properties enters into initial commitments to acquire, as well as property acquisitions that occur after October 12, 2005, will be reported in a subsequent Supplement.

RECENT DEVELOPMENTS

On October 3, 2005, we entered into a venture formation and contribution agreement (the “Wolf VFA Agreement”) with Great Bear Lodge of Wisconsin Dells, LLC (“Wolf Dells”), Great Bear Lodge of Sandusky, LLC (“Wolf Sandusky”) and Great Wolf Resorts, Inc., the parent company of Wolf Dells and Wolf Sandusky (collectively, “Great Wolf”). Pursuant to the Wolf VFA Agreement, we agreed to enter into a joint venture with Great Wolf for the purposes of jointly owning, operating, marketing and leasing the waterpark resort and hotel properties known as “Great Wolf Lodge-Wisconsin Dells” in the Wisconsin Dells Wisconsin (the “Wolf Dells Property”) and “Great Wolf Lodge-Sandusky” in Sandusky, Ohio (the “Wolf Sandusky Property”). Pursuant to the Wolf VFA Agreement, on October 7, 2005, Wolf Dells and Wolf Sandusky formed a partnership (the “Wolf Partnership”) and contributed the Wolf Dells Property and Wolf Sandusky Property, valued at an approximate $114.5 million in the aggregate, to the Wolf Partnership in exchange for partnership interests.

On October 11, 2005, also pursuant to the Wolf VFA Agreement, we acquired approximately 61.1% of the partnership interests in the Wolf Partnership in exchange for a contribution of approximately $70.0 million in cash. Great Wolf may receive additional funds up to $3.0 million per waterpark resort if those properties achieve certain financial performance goals during 2007 and 2008. In accordance with the terms of the Wolf Partnership’s partnership agreement (the “Wolf Partnership Agreement”), we have agreed to contribute additional capital to, or acquire additional partnership interests in, the partnership in an amount sufficient to increase our ownership to 70% on or before four months from the October 11, 2005 closing. Once our ownership equals 70%, we will receive a preferred return up to a certain threshold, after which Great Wolf will receive its preferred return up to a certain threshold, and then returns are shared pro rata by the partners. The Wolf Partnership expects to obtain mortgage financing on the two waterpark resorts prior to the end of the year. The financing is not expected to exceed 55% of the combined loan to value ratio for the two properties. There can be no assurance that the Wolf Partnership will be able to obtain financing on the waterpark resorts or, if obtained, that the terms of such financing will be favorable to us or the Wolf Partnership.

The Wolf Dells Property is a full-service family resort destination that features 309 guest suites, 77 condominium units with 128 rooms, a 64,000 square foot indoor entertainment area with one of the nation’s largest indoor waterparks, an additional 35,000 square foot indoor waterpark expansion which is currently under development, five restaurants, 5,400 square feet of meeting space, an Aveda concept spa and salon, an arcade and a gift shop. The Wolf Dells Property is located one hour from Madison, Wisconsin and two hours from Milwaukee, Wisconsin. The Wolf Sandusky Property features 271 guest suites, a 42,000 square foot indoor entertainment area with a grand-scale waterpark, two 150-seat restaurants, 6,000 square feet of meeting space, a fitness center, an arcade and a gift shop. It is located on Lake Erie, one hour from Cleveland, Ohio and two hours from Detroit, Michigan.

On October 12, 2005, the DMC Partnership, as herein later defined, entered into a memorandum of understanding and a development agreement to develop an approximate 500,000 square foot expansion, which includes a 160,000 square foot lighting center expansion and additional parking at the Trade Mart (the “Trade Mart Expansion”) at the Dallas Market Center (“DMC Property”). Pursuant to the memorandum, we funded approximately $3.5 million and our partner, DMC, funded approximately $0.5 million in initial development costs for the Trade Mart Expansion. The total estimated construction costs are expected to be approximately $21.3 million. Our share of the total contribution to the DMC Partnership for the Trade Mart Expansion is estimated to be approximately $17 million of the total and will be made in accordance with the current partnership structure. This project is expected to retain and strengthen the DMC Property’s leading position in the lighting arena, and demonstrates the DMC Partnership’s commitment to improving the DMC Property and preserving its status as a world market center.

On September 29, 2005, we made a $3 million loan to a subsidiary of Consolidated Conversions, LLC, which was used to purchase the 295-room Holiday Inn Main Gate West for conversion to a condominium hotel. The property is located in Kissimmee, Florida, which is west of Walt Disney World. Our loan earns interest at a rate of 15% per year and requires interest payments of 8.5% per month with the remaining 6.5% becoming due and payable upon the loan’s maturity or earlier upon the sale of the condominium hotel units. The term of the loan is 18 months and may be extended by the borrower for up to three additional six-month periods. The loan is collateralized by a first mortgage on ten vacant acres of land adjacent to the hotel and a second priority mortgage on the remainder of the property which includes the hotel.

Effective as of February 14, 2005, our partnership interest purchase agreement (the “Agreement”) with DMC, a Dallas company affiliated with Crow Holdings, was amended and restated. Pursuant to the terms of the amended and restated Agreement, the parties formed a Delaware limited partnership, CNL Dallas Market Center, L.P. (the “DMC Partnership”), and acquired the DMC Property from DMC in two tranches. On May 25, 2005, the second tranche of the acquisition was completed in accordance with the amended and restated Agreement which set forth the terms for the purchase and sale of the International Floral and Gift Center (the “IFGC”). We contributed approximately $11.2 million, excluding transaction costs, to the DMC Partnership in connection with the acquisition. The IFGC is leased to IFDC Operating, L.P., a wholly-owned subsidiary of the existing management company, Market Center Management Company, Ltd. (“MCMC”), under a long-term master lease agreement. MCMC or related predecessor entities have managed the IFGC since its inception.

On May 25, 2005, upon closing the second tranche of the acquisition of the DMC Property, the DMC Partnership became obligated for approximately $17.0 million in existing debt on the IFGC. The IFGC loan bears interest at fixed rate of 5.45% and requires aggregate monthly principal and interest payments of $110,663. The loan is amortized over 22 years, matures in September 2012 and allows prepayment after August 2006 under certain terms and conditions.

On May 20, 2005, we closed on a $5.0 million revolving line of credit with Branch Banking and Trust. The line will primarily be used to fund working capital needs, distributions to stockholders and bridge financing on real estate investments.

On May 20, 2005, the $45.0 million bridge loan from Intrawest Resort Finance, Inc. was refinanced with loans from Sun Life Assurance Company of Canada made to the subsidiaries of our unconsolidated partnership with Intrawest Corporation in the aggregate principal amount of $46.0 million.

THE OFFERING

As of June 23, 2004, we had received aggregate subscription proceeds of approximately $3.44 million, which exceeded the minimum offering amount of $2.5 million, and approximately $3.38 million of the funds were released from escrow. As of September 30, 2005, we had received total subscription proceeds of approximately $ 247.1 million (24,771,150 shares) from 8,275 investors in connection with this offering.

SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

HOW TO SUBSCRIBE

The second paragraph on page ii of the prospectus is updated and replaced by the following:

An investor who meets the suitability standards described above may subscribe for shares by completing and executing the subscription agreement and delivering it to a participating broker-dealer, together with a check for the full purchase price of the shares for which they have subscribed, payable to “Wachovia Bank.” Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares for which they have subscribed payable directly to the participating broker-dealer. Care should be taken to ensure that the subscription agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from participating broker-dealers. Any subscription may be rejected by us in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

In addition, all references to “South Trust Bank” throughout the prospectus are replaced with “Wachovia Bank.”

CNL INCOME PROPERTIES, INC.

OUR MANAGEMENT

The following paragraph should be read in conjunction with the section entitled “CNL Income Properties, Inc. — Our Management,” beginning on page 5 of the prospectus:

As of May 3, 2005, CNL Investment Company (“CIC”), a Florida corporation, was merged with and into CNL Capital Markets, Inc. (“CCMI”), a Florida corporation. CIC’s directors approved the merger by unanimous written consent on April 30, 2005. All references to “CNL Investment Company” throughout the prospectus are replaced with “CNL Capital Markets, Inc.”

The following paragraph updates and replaces the first full paragraph on page 8 of the prospectus:

OUR AFFILIATES

The “Prior Performance Information” section of this prospectus contains a narrative discussion of the other real estate programs sponsored by our affiliates and our advisor’s affiliates in the past, including 18 public limited partnerships and three unlisted public REITs. During the twenty-year period ended on December 31, 2004, these entities, which invest in properties that are leased primarily on a “triple-net” lease basis or leased to taxable REIT subsidiaries, but do not invest in the types of properties in which we initially intend to invest, had purchased (or purchased interests in), directly or indirectly, approximately 2,100 fast-food, family-style, and casual-dining restaurant properties, 136 hotel properties and 222 retirement facilities and other health-care related properties, including in each case properties which were sold during such period. Based on an analysis of the operating results of such prior public programs in which Mr. Seneff, our Chairman, and Mr. Bourne, our Vice Chairman and Treasurer, have served, individually or with others, as general partners or officers and directors, Messrs. Seneff and Bourne believe that each of such prior public programs has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to certain of the public limited partnerships and the unlisted public REITs are contained in Appendix B — Prior Performance Tables.

RISK FACTORS

The following paragraph updates and replaces the third paragraph on page 16 of the prospectus:

This is an unspecified property offering.

You cannot evaluate the types or specific properties that we will acquire or the loans or other permitted investments that we may make in the future. Our board has absolute discretion in implementing the investment policies set forth in our articles of incorporation. See the section of this prospectus entitled “Investment Objectives and Policies” for additional discussion regarding our investment policies. We have established certain models and/or criteria for evaluating the properties, loans and other permitted investments and the tenants and operators of the properties. Because we have not yet identified real estate assets that we may acquire or loans we may make in the future, we are not able to provide you with information that you may want to evaluate before deciding to invest in our shares. Our investment policies are very broad and permit us to invest in many types of real estate including developed and undeveloped properties, regardless of geographic location or property type. As of October 12, 2005, we have invested in retail and commercial properties at seven resort villages, one merchandise mart property and two waterpark resorts, have made one loan and have not entered into any arrangements that create a reasonable probability that we will make any other permitted investments.

The following paragraph updates and replaces the fifth paragraph on page 16 of the prospectus:

We may not be diversified which will make us more susceptible to regional or seasonal downturns. There is no limit on the number of properties in a particular property sector that we may acquire, or loans or other permitted investments that we may make, and we are not obligated to invest in more than one industry sector. There may be times during which we are not diversified in terms of location, asset classes, tenants and operators. Because of this, we will be more susceptible to certain downturns. Our board of directors, however, including a majority of the independent directors, will review our properties and potential investments in terms of geographic, property class, tenant and operator diversification.

The following paragraphs should be added under the heading “Risk Factors – Real Estate and Other Investment Risks” beginning on page 19 of the prospectus:

Your investment may be subject to additional risks if we make international investments. We have purchased properties in Canada and we may purchase properties located in the Caribbean and Europe and other foreign venues. Such investments could be affected by factors peculiar to the laws and business practices of those countries. These laws or business practices may expose us to risks that are different from, and in addition to, those commonly found in the United States. Foreign investments could be subject to the following risks:

•	the imposition of unique tax structures, changes in real estate, differences in taxation policies and rates and other operating expenses in particular countries;

•	non-recognition of particular structures intended to limit certain tax and legal liabilities;

•	changing governmental rules and policies, including changes in land use and zoning laws;

•	enactment of laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	our limited experience and expertise in foreign countries relative to our experience and expertise in the United States;

•	variations in currency exchange rates;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	general political and economic instability; and

•	more stringent environmental laws or changes in such laws.

All of these individual risks increase the risk that we will not continue to qualify as a REIT.

Our taxable REIT subsidiaries are subject to increased operating expenses and taxation. We may employ a TRS lease structure in connection with certain properties. Under this structure, we generally would lease the property to a TRS owned in whole or in part by our REIT, or to an entity affiliated with our TRS, and the TRS or affiliated entity would contract with an eligible independent contractor to operate the property. Under this arrangement, our TRS are subject to additional operational risks with respect to the leased property, including changes in property revenues, changes to our TRSs’ ability to pay the rent due under the leases, and increased operating expenses, including, but not limited to, the following:

•	more stringent environment laws or changes in such laws.

•	wage and benefit costs;

•	repair and maintenance expenses;

•	energy costs;

•	property taxes;

•	insurance costs; and

•	other operating expenses.

Any increases in these operating expenses could have a significant adverse impact on our earnings, cash flows and financial position.

Our TRSs are “C” corporations and are subject to federal and state taxation as such. In addition, a TRS lease structure subjects us to tax penalties to the extent that leases to our TRSs are inconsistent with arms-length standards, which penalties would adversely impact our profitability and cash flows.

The following paragraphs should be added under the heading “Risk Factors – Real Estate and Other Investment Risks – There are risks associated with lending” beginning on page 22 of the prospectus:

Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans. We may, in some instances, acquire real estate assets by using either existing financing or borrowing new monies. Our articles of incorporation generally limit the total amount we may borrow to 300.0% of our net assets. In addition, we may obtain loans secured by some or all of our properties or other assets to fund additional acquisitions or operations, including to satisfy the requirement that we distribute at least 90.0% of our annual “REIT taxable income” to our stockholders, or as is otherwise necessary or advisable to qualify as a REIT for federal income tax purposes. Payments required on any amounts we borrow will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with the borrowed amounts.

Defaults on loans secured by a property we own may result in foreclosure actions initiated by lenders and our loss of the property or properties securing the loan that is in default. For tax purposes, a foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the property. If the outstanding balance of the debt exceeds our tax basis in the property, we would recognize taxable income on the foreclosure, all or a portion of such taxable income may be subject to tax, and/or required to be distributed to our stockholders in order for us to qualify as a REIT. We would not receive any cash proceeds, pay such tax or make such distributions. We also may fully or partially guarantee any monies that subsidiaries borrow to purchase or operate real estate assets. In these cases, we will be responsible to the lender for repaying the loans if the subsidiary is unable to do so. If any mortgages contain cross collateralization or cross default provisions, more than one property may be affected by a default. If any of our properties are foreclosed upon due to a default, our financial condition, results of operations and ability to pay distributions to you will be adversely affected.

The following paragraph updates and replaces the fourth paragraph on page 28 of the prospectus:

We may borrow money to make distributions and distributions may not come from funds from operations. We have borrowed and may continue to borrow money as necessary or advisable to make distributions. Our distributions have exceeded our funds from operations in the past and may do so in the future. In the event that we make distributions in excess of our earnings and profits, such distributions could constitute a return of capital for federal income tax and accounting purposes. Furthermore, in the event that we are unable to fund future distributions from our funds from operations, the value of your shares upon the possible listing of our stock, the sale of our assets or any other liquidity event may be negatively impacted.

The following three paragraphs update and replace the fifth, sixth and seventh paragraphs on page 28 of the prospectus:

We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. We believe that we have been organized and have operated, and intend to continue to be organized and to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT for federal income tax purposes, commencing with our taxable year ended December 31, 2004. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we will qualify as a REIT. Based upon representations made by our officers with respect to certain factual matters, and upon counsel’s assumption that we have operated and will continue to operate in the manner described in the representations and in the prospectus, our tax counsel, Greenberg Traurig, LLP, will render an opinion that we were organized and has operated in conformity with the requirements for qualification as a REIT and that our proposed method of operation will enable us to continue to meet the requirements for qualification as a REIT. Our continued qualification as a REIT will depend on our continuing ability to meet highly technical and complex requirements concerning, among other things, the ownership of our outstanding shares of beneficial interest, the nature of our assets, the sources of our income, the amount of our distributions to our stockholders and the filing of TRS elections. No assurance can be provided that we qualify or will continue to qualify as a REIT or that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to our qualification as a REIT. For a discussion of the basis on which our tax counsel’s opinion was issued and the assumptions which underlie such opinion, see the section of this prospectus entitled “Federal Income Tax Considerations — Taxation of CNL Income Properties — Opinion of Counsel.”

You should be aware that opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our continued qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading “Federal Income Tax Considerations — Taxation of CNL Income Properties — Requirements for Qualification as a REIT.”

If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we also could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we fail to qualify as a REIT, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved. For additional discussion regarding REIT qualification and the consequences if we fail to qualify as a REIT, see the section of this prospectus entitled “Federal Income Tax Considerations.”

The following three paragraphs update and replace the second full paragraph on page 30 of the prospectus:

Despite our REIT status, we remain subject to various taxes which would reduce operating cash flow if and to the extent these liabilities are incurred. Even if we qualify as a REIT, we are subject to some federal, state and local taxes on our income and property that could reduce operating cash flow, including but not limited to, (i) tax on any undistributed real estate investment trust taxable income, (ii) “alternative minimum tax” on our items of tax preference, (iii) certain state income taxes because not all states treat REITs the same as they are treated for federal income tax purposes, (iv) a tax equal to 100% of net gain from “prohibited transactions,” (v) tax on gains from the sale of certain “foreclosure property,” (vi) tax on gains of sale of certain “built-in gain” properties” and (vi) certain taxes and penalties if we fail to comply with one or more REIT qualification requirements, but nevertheless qualify to maintain our status as a REIT. See the discussion in the section of this prospectus entitled “Federal Income Tax Considerations — Taxation of CNL Income Properties.”

We may be required to pay a penalty tax upon the sale of a property. The federal income tax provisions applicable to REITs provide that any gain realized by a REIT on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business is treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Under current law, unless a sale of real property qualifies for a safe harbor, the question of whether the sale of a property constitutes the sale of property held primarily for sale to customers is generally a question of the facts and circumstances regarding a particular transaction. We intend that we and our subsidiaries will hold the interests in our properties for investment with a view to long-term appreciation, to engage in the business of acquiring and owning properties, and to make occasional sales as are consistent with our investment objectives. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the safe harbors or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

Recent changes in taxation of corporate dividends may adversely affect the value of our common stock. The Jobs and Growth Tax Relief Reconciliation Act of 2003, which was enacted into law on May 28, 2003, among other things, generally reduces to 15% the maximum marginal rate of tax payable by domestic non-corporate taxpayers on dividends received from a regular C corporation. This reduced tax rate, however, will not apply to dividends paid to domestic non-corporate taxpayers by a REIT on its stock, except for certain limited amounts. Although the earnings of a REIT that are distributed to its stockholders still generally could be subject to less federal income taxation than earnings of a non-REIT C corporation that are distributed to its stockholders net of corporate-level income tax, this legislation could cause domestic non-corporate investors to view the stock of regular C corporations as more attractive relative to the stock of a REIT than was the case prior to the enactment of the legislation, because the dividends from regular C corporations will generally be taxed at a lower rate while dividends from REITs will generally be taxed at the same rate as the individual’s other ordinary income. We cannot predict what effect, if any, the enactment of this legislation may have on the value of the stock of REITs in general or on our common stock in particular.

ESTIMATED USE OF PROCEEDS

The following paragraph updates and replaces the first paragraph on page 32 of the prospectus:

The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by CNL Income Properties, assuming that: (i) the minimum offering of 250,000 shares is sold; (ii) only 100 million shares are sold; and (iii) a maximum offering of 200 million shares are sold. As of September 30, 2005, 24,771,150 shares had been sold in the Offering, including 375,225 shares issued through the reinvestment plan. The table below assumes that no shares will be issued through the reinvestment plan if 250,000 shares are sold, 1.1 million shares will be issued through the reinvestment plan if 100 million shares are sold and 1.65 million shares will be issued through the reinvestment plan if 200 million shares are sold. All shares issued through the reinvestment plan for this offering will be at a purchase price of $9.50 per share.

The table and accompanying footnotes on the following page update and replace the table and accompanying footnotes beginning on page 33 of the prospectus. The table and footnotes are being updated in order to clarify the description of estimated Acquisition Fees contained therein and to modify the maximum amount of due diligence expense reimbursements payable to our managing dealer and to participating broker-dealers from 0.01% to 0.10% of offering proceeds.

As a result of this change in the amount of maximum due diligence expense reimbursements, the number “$ 0.2 million” should be updated and replaced with the number “$2.0 million” in the following sections of the prospectus: (i) in the section entitled “CNL Income Properties—Compensation to be Paid to our Advisor and Affiliates” on page 9, in the second column of the chart with respect to due diligence expense reimbursements, (ii) in the section entitled “Management Compensation” on page 36, in the third column of the chart with respect to due diligence expense reimbursements, and (iii) in the section entitled “Certain Relationships and Related Transactions” on page 114, in the third column of the chart with respect to due diligence expense reimbursements.

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	Minimum Offering 250,000 Shares		Assuming Sale of 100,000,000 Shares		Maximum Offering 200,000,000 Shares
	Amount	Percent	Amount	Percent	Amount	Percent
OFFERING PROCEEDS TO CNL INCOME PROPERTIES (1)	$2,500,000	100.0%	$989,700,000	100.0%	$1,979,675,000	100.0%
Less:
Selling Commissions to CNL Securities Corp. (1)	162,500	6.50%	57,947,500	5.86%	116,252,500	5.87%
Marketing Support Fee to CNL Securities Corp. (1)	62,500	2.50%	22,287,500	2.25%	44,712,500	2.26%
Due Diligence Reimbursement to CNL Securities Corp. (1)	2,500	0.10%	1,000,000	0.10%	2,000,000	0.10%
Organizational and Offering Expenses (2)	97,500	3.90%	21,250,000	2.15%	26,650,000	1.35%

NET PROCEEDS TO CNL INCOME PROPERTIES	2,175,000	87.00%	887,215,000	89.64%	1,790,060,000	90.42%
Less:
Acquisition Fees to the Advisor (3)	75,000	3.00%	29,008,500	2.93%	58,025,250	2.93%
Acquisition Expenses (4)	6,250	0.25%	2,470,000	0.25%	4,950,000	0.25%
Initial Working Capital Reserve (5)	—	—	—	—	—	—

CASH AVAILABLE FOR PURCHASE OF PROPERTIES AND THE MAKING OR ACQUIRING OF LOANS AND OTHER PERMITTED INVESTMENTS BY CNL INCOME PROPERTIES (6)	$2,093,750	83.75%	$855,736,500	86.46%	$1,727,084,750	87.24%

FOOTNOTES:

(1)	For the minimum offering, offering proceeds are calculated as if all shares are sold at $10.00 per share and do not take into account any reduction in selling commissions, the marketing support fee and/or the acquisition fee. As stated above, assuming 100 million shares are sold, approximately 89% of the shares sold will not be sold subject to a discount, approximately 1.0% of the shares will be issued through the reinvestment plan at a purchase price of $9.50 per share, approximately 5.0% of the shares sold will be sold at a price “net” of selling commissions and the marketing support fee and approximately 5% of the shares will be sold at a price “net” of selling commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) selling commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 2.5% of aggregate Gross Proceeds and an Acquisition Fee equal to 3.0% are applied to approximately 89% of the shares sold; (ii) approximately 1.0% of the shares are sold pursuant to the reinvestment plan at a purchase price of $9.50 per share; (iii) no selling commissions, no marketing support fee and an Acquisition Fee equal to 3.0% of Gross Proceeds are applied to approximately 5.0% of the shares sold; and (iv) no selling commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds are applied to approximately 5.0% of the shares sold. Assuming 200 million shares are sold, approximately 89% of the shares sold will not be sold subject to a discount, approximately 1.0% of the shares will be issued through the reinvestment plan at a purchase price of $9.50 per share, approximately 5.0% of the shares sold will be sold at a price “net” of selling commissions and the marketing support fee and approximately 5.0% of the shares will be sold at a price “net” of selling commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) selling commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 2.5% of aggregate Gross Proceeds and an Acquisition Fee equal to 3.0% are applied to approximately 89% of the shares sold; (ii) approximately 1.0% of the shares are sold pursuant to the reinvestment plan at a purchase price of $9.50 per share; (iii) no selling commissions, no marketing support fee and an Acquisition Fee equal to 3.0% of Gross Proceeds are applied to approximately 5.0% of the shares sold; and (iv) no selling commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds are applied to approximately 5.0% of the shares sold. See “The Offering — Plan of Distribution” for a description of the circumstances under which selling commissions and the marketing support fee may not be charged in connection with certain purchases, including, but not limited to purchases by registered representatives or principals of the managing dealer or Participating Brokers, directors, officers and employees of CNL Income Properties and of CNL Income Properties’ Affiliates and those persons’ Affiliates and via registered investment advisers. A portion of the selling commissions will be reduced in connection with volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. Selling commissions and the marketing support fee will not be paid in connection with the purchase of shares pursuant to the reinvestment plan.

(2)	Organizational and Offering Expenses include, without limitation, legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the organization of CNL Income Properties and the offering of the shares, including marketing and sales costs, but exclude selling commissions, the marketing support fee and due diligence expense reimbursements. Pursuant to state securities laws, the Organizational and Offering Expenses paid by CNL Income Properties together with the 6.5% selling commissions, the marketing support fee and due diligence expense reimbursements incurred by CNL Income Properties may not exceed 15% of the proceeds raised in connection with this offering. Notwithstanding the additional expenses CNL Income Properties could incur by virtue of this cap, CNL Income Properties estimates that in general, assuming the maximum number of shares is sold, selling commissions will not exceed 6.5%, the marketing support fee will not exceed 2.5%, due diligence expense reimbursements will not exceed 0.10% and Organizational and Offering expenses will not exceed 1.35%. The difference between the “15% limitation” and these estimates represents additional costs that CNL Income Properties may incur under state securities laws, but does not anticipate incurring. In accordance with CNL Income Properties’ articles of incorporation, the total amount of selling commissions, marketing support fees, due diligence expense reimbursements, and Organizational and Offering Expenses to be paid may not exceed 13% of the aggregate offering proceeds. Therefore, the calculation of the Organization and Offering Expenses for the minimum offering assumes the maximum amount that could be paid within the 13% limitation.

(3)	Acquisition Fees include all fees and commissions paid by CNL Income Properties to any person or entity in connection with the selection or acquisition of any Property or the making or acquisition of any loan or other Permitted Investment, including to Affiliates or non-Affiliates. Acquisition Fees do not include Acquisition Expenses. See “The Offering – Plan of Distribution” for a description of the circumstances under which Acquisition Fees will be reduced and an applicable discount will be available to purchasers. In connection with making investments, if CNL Income Properties assumes or takes an investment subject to existing debt, CNL Income Properties will not be able to pay Acquisition Fees with respect to such debt out of debt proceeds and may need to use Net Offering Proceeds (defined in Note 5 below) to pay such Acquisition Fees. In that event, the cash available to make investments will decrease. For example, assuming CNL Income Properties raises the maximum offering amount of $1,979,675,000, uses all of the $1,727,084,750 available to make investments, and such investments are subject to 25% assumed debt, then the estimated Acquisition Fees payable from offering proceeds will increase by approximately $12,953,136, or 0.65%. Assuming CNL Income Properties raises the midpoint offering amount of $989,700,000, uses all of the $855,736,500 available to make investments, and such investments are subject to 25% assumed debt, then the estimated Acquisition Fees payable from offering proceeds will increase by approximately $6,418,024 or 0.65%.

(4)	Represents Acquisition Expenses that are neither reimbursed to CNL Income Properties nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by CNL Income Properties, the advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making or acquisition of any loan or other Permitted Investment, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. Pursuant to state securities laws, the total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6.0% of the Real Estate Asset Value of a Property, or in the case of a loan, 6.0% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to CNL Income Properties.

(5)	Because leases generally will be on a triple-net lease basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that CNL Income Properties has insufficient funds for such purposes, the advisor may, but is not required to, contribute to CNL Income Properties an aggregate amount of up to 1.0% of the net offering proceeds (the “Net Offering Proceeds”) available to CNL Income Properties for maintenance and repairs. As used herein, “Net Offering Proceeds” means Gross Proceeds less (i) selling commissions; (ii) Organizational and Offering Expenses; (iii) the marketing support fee and (iv) due diligence expense reimbursements. The advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of CNL Income Properties’ assets.

(6)	Offering proceeds designated for investment in Properties or for the making or acquisition of loans or other Permitted Investments may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in Properties or for the making or acquisition of loans or other Permitted Investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. CNL Income Properties may, at our discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of shares. See “Redemption of Shares.”

MANAGEMENT COMPENSATION

For information concerning compensation paid to the Advisor and its Affiliates, see “Certain Relationships and Related Transactions.”

SUMMARY OF REINVESTMENT PLAN

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

The following paragraph updates and replaces the last paragraph on page 48 of the prospectus:

Subject to the provisions of the articles of incorporation relating to certain restrictions on and the effective dates of transfer, shares acquired pursuant to the reinvestment plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. In the event the proceeds from the sale of shares are used to acquire Properties or to invest in loans or other Permitted Investments, CNL Income Properties will pay Acquisition Fees of 3.0% of the purchase price of the shares sold pursuant to the reinvestment plan. CNL Income Properties may also pay approximately 2.15%, 0.10% and 0.25% to Affiliates as reimbursement for Organizational and Offering Expenses, due diligence expenses and Acquisition Expenses, respectively. As a result, aggregate fees and expenses payable to Affiliates of CNL Income Properties will total approximately 5.50% of the proceeds of reinvested distributions.

BUSINESS

The following information should be added as a new section following the section entitled “Business – Initial Investment Focus” beginning on page 58 of the prospectus:

OTHER ATTRACTIONS

Industry Overview. According to a January 2005 U.S. Realty Consultants, Inc. (“USRC”) study, the indoor waterpark resort has established itself as a viable segment of the travel industry and expanded well beyond its Wisconsin base. During the period 1983 to 2004, 60 indoor waterpark resorts opened or expanded their properties in the United States and Canada totaling approximately 2,058,000 square feet and offering over 15,000 hotel rooms. The size of indoor waterparks has grown significantly since their inception in the early 1980’s, while the average number of hotel rooms attached to these waterparks has also increased substantially over the years.

In 1994 there were six indoor waterpark resorts operating in the U.S. and Canada with a total of 1,388 guestrooms and 310,800 square feet of indoor waterpark space. This equaled approximately one guestroom per every 224 square feet of indoor waterpark space offered. By 2004, 60 indoor waterpark resorts were operating with a total of 15,023 guestrooms and 2,058,400 square feet of indoor waterpark space. This represented approximately one guestroom per every 137 square feet of indoor waterpark space. The increase in the number of guestrooms constructed has kept pace with increases in demand for indoor waterparks, which has also grown steadily.

There are 98 indoor waterpark resorts known to be in the planning or development stages in a variety of locations throughout the United States and Canada. These properties average 43,689 square feet of indoor waterpark space. These include expansions of existing hotels and development of new resorts. If all of these facilities are constructed, this would result in over 4,280,000 square feet of new indoor waterpark space. The largest developer of new projects is Great Wolf Resorts. Although the majority of the indoor waterpark resorts planned are located in northern states, the first Texas indoor waterpark is under development in Galveston. Schlitterbahn Waterparks is developing the world’s first “convertible” waterpark on 25 acres that will include an approximately 50,000 square foot indoor section with a retractable roof. The approximately 200 room resort is tentatively slated to open in 2006. Schlitterbahn operates two existing outdoor waterpark resorts in Texas.

Indoor waterpark resorts have grown in size as well as popularity since their inception in the 1980’s. The average size of the indoor waterpark component has swelled to accommodate more amenities (such as wave pools, additional activity pools, “toddler friendly” play areas, dry activity components, and more intricate tubes and slides). For example, the Great Wolf Resorts have increased the size of their indoor waterparks’ design as demand for more intricate waterplay features has increased as a result of the concept’s popularity. The Wolf Sandusky Property (which opened in 2001) was constructed with a 34,000 square foot indoor waterpark area. The Wolf Dells Property, which opened in 1997, was constructed with a 38,000 square foot indoor waterpark and has a 35,000 square foot addition under construction.

As of 2004, there were 60 indoor waterpark resorts in North America. Of those 60, 49 were indoor waterpark resorts located in the United States with nearly half located in Wisconsin. Of the 24 total Wisconsin indoor waterpark resorts, 15 are located in the Wisconsin Dells area, where the Wolf Dells Property is located. In addition, there are 11 indoor waterpark resorts in Canada, although, many other hotels in Canada offer smaller indoor water features with less than 10,000 square feet.

Competition. Waterpark resorts compete with other forms of family vacation travel, including theme parks, waterparks, amusement parks and other recreational activities, including other resorts located near these types of attractions. This business is also subject to factors that affect the recreation and leisure and resort industries generally, such as general economic conditions and changes in consumer spending habits. We believe that the principal competitive factors of a family entertainment resort include location, room rates, name recognition, reputation, the uniqueness and perceived quality of the attractions and amenities, the atmosphere and cleanliness of the attractions and amenities, the quality of the lodging accommodations, the quality of the food and beverage service, convenience, service levels and reservation systems.

A 2005 USRC survey identified 24 properties in the United States and Canada meeting their definition of an indoor waterpark destination resort that were open and 14 additional destination resorts expected to open in 2005. Two additional waterparks have been identified as under construction and are expected to open in 2006. Based on the USRC survey, Great Wolf’s eight resorts that are expected to be open at the end of 2005 will comprise approximately 21% of the supply of existing destination waterpark resorts in this market segment.

In the Sandusky, Ohio market, there are few other family entertainment resorts featuring indoor waterparks. In May 2005, the Kalahari Sandusky Resort opened, adding another 308 rooms and an 80,000 square foot indoor waterpark to the market. The opening of the resort, combined with introductory room rate pricing, negatively impacted the performance of Great Wolf during the summer season. In the Wisconsin Dells, Wisconsin, where indoor waterparks were first introduced, there are approximately 16 other resorts and hotels with some type of indoor water-related activity or amenity. As a result, our waterpark resorts face significant competition from both lower priced unthemed waterparks and larger, more expensive waterparks with thrill rides and other attractions in the Wisconsin Dells market. While the Wisconsin Dells market has a significant number of resorts with indoor waterparks, we believe the competitive landscape in that small, regional market is not representative of the competition we may face if we further expand our portfolio of waterpark resorts. The vast majority of indoor waterpark resorts in Wisconsin Dells are family-owned or privately operated businesses that have yet to develop additional resorts outside of that market.

Competition within the waterpark resort market will increase in the foreseeable future. We believe that a number of other resort operators are developing or considering the development of family entertainment resorts with indoor waterparks, which will compete with the waterpark resorts in which we own interests. One such resort is being constructed by a competitor in Sandusky.

PROPERTY ACQUISITIONS

The following information updates the information under the heading “Business – Property Acquisitions – Merchandise Marts,” beginning on page 67 of the prospectus.

Mechandise Marts. Through a partnership with the Dallas Market Center (“DMC”), a Dallas company affiliated with Crow Holdings (the “DMC Partnership”), we own an 80% interest in the Dallas Market Center. The

Dallas Market Center consists of the Trade Mart, the World Trade Center, the International Floral and Gift Center (the “IFGC”), Market Hall and surface and garage parking areas. The World Trade Center consists of 15 floors encompassing the Fashion Center Dallas, showrooms and retailers offering gifts and home textiles. The Trade Mart has five floors encompassing gifts, housewares and lighting. Market Hall is a consumer and tradeshow exhibition hall. The IFGC houses permanent showrooms for floral products, holiday decorative products and related accessories. The IFGC serves as the headquarters for the American Floral Industry Association and is home to two annual floral shows, the Holiday and Home Expos. DMC estimates that the Dallas Market Center receives more than 200,000 visitors each year from all 50 states and 84 countries. Each year the Dallas Market Center offers hundreds of events and seminars to assist retailers expand their business and profitability.

The DMC Partnership owns the World Trade Center, Dallas Trade Mart, IFGC and Market Hall buildings, as well as leases for the underlying land and related parking facilities on the property (the “DMC Property”).

Under the terms of our partnership agreement with DMC, we receive a preferred return up to a certain threshold with that preference alternating between the partners at various thresholds thereafter. Although we own an 80% interest in the DMC Property and receive a certain return prior to any payments to DMC, DMC has equal voting rights on the management board of the DMC Property and shares control over certain key decisions with us.

The following is a description of the DMC Partnership acquisition.

Property location and description	Description of real estate acquired	Purchase price(1)	Leasable square feet

Dallas Market Center-Texas

Dallas Market Center is the world’s largest wholesale merchandise mart according to Guinness World Records. It showcases home furnishings, gifts, decorative accessories, lighting, floral, apparel and accessories. The market center hosts more than 50 wholesale markets, or tradeshows, each year.

	The facilities and long term ground leases for the underlying land for the World Trade Center, Dallas Trade Mart, the IFGC and Market Hall and related parking facilities	$249 million	4.8 million

FOOTNOTES:

(1)	The amount represents the total purchase price paid by the DMC Partnership for the Dallas Market Center, including the assumption of existing mortgage loans totaling approximately $160 million. Our share of the total consideration contributed to the DMC Partnership was $71.2 million. The remaining $17.8 million represents the value assigned to DMC as its interest in the DMC Partnership. The federal income tax basis of the real estate assets acquired is estimated to be approximately $200 million, representing our 80% ownership interest, which will be depreciated on a straight-line basis over the estimated remaining useful lives of the assets acquired.

Leases. The DMC Partnership leased the DMC Property to Dallas Market Center Operating, L.P. and IFDC Operating L.P., both subsidiaries of the existing management company, the Market Center Management Company, Ltd. (“MCMC”). MCMC is an affiliate of Crow Holdings. MCMC or related predecessor entities have managed the DMC Property since its inception in 1957. The lease is a five-year triple-net lease with five five-year renewals. Renewals are automatic, unless the parties mutually agree in writing not to renew the lease at least seven months in advance of expiration of the applicable lease period. The lease calls for payment of the greater of minimum annual rent of approximately $ 23.7 million or percentage rent. Pursuant to the lease, percentage rent is equal to certain applicable percentages of various revenue thresholds achieved by MCMC at the DMC Property. We believe that the DMC Property is adequately insured. Management believes that there is no immediate need for repairs on the DMC Property. DMC has invested approximately $ 50 million in improvements at the DMC Property over the last six years. Management will continue to evaluate opportunities with MCMC that could result in capital improvements as well as increased minimum annual rent at the DMC Property.

The following table contains information regarding the historical occupancy rates for the DMC Property.

Location	Fiscal year	Average occupancy rate
Dallas Market Center - Texas	2004	93.82%
Dallas Market Center, Market Hall and Trade Mart	2003	87.47%
	2002	89.72%
	2001	92.19%
	2000	90.61%

International Floral & Gift Center	2004	98.78%
	2003	100.00%
	2002	98.92%
	2001	99.38%
	2000	100.00%

Dallas Market Center/Crow Holdings. The indirect owner of the Dallas Market Center, Crow Holdings, is the diversified group of investment companies that owns and directs the investments of the Trammell Crow family and its investment partners. Crow Holdings has significant investments including substantial stakes in privately held operating businesses around the world and in diversified financial assets. The Crow Family is one of the largest local developers in the history of Dallas, Texas, having developed with its partners more than 5 million square feet of commercial projects within the downtown Dallas district and more than 30 million square feet within the City of Dallas. Crow Holdings’ investments in the Dallas real estate market include the Dallas Market Center, the Wyndham Anatole Hotel, Crow Design District, Medical City Dallas and Trammell Crow Residential.

Prior to forming the DMC Partnership, Crow Holdings, its subsidiaries and affiliates were not related to us, affiliated with us or a partner in our business.

For a discussion of the competitive factors affecting the DMC Property, see the section of this prospectus entitled “Business – Merchandise Marts.”

On October 12, 2005, the DMC Partnership entered into a memorandum of understanding and a development agreement to develop an approximate 500,000 square foot expansion, which includes a 160,000 square foot lighting center expansion and additional parking at the Trade Mart (the “Trade Mart Expansion”) at the DMC Property. Under the memorandum, we funded approximately $3.5 million and our partner, DMC, funded approximately $0.5 million in initial development costs for the Trade Mart Expansion. The total estimated construction costs are expected to be approximately $21.3 million. Our share of the total contribution to the DMC Partnership for the Trade Mart Expansion is estimated to be approximately $17 million of the total and will be made in accordance with the current partnership structure. This project is expected to retain and strengthen the DMC Property’s leading position in the lighting arena, and demonstrates the DMC Partnership’s commitment to improving the DMC Property and preserving its status as a world market center. Our next contribution to the DMC Partnership for the Trade Mart Expansion will be in January 2006 and is estimated to be approximately $5.8 million. Upon completion of the construction, the Trade Mart Expansion is expected to be leased under the existing triple-net lease to Dallas Market Center Operating L.P., a subsidiary of Crow Holdings, Inc., with rent under that lease being increased proportionately.

The following table updates and replaces the table beginning on page 75 of the prospectus:

Location	Year	Number of leases expiring(1)	Total square feet of expiring leases	Annual base rents of expiring leases(2)	Percentage of gross annual base rents represented by such leases
Blue Mountain	2005 2006 2007 2008 2009 2010 2013	1 2 7 5 1 1 3	635 3,594 11,829 3,437 1,072 921 9,753	$29,000 126,000 342,000 120,000 38,000 32,000 314,000	2.5% 10.5% 29.4% 10.3% 3.2% 2.8% 27.0%

Whistler Creekside	2008 2009 2012 2014	7 7 1 3	8,934 8,567 3,375 12,343	$322,000 279,000 155,000 429,000	14.9% 12.9% 7.2% 19.8%

Copper	2005 2006 2007 2008 2009 2013	3 4 4 11 1 3	3,976 8,245 6,477 22,269 2,561 7,208	$108,000 161,000 102,000(3) 534,000 — (3) 75,000	5.7% 8.5% 5.4%(3) 28.3% <1.0%(3) 4.0%

Mammoth	2006 2008 2009 2013 2014	1 20 1 6 3	682 29,046 992 21,793 3,360	$20,000 869,000 30,000 649,000 100,000	1.2% 50.4% 1.7% 37.5% 5.8%

Sandestin	2007 2008 2012 2013	9 5 11 1	9,208 4,612 27,005 3,799	$218,000 115,000 612,000 82,000	16.8% 8.9% 47.2% 6.3%

Snowshoe	2006 2008 2009 2010 2013	2 2 1 1 1	2,033 5,168 1,243 2,600 5,912	$32,000 135,000 — (3) 52,000 — (3)	4.0% 16.9% <1.0%(3) 6.5% <1.0%(3)

Stratton	2004 2006 2007 2008 2013	1 1 3 3 2	964 574 3,430 13,458 7,475	$24,000 14,000 90,000 26,000(3) — (3)	3.6% 2.2% 13.5% 3.9%(3) <1.0%(3)

FOOTNOTES:

(1)	Based upon the initial lease term or renewal options currently exercised. Most of the leases include renewal options that, if exercised, will result in the leases expiring in later years. The termination of the Intrawest interim leases in December 2008 is reflected in the table for that year.

(2)	Approximates the December 2004 monthly base rents annualized, and excludes any additional or percentage rents paid or any increases in the base rent from year to year. The amounts for the Blue Mountain and Whistler Creekside locations are expressed in Canadian Dollars.

(3)	Certain tenants currently pay rent based solely on a percentage of their sales revenue. In those instances, no base rent has been assumed or included in this calculation. Actual rents, which will be based on a percentage of a tenant’s future sales revenue, may vary.

The following information should be added to the end of the section entitled “Business – Property Acquisitions” beginning on page 67 of the prospectus:

Other Attractions. On October 3, 2005, we entered into the Wolf VFA Agreement with Wolf Dells, Wolf Sandusky and Great Wolf Resorts, Inc., the parent company of Wolf Dells and Wolf Sandusky (collectively, “Great

Wolf”). Pursuant to the Wolf VFA Agreement, on October 7, 2005, Wolf Dells and Wolf Sandusky contributed the Wolf Dells Property and the Wolf Sandusky Property, valued at approximately $114.5 million in the aggregate, to the Wolf Partnership, which partnership Great Wolf formed to serve as the joint venture partnership with us. On October 11, 2005, in accordance with the Wolf VFA Agreement, we acquired partnership interests in the Wolf Partnership representing an approximate 61.1% interest in the two waterpark resorts through a cash purchase price of approximately $70.0 million. Great Wolf may receive additional funds up to $3.0 million per waterpark resort if those properties achieve certain financial performance goals during 2007 and 2008. Although we own a majority interest in the partnership, we share voting rights and decision making with our partner. As a result, the Wolf Partnership will be accounted for using the equity method of accounting and will not be consolidated with our financial statements. Pursuant to the terms of the Wolf Partnership Agreement, we are obligated to contribute additional capital to, or acquire additional partnership interests in, the partnership in an amount sufficient to bring our ownership interest up to 70% within four months of the October 11, 2005 closing. Once our ownership equals 70%, we will receive a preferred return up to a certain threshold, after which Wolf will receive its preferred return up to a certain threshold, and then returns are pro rata to the partners.

There is no mortgage debt on the two waterpark resorts. The Wolf Partnership expects to obtain mortgage financing on the waterpark resorts prior to the end of the year. The financing is not expected to exceed 55% of the combined loan to value ratio for the two properties. There can be no assurance that the Wolf Partnership will be able to obtain financing on the waterpark resorts or, if obtained, that the terms of such financing will be favorable to us or the Wolf Partnership.

Also on October 11, 2005, two subsidiaries of the Wolf Partnership, as landlords, entered into separate lease agreements with two affiliated tenant partnerships, as tenants, for the leasing of each of these waterpark resorts. The Wolf Dells Property and the Wolf Sandusky Property will each be operated by an affiliate of Great Wolf Resorts, Inc. pursuant to separate management agreements and separate coterminous license agreements. Under this structure, we lease the properties to affiliated tenant partnerships, and our ownership in such tenant partnerships is held through a taxable REIT subsidiary, or “TRS”. The tenant partnerships owned by the TRS lease the properties from affiliated landlord entities and engage third-party managers to conduct day-to-day operations, as opposed to a structure whereby the affiliated landlord entities lease the properties to third-party tenants in exchange for rental revenue. For properties owned and leased to related tenants, our financial statements will include the operating results of the resorts rather than rent that would be recorded if such properties were leased to unrelated third-party tenants as equity in earnings (losses) of unconsolidated entities. The general terms of the lease agreements are described in the section of the prospectus entitled “Business – Description of Property Leases.”

The following table sets forth the location of each of the properties described above and a summary of the principal terms of the acquisition and lease of each property:

[The remainder of this page intentionally left blank.]

PROPERTY ACQUISITIONS

Property location and description	Purchase price(1)	Date acquired	Lease expiration and renewal options	Minimum annual rent	Percentage rent
Great Wolf Lodge Wisconsin Dells (2) The Wolf Dells Property is a waterpark resort located in the Wisconsin Dells, Wisconsin approximately one hour from Madison, Wisconsin and two hours from Milwaukee, Wisconsin. The property includes 309 guest suites, 77 condominium units with 128 rooms, a 64,000 square foot indoor entertainment area with a waterpark, an additional 35,000 square foot indoor waterpark expansion currently under development, five restaurants, 5,400 square feet of meeting space, a concept spa and salon, an arcade and a gift shop.	$60,000,000	10/11/05	10/2010; five five-year renewal options	The greater of (i) minimum rent ranging from $2,300,000 to $3,500,000, depending on the applicable lease year, or (ii) a percentage of gross revenues of the property ranging from 15% to 36% for the applicable year	See Minimum annual rent

Great Wolf Lodge Sandusky (2) The Wolf Sandusky Property is a waterpark resort located in Sandusky, Ohio on Lake Erie, approximately one hour from Cleveland, Ohio and two hours from Detroit, Michigan. The property includes 271 guest suites, a 42,000 square foot indoor entertainment area with a waterpark, two 150-seat restaurants, 6,000 square feet of meeting space, a fitness center, an arcade and a gift shop.	$54,500,000	10/11/05	10/2010; five five-year renewal options	The greater of (i) $3,250,000 or (ii) a percentage of gross revenues of the property ranging from 20% to 35% for the applicable year	See Minimum annual rent

FOOTNOTES:

(1)	The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the properties is set forth below (the balances are presented at our approximate 61.1% interest):

Property	Estimated federal tax basis
Wolf Dells	$33,600,000
Wolf Sandusky	$27,300,000

(2)	The Wolf Dells Property and the Wolf Sandusky Property are owned through a joint venture, the Wolf Partnership, of which we indirectly own an approximate 61.1% equity interest and Great Wolf owns an approximate 38.9% equity interest. The properties are leased to related tenant partnerships and are operated under long-term management agreements and license agreements by an affiliate of Great Wolf Resorts, Inc. For properties subject to this arrangement, our consolidated financial statements will generally report our share of the net income (loss) of the underlying waterpark resorts rather than our share of the rent that would be recorded if the properties were leased to unrelated third-parties as equity in earnings(loss) of unconsolidated entities.

The following table contains information on the historical occupancy rates, ADR and RevPar for the properties.

Location	Fiscal year		Average occupancy rate		ADR(1)		RevPar(2)
Great Wolf Lodge Wisconsin	2004		62.2%		$188.76		$117.47
	2003		60.6%		199.72		121.06
	2002		66.3%		192.49		127.62
	2001		70.0%		196.36		137.51
	2000		71.2%		194.08		138.19

Great Wolf Lodge Ohio	2004		68.0%		$231.45		$157.50
	2003		70.0%		224.20		156.88
	2002		67.0%		219.16		146.82
	2001	(3)	64.6	%(3)	198.62	(3)	128.31	(3)

FOOTNOTES:

(1)	ADR means the average daily room rate. We define ADR by dividing gross room revenue by the total number of rooms occupied by hotel and resort guests on a paid basis during the applicable period.

(2)	RevPAR is a commonly used measure within the lodging industry to evaluate hotel and resort operations. We define RevPAR as the product of (i) ADR, multiplied by (ii) the average daily occupancy achieved.

(3)	Property opened in March 2001.

Great Wolf Resorts, Inc. Great Wolf Resorts, Inc., headquartered in Madison, Wisconsin, is the nation’s largest owner, operator, and developer of family-oriented, destination resorts featuring indoor waterparks. The company owns, operates and franchises these primarily drive-to resorts under both the Great Wolf Lodge and Blue Harbor Resort brands. Great Wolf has owned and developed hotels since 1995 and has been involved with the indoor waterpark business since acquiring the Great Wolf Lodge in the Wisconsin Dells in 1999.

License and Management Agreements. A subsidiary of Great Wolf will continue to manage the Wolf Dells Property and the Wolf Sandusky Property and will license the Great Wolf Lodge brand to the Wolf Partnership pursuant to 25-year management and license agreements, which are subject to performance termination provisions by the tenant partnerships. These agreements provide for a base management fee of 3% of gross revenues, incentive management fees upon achievement of certain financial performance goals by the properties and a base license fee of 3% of gross revenues.

Development Agreement. Prior to the contribution of the Wolf Dells Property to the Wolf Partnership, Great Wolf commenced construction of an additional 35,000 square foot indoor waterpark attraction at an estimated total cost of $14.8 million. It is intended that the indoor waterpark at the Wolf Dells Property will include a wave pool and other amenities and features. Wolf Dells remains obligated for the construction and completion of the indoor waterpark attraction pursuant to a Development Agreement with the Wolf Partnership. The projected costs were funded in escrow at the October 11, 2005 closing and were included in our approximately $70.0 million contribution. At the Wolf Sandusky Property, we estimate only customary improvements will be required. We believe that both the Wolf Dells Property and the Wolf Sandusky Property are adequately insured.

MORTGAGE LOANS AND OTHER LOANS

The following information should be read in conjunction with the section entitled “Business – Mortgage Loans and Other Loans,” beginning on page 87 of the prospectus.

On September 29, 2005, we made a $3 million loan to a subsidiary of Consolidated Conversions, LLC, which was used to purchase the 295-room Holiday Inn Main Gate West for conversion to a condominium hotel. The property is located in Kissimmee, Florida, which is west of Walt Disney World. Our loan earns interest at a rate of 15% per year and requires interest payments of 8.5% per month with the remaining 6.5% becoming due and payable upon the loan’s maturity or earlier upon the sale of the condominium hotel units. The term of the loan is 18 months and may be extended by the borrower for up to three additional six-month periods. The loan is collateralized by a first mortgage on ten vacant acres of land adjacent to the hotel and a second priority mortgage on the remainder of the property which includes the hotel. Completion of the condominium conversion and related improvements is guaranteed by the principals of Consolidated Conversions, LLC. The loan may be prepaid at anytime, but in no event will we receive less than our 15% return for at least one year.

BORROWING

The following information should be read in conjunction with the section entitled “Business – Borrowing,” beginning on page 89 of the prospectus.

On May 20, 2005, we closed on a $5.0 million revolving line of credit with Branch Banking and Trust. The line will primarily be used for working capital needs, distributions to stockholders and bridge financing on real estate investments. The line of credit is unsecured, bears interest at the 30-day LIBOR plus 2.25% and has a term of two years. We plan to obtain lines of credit, in an amount up to $100 million. The lines of credit may be increased at the discretion of our board of directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. There can be no assurance that additional lines of credit will be obtained.

The acquisition of the Canadian Resort Village Properties on December 3, 2004 was funded, in part, with approximately $22.3 million ($26.6 million Canadian dollars) of permanent debt financing secured by a mortgage on the Canadian Resort Village Properties, which was obtained on December 3, 2004. The loan bears interest at a fixed rate of 5.83%, requires payments of interest-only for the first two years, and thereafter requires monthly payments of principal and interest based upon a 30 year amortization period and a maturity date on the tenth anniversary. The balance due upon maturity assuming no prepayment of principal will be approximately $19.5 million ($23.3 million Canadian dollars).

In connection with our acquisition of the U.S. Resort Village Properties through our unconsolidated partnership with Intrawest Corporation, Intrawest Resort Finance, Inc. provided bridge financing in the principal amount of $45.0 million. On May 20, 2005, the $45.0 million bridge loan was refinanced with loans from Sun Life Assurance Company of Canada made to the subsidiary owners of the properties in the aggregate principal amount of $46.0 million. The loans bear interest at a fixed rate of 5.75%, require the subsidiaries of our unconsolidated partnership with Intrawest Corporation to make monthly principal and interest payments in the aggregate amount of $289,389 (based on a 25-year amortization), mature on May 20, 2015, and may not be prepaid except with payment of a premium. The balance due upon maturity assuming no prepayment of principal will be approximately $35.0 million.

On February 14, 2005, upon closing the first tranche of the acquisition of the Dallas Market Center, the DMC Partnership became obligated for approximately $143 million in existing debt on the DMC Property. The securitized loan bears interest at a blended rate of 6.04% and requires monthly principal and interest payments of $889,145. The balance due upon maturity of the $143 million securitized loan on the DMC Property, assuming no prepayment of principal, will be approximately $113.1 million. Further, on May 25, 2005, upon closing the second tranche of the acquisition, the DMC Partnership became obligated for approximately $17.0 million in existing debt on the IFGC. The IFGC loan bears interest at a fixed rate of 5.45% and requires aggregate monthly principal and interest payments of $110,663. The loan is amortized over 22 years, matures in September 2012 and allows prepayment after August 2006 under certain terms and conditions. The balance due upon maturity assuming no prepayment of principal will be approximately $12.4 million.

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SELECTED FINANCIAL DATA

The following selected financial data for CNL Income Properties should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 94 of the prospectus and the Financial Information commencing on page F-1:

	Six Months Ended June 30,		Year Ended December 31,
	2005 (Unaudited) (1)	2004 (Unaudited) (2)	2004 (2)	2003 (2)
Operating Data:
Net income (loss)	$2,868,941	$(215,471)	$(683,263)	—
Net income (loss) per share	0.21	(0.46)	(0.17)	—
Weighted average number of shares outstanding (basic and diluted)	13,358,566	465,537	4,075,979	20,000
Funds from operations (“FFO”) (4)	5,392,266	(215,471)	(579,129)	—
FFO per share	0.40	(0.46)	(0.14)	—
Cash distributions paid (3)	3,308,566	—	1,172,688	—
Cash distributions paid per share	0.26	—	0.26	—
Cash provided by (used in) operating activities	(591,566)	1,393	754,656	—
Cash used in investing activities	84,784,590	—	41,780,499	—
Cash provided by financing activities	84,068,475	4,780,260	77,734,960	—

	As of June 30,		Year Ended December 31,
	2005 (Unaudited) (1)	2004 (Unaudited) (2)	2004 (2)	2003(2)
Balance Sheet Data:
Investment in unconsolidated entities	$124,536,507	$—	$41,913,212	$—
Cash	35,402,436	4,782,653	36,710,117	1,000
Total assets	171,003,565	8,352,891	85,956,427	1,311,797
Long term debt obligations	1,973,467	—	—	—
Total liabilities	11,259,188	4,307,515	11,004,049	1,111,797
Stockholders’ equity	159,744,377	4,045,376	74,952,378	200,000

Other Data:
Properties owned by unconsolidated entities at end of the quarter/year (5)	8	—	7	—
Properties acquired by unconsolidated entities during the period (5)	1	—	7	—

FOOTNOTES:

(1)	The results of operations for the six months ended June 30, 2005 are not necessarily indicative of future performance or the results for the year ending December 31, 2005.

(2)	Operations commenced on June 23, 2004 when we received minimum offering proceeds of $2.5 million and funds were released from escrow. We completed our first investment in December 2004, and as of December 31, 2004, we owned investments in unconsolidated entities accounted for under the equity method of accounting with carrying values totaling approximately $41.9 million. The results of operations for the year ended December 31, 2004 are not necessarily indicative of future performance due to the limited time during which we were operational, our incurrence of organizational costs, and having not completed our first investment until December 2004. The results from operations for the six months ended June 30, 2004 include only the interest income earned subsequent to becoming operational, organizational costs incurred on our behalf by an Affiliate, and general operating and administrative expenses for the period. Selected financial data for 2003 covers the period August 11, 2003 (date of inception) through December 31, 2003.

(3)	Cash distributions are declared by the board of directors and generally are based on various factors, including expected and actual net cash from operations and our general financial condition, among others. Approximately, 40.0% and 24.0% of the distributions received by stockholders were considered to be ordinary income and approximately 60.0% and 76.0% were considered a return of capital for federal income tax purpose for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively. Distributions to stockholders may be considered a return of capital to the extent the amount of such distributions exceed net income calculated in accordance with generally accepted accounting principles (“GAAP”). Accordingly, for the six months ended June 30, 2005 and the year ended December 31, 2004, approximately 13% and 100% of the distributions, respectively, represented a return of capital if calculated using GAAP net income as the basis. We have not treated such amounts as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

(4)	We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income); (ii) is not necessarily indicative of cash flow available to fund cash needs; and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income as reported in the accompanying consolidated financial statements and notes thereto.

Reconciliation of net income (loss) to FFO for the six months ended June 30, 2005 and 2004, and the year ended December 31, 2004 and 2003:

	Six Months Ended June 30,		Year Ended December 31,
	2005 (Unaudited)	2004 (Unaudited)	2004	2003
Net income (loss)	$2,868,941	$(215,471)	$(683,263)	$—
Adjustments:
Equity in earnings of unconsolidated entities	(4,482,098)	—	(218,466)	—
FFO from unconsolidated entities	7,005,423	—	322,600	—
Funds from operations	$5,392,266	$(215,471)	$(579,129)	$—
Weighted average number of shares of common stock outstanding (basic and diluted)	13,358,566	465,537	4,075,979	—
FFO per share	$0.40	$(0.46)	$(0.14)	$—

(5)	The properties were acquired and are indirectly owned by us through our unconsolidated entities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 94 of the prospectus.

INTRODUCTION

The following discussion is based on the condensed consolidated financial statements as of June 30, 2005 and December 31, 2004 and for the quarter and six months ended June 30, 2005. Amounts as of December 31, 2004 included in the unaudited condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date. This information should be read in conjunction with the accompanying unaudited condensed consolidated financial statements and the notes thereto, as well as the consolidated financial statements and notes thereto included in our annual report on Form 10-K for the year ended December 31, 2004.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: conditions affecting the CNL brand name, increased direct competition, changes in general economic conditions, changes in government regulations, changes in local and national real estate conditions, terrorism, extended U.S. military combat operations, our ability to obtain additional lines of credit or permanent financing on satisfactory terms, availability of proceeds from our offering of shares, our ability to identify suitable investments, our ability to close on identified investments, inaccuracies of our accounting estimates, our ability to locate suitable tenants and operators for our properties and borrowers for mortgage loans, and the ability of such tenants and borrowers to make payments under their respective leases or mortgage loans. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GENERAL

CNL Income Properties, Inc. was organized pursuant to the laws of the State of Maryland on August 11, 2003. We were formed primarily to acquire properties in the United States that will be leased on a long-term (generally five to 20 years, plus multiple renewal options), triple-net or gross basis to tenants or operators who are significant industry leaders. We currently operate and have elected to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with the taxable year ended December 31, 2004. We have retained CNL Income Corp. (the “Advisor”) as our advisor to provide management, acquisition, advisory and administrative services.

Beginning on April 16, 2004, we offered for sale up to $2 billion in shares of common stock (200 million shares of common stock at $10 per share) pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended (the “Offering”). We commenced active operations on June 23, 2004, when the minimum required offering proceeds were received and funds were released to us from escrow. The activities from August 11, 2003 (our inception) through June 23, 2004 were devoted to the organization of the company. As of September 30, 2005, we had received total subscription proceeds of approximately $247.1 million (24,771,150 shares) from 8,275 investors in connection with this Offering, including $ 3.6 million (375,225 shares) purchased through our distribution reinvestment plan. The shares sold and the gross offering proceeds received from such sales do not include the 20,000 shares purchased by the Advisor for $200,000 preceding the commencement of the Offering or the $1.2 million (117,708 restricted common shares) issued in December 2004 to CNL Financial Group, Inc., a company affiliated with our Advisor which is wholly owned indirectly by our chairman of the board and his wife. We have and will continue to use proceeds from the Offering to invest in properties and other permitted investments.

We have and will continue to focus our investment activities on and use the proceeds of our offering primarily for the acquisition, development and ownership of lifestyle properties that we believe:

•	are part of an asset class wherein the supply of developed, specific-use real estate is greater than the demand for the intended use of such real estate;

•	where a change in operational control is anticipated to improve value;

•	are part of an industry that is experiencing constraints on the availability of new capital, which we believe typically has the effect of lowering the purchase price of such properties; and/or

•	have the potential for long-term revenue generation based upon certain demographic data, including an aging baby boomer population and associated concentrations of wealth.

We have invested in, and will most likely continue to invest in, properties in the following asset classes (in no order of priority):

•	property leased to dealerships including, for example, automobile, motorcycle, recreational vehicle and boat dealerships;

•	campgrounds, recreational vehicle (“RV”) parks, whose operators rent lots and offer other services;

•	health clubs, athletic training facilities, wellness centers and spa facilities;

•	parking lots, whose operators offer monthly and daily parking space rentals in urban areas;

•	merchandise marts, whose operators lease showrooms and host tradeshows for merchandise manufacturers and wholesalers in major metropolitan areas;

•	destination retail and entertainment centers, whose operators develop and lease properties featuring entertainment-oriented stores, restaurants and/or attractions;

•	marinas, whose operators offer recreational boat slip rentals and other services;

•	ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, townhouses, lodging and other related properties;

•	golf courses and golf resorts, including real estate in and around golf courses and golf resorts, such as retail villages, townhouses, lodges and other related properties;

•	amusement parks, waterparks and family entertainment centers, which may include lodging facilities;

•	real estate in and around lifestyle communities;

•	vacation ownership interests, which entitle a purchaser of the interests to exclusive use of resort accommodations at a resort property or properties for a particular period of time each year; and

•	other attractions, such as sports-related venues and cultural facilities such as visual and performing arts centers, zoological parks or aquariums.

Although these are the most likely asset classes in which we have invested and will continue to invest, we may acquire or invest in other types of properties which are not listed above that we believe have the potential for long-term revenue generation based upon underwriting criteria and models that we have developed and/or certain demographic criteria as described above.

We have elected to be taxed as a REIT for federal income tax purposes. As a REIT we generally will not be subject to federal income tax on income that we distribute annually to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost. Such an event could materially and adversely affect our net income. However, we believe that we are organized and have operated in a manner to qualify for treatment as a

REIT beginning with the year ended December 31, 2004. In addition, we intend to continue to be organized and to operate so as to remain qualified as a REIT for federal income tax purposes.

CRITICAL ACCOUNTING POLICIES

Consolidation. The consolidated financial statements include our accounts and the accounts of our wholly- owned subsidiaries and entities in which we have a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”) or are the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, (“FIN 46”). The application of FIN 46 and SOP 78-9 requires management to make significant estimates and judgments about our, and our venture partners’, rights, obligations and economic interests in the related venture entities. The equity method of accounting is applied in the consolidated financial statements with respect to those investments in entities in which we are not the primary beneficiary under FIN 46 or have less than a controlling interest due to the significance of rights and obligations held by other parties under SOP 78-9.

Investments in unconsolidated entities. The equity method of accounting is applied with respect to investments in entities for which we have determined that consolidation is not appropriate under FIN 46 or SOP 78-9. We recognize equity in earnings from our unconsolidated entities under the hypothetical liquidation at book value (“HLBV”) method of accounting due to the capital structure of those entities and the rights and priorities of the partners. The HLBV method differs from other generally accepted accounting methods in which an investing partner recognizes the percentage of a venture’s net income or loss based upon the partner’s percentage of ownership. Under the HLBV method, we must estimate at the balance sheet date what we would receive or be obligated to pay in accordance with the governing agreements if our unconsolidated entities were to liquidate all of their assets, pay their debts and distribute the remaining equity. As a result, we recognize income (equity in earnings) in each reporting period equal to the change in our share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. Under this method, in any given period we could be recording more or less income than actual cash distributions received and more or less than we may receive in the event of an actual liquidation.

Impairments. For real estate owned by us and accounted for under the equity method, we compare the estimated fair value of our investment to the carrying value at each reporting date. To the extent the fair value of the investment is less than the carrying amount, and the decline in value is determined to be other than a temporary decline, an impairment charge will be recorded.

For real estate to be directly owned by us, we will monitor events and changes in circumstance that may indicate that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we would recognize an impairment loss to adjust the carrying amount of the asset to the estimated fair value.

The determination of both the estimated fair value of our investment and the estimation of future cash flows to be generated over the life of the assets requires management to make significant estimates and judgments.

LIQUIDITY AND CAPITAL RESOURCES

General

Our principal demand for funds will be for property acquisitions, loans and other permitted investments and the payment of operating expenses and distributions to stockholders. Generally, our cash needs for items other than property acquisitions will be generated from operations, our investments or advances from affiliates, although our affiliates are not obligated to advance such funds. We have also entered into a revolving line of credit with a capacity of $5.0 million, which will be used to bridge short term liquidity needs that arise due to timing of cash receipts and payments.

We intend to continue to acquire properties and consider making loans and other permitted investments with proceeds from our public offering and permanent debt financing to be obtained. If sufficient capital is not raised, it would limit our ability to acquire additional properties, make loans or permitted investments. This could impact our ability to pay distributions or raise the distribution rate due to our limited income from operations, unless we choose to borrow to do so.

We intend to continue to pay distributions to our stockholders on a quarterly basis. Operating cash flows are expected to be generated from properties, loans and other permitted investments to cover such distributions. In the event we are unable to acquire properties at the pace expected, we may not be able to continue to pay distributions to stockholders or may need to reduce the distribution rate or borrow to continue paying distributions, all of which may negatively impact a stockholder’s investment in the long term.

We believe that our current and anticipated capital resources, including cash on hand and the availability of funds from our line of credit are sufficient to meet our liquidity needs for the coming year.

Common Stock Offering

As of September 30, 2005, we had received total subscription proceeds of approximately $247.1 million (24,771,150 shares) from 8,275 investors in connection with this Offering, excluding the 20,000 shares purchased by the Advisor for $200,000 preceding the commencement of the Offering and the $1.2 million (117,708 restricted common shares) issued in December 2004 to CNL Financial Group, Inc., a company affiliated with our Advisor which is wholly owned indirectly by our chairman of the board and his wife. We primarily use the capital we raise to acquire properties and make other permitted investments and to pay fees and expenses in connection with the Offering and acquisitions.

Investments in and Earnings from Unconsolidated Entities

As of June 30, 2005, we invested in properties at eight locations through our unconsolidated entities. We are entitled to receive quarterly cash distributions from the unconsolidated entities. Distributions receivable from our unconsolidated entities as of June 30, 2005 and December 31, 2004 were approximately $ 2.5 million and $225,555, respectively. These distributions are generally received within 45 days after quarter end and, when received, are expected to contribute to our cash from operating activities.

Investments

Various wholly-owned subsidiaries and unconsolidated entities have been and will be formed in the future by us for the purpose of acquiring and owning real estate properties. As of October 12, 2005, we have invested in retail and commercial properties at seven resort villages, one merchandise mart property and two waterpark resorts. Management expects to continue to acquire properties with a view to diversification with respect to the types of tenants, operators and the geographic location of the properties. The following is a summary of our investments in properties as of October 12, 2005:

In December 2004 we invested in a partnership that acquired retail and commercial properties at seven resort villages in the U.S. and Canada (the “Resort Village Properties”). All of the Resort Village Properties were acquired from Intrawest Corporation. Due to certain legal, tax and lender requirements, the Canadian Resort Village Properties were acquired by us through a trust. Intrawest retained a 20% ownership interest in the partnership which owns the U.S. Resort Village Properties (the “Intrawest Partnership”). Intrawest continues to operate the Resort Village Properties pursuant to management agreements. Although we own an 80% interest in the Intrawest Partnership, our ownership percentage exceeds our economic interest and our voting rights, and Intrawest may receive a greater return than us when the Resort Village Properties perform at certain levels. The Resort Village Properties consist of approximately 408,000 square feet of leasable space that was 100% economically leased and 96% physically leased as of June 30, 2005.

On February 14, 2005, we formed a partnership (the “DMC Partnership”) to acquire the Dallas Market Center located in Dallas, Texas. The acquisition of the first tranche was completed on February 14, 2005 and included the World Trade Center, Dallas Trade Mart and Market Hall buildings as well as leases for the underlying land; limited use rights to the Apparel Mart (which resides on the Dallas Market Center campus); and related parking facilities on the property. Additional funding for the first tranche occurred on March 11, 2005. The DMC Partnership acquired the the Dallas Market Center for $218.0 million, including the assumption of existing mortgage loans totaling approximately $143.0 million. We invested approximately $60.0 million in the the Dallas Market Center, representing an 80% equity interest. The property consists of approximately 4.3 million leasable square feet of showroom and exhibition space. The property is leased to Dallas Market Center Operating, L.P., a subsidiary of the existing management company, Market Center Management Company, Ltd. (“MCMC”), which continues to manage it. MCMC or related predecessor entities have managed the Dallas Market Center since its inception.

On May 25, 2005, the DMC Partnership acquired the International Floral and Gift Center (the “IFGC”) located at the DMC Property for approximately $31.0 million, including the assumption of a $17.0 million existing mortgage loan. We contributed $11.2 million, excluding transaction costs, to the DMC Partnership in connection with the IFGC acquisition. The IFGC consists of approximately 440,000 square feet and houses permanent showrooms for floral products, holiday decorative products and related accessories. The IFGC is leased to IFDC Operating, L.P., a wholly-owned subsidiary of the existing management company, MCMC, under a long-term master lease agreement. MCMC or related predecessor entities have managed the IFGC since its inception.

As of June 30, 2005, we had invested approximately $71.2 million, excluding transaction costs and held an 80% interest in the DMC Partnership. Although we own an 80% interest in the DMC Property and IFGC and receive a certain return prior to any payments to DMC, DMC has equal voting rights on the management board of the DMC Property and shares control over certain key decisions with us.

On October 12, 2005, the DMC Partnership entered into a memorandum of understanding and a development agreement to develop an approximately 160,000 square foot lighting center expansion at the Trade Mart (the “Trade Mart Expansion”) at the Dallas Market Center (“DMC Property”). Under the memorandum, we will fund approximately $3.5 million and our partner, DMC, will fund approximately $0.5 million in initial development costs for the Trade Mart Expansion. The total estimated construction costs are expected to be approximately $21.3 million. Our share of the total contribution to the DMC Partnership for the Trade Mart Expansion is estimated to be approximately $17 million of the total and will be made in accordance with the current partnership structure.

On October 3, 2005, we entered into the Wolf VFA Agreement with Wolf Dells, Wolf Sandusky and Great Wolf Resorts, Inc., the parent company of Wolf Dells and Wolf Sandusky, (collectively, “Great Wolf”). Pursuant to the Wolf VFA Agreement, we agreed to enter into a joint venture with Great Wolf for the purposes of jointly owning, operating, marketing and leasing the waterpark resort and hotel properties known as the Wolf Dells Property and the Wolf Sandusky Property. Pursuant to the Wolf VFA Agreement, on October 7, 2005, Wolf Dells and Wolf Sandusky formed the Wolf Partnership and contributed the Wolf Dells Property and the Wolf Sandusky Property, valued at an approximate $114.5 million in the aggregate, to the Wolf Partnership in exchange for partnership interests.

On October 11, 2005, also pursuant to the Wolf VFA Agreement, we acquired approximately 61.1% of the partnership interests in the Wolf Partnership in exchange for a contribution of approximately $70.0 million in cash. Great Wolf may receive additional funds up to $3.0 million per waterpark resort if those properties achieve certain financial performance goals during 2007 and 2008. In accordance with the terms of the Wolf Partnership Agreement, we have agreed to contribute additional capital to, or acquire additional partnership interests in, the partnership in an amount sufficient to increase our ownership to 70% on or before four months from the October 11, 2005 closing. Once our ownership equals 70%, we will receive a preferred return up to a certain threshold, after which Wolf will receive a preferred return up to a certain threshold, and then returns are pro rata to the partners. The Wolf Partnership expects to obtain mortgage financing on the two waterpark resorts prior to the end of the year. The financing is not expected to exceed 55% of the combined loan to value ratio for the two properties.

The Wolf Dells Property is a full-service family resort destination that features 309 guest suites, 77 condominium units with 128 rooms, a 64,000 square foot indoor entertainment area with one of the nation’s largest indoor waterparks, an additional 35,000 square foot indoor waterpark expansion currently under development, five restaurants, 5,400 square feet of meeting space, an Aveda concept spa and salon, an arcade and a gift shop. The Wolf Dells Property is located one hour from Madison, Wisconsin and two hours from Milwaukee, Wisconsin. The Wolf Sandusky Property features 271 guest suites, a 42,000 square foot indoor entertainment area with a grand-scale waterpark, two 150-seat restaurants, 6,000 square feet of meeting space, a fitness center, an arcade and a gift shop. It is located on Lake Erie, one hour from Cleveland, Ohio and two hours from Detroit, Michigan.

Borrowings

We intend to borrow money to acquire assets and to pay certain related fees. We have, and may continue to borrow money to pay distributions to stockholders. We also intend to encumber assets in connection with such borrowings. In general, the aggregate amount of permanent financing is not expected to exceed 50% of our total assets on an annual basis, however, it may likely exceed 50% for a limited period in our early acquisition stage. The maximum amount we may borrow is 300% of our net assets in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our net assets, a majority of the independent members of our board of directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in our first quarterly report after such approval occurs.

We plan to obtain lines of credit, in an amount up to $100 million. The lines of credit may be increased at the discretion of our board of directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. On May 20, 2005, we closed on a $5.0 million revolving line of credit with Branch Banking and Trust. The line will primarily be used for working capital needs, distributions to stockholders and bridge financing on real estate investments. The line of credit is unsecured, bears interest at the 30-day LIBOR plus 2.25% (approximately 5.39% for the quarter ended June 30, 2005) and has a term of two years. As of June 30, 2005, we had outstanding borrowings under the line of credit of approximately $2.0 million. The loan agreement contains certain affirmative, negative and financial covenants including quarterly and annual financial reporting requirements, minimum net worth requirements, and limitations on the incurrence of additional debt. We were in compliance with these covenants at June 30, 2005.

See the section below entitled “Off Balance Sheet and Other Arrangements – Borrowings of Our Unconsolidated Entities” for a description of the borrowings of our unconsolidated entities.

Mortgage Loans and Other Loans

On September 29, 2005, we made a $3 million loan to a subsidiary of Consolidated Conversions, LLC, for the purpose of purchasing the 295-room Holiday Inn Main Gate West for conversion to a condominium hotel. The property is located in Kissimmee, Florida, which is west of Walt Disney World. Our loan earns interest at a rate of 15% per year and requires interest payments of 8.5% per month with the remaining 6.5% becoming due and payable upon the loan’s maturity or earlier upon the sale of the condominium hotel units. The term of the loan is 18 months and may be extended by the borrower for up to three additional six-month periods. The loan is collateralized by a first mortgage on ten vacant acres of land adjacent to the hotel and a second priority mortgage on the remainder of the property which includes the hotel. Completion of the condominium conversion and related improvements is guaranteed by the principals of Consolidated Conversions, LLC. The loan may be prepaid at anytime, but in no event will we receive less than our 15% return for at least one year.

Related Party Arrangements

As of June 30, 2005, we owed our Advisor and certain of its affiliates approximately $ 8.2 million for certain organizational and offering expenses, acquisition fees, asset management fees, selling commissions, marketing support fees, due diligence expense reimbursements and operating expenses incurred on our behalf. In accordance with our amended and restated articles of incorporation, the total amount of certain offering, organization and stock issuance costs we pay may not exceed 13% of the aggregate offering proceeds. Accordingly, approximately $ 6.5 million of these costs have been capitalized and deferred as of June 30, 2005, with a corresponding amount due to our Advisor and certain of its affiliates. The deferred offering costs will be deducted from future offering proceeds and reimbursed to affiliates to the extent the costs are within the 13% limitation. We are not obligated to pay our Advisor or its affiliates for costs that exceed the 13% limitation as of the end of the Offering.

In addition, to the extent that operating expenses payable or reimbursable to affiliates, in any four consecutive fiscal quarters (the “Expense Year”), exceed the greater of 2% of average invested assets or 25% of net income, the Advisor shall reimburse us the amount by which the total operating expenses paid or incurred exceed the greater of the 2% or 25% threshold (the “Expense Cap”). The first Expense Year was the twelve months ended June 30, 2005, for which our operating expenses exceeded the Expense Cap by $398,071. Therefore, such amount has been recorded as a reduction in operating expenses and amounts due to affiliates.

Distributions

We intend to pay distributions to our stockholders on a quarterly basis. The amount of distributions declared to our stockholders will be determined by our board of directors and is dependent upon a number of factors, including expected and actual net cash from operations for the year, our financial condition, a balanced analysis of value creation reflective of both current and long-term stabilized cash flows from our properties, our objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter, economic conditions, other operating trends, capital requirements and avoidance of volatility of distributions. Operating cash flows are expected to be generated from properties, loans and other permitted investments acquired or made by us.

On January 1, 2005 and February 1, 2005, our board of directors declared distributions of $0.0417 per share for stockholders of record on January 1, 2005 and February 1, 2005, respectively, which were paid by March 31, 2005. On February 15, 2005, our board of directors declared a distribution of $0.0438 per share for stockholders of record at the close of business on March 1, 2005, and paid such distributions by March 31, 2005. This represented an increased per share distribution.

Due to the difference in the timing of our receipt of distributions from our unconsolidated entities and our payment of distributions to our stockholders, a portion of the January, February and March distributions were funded with a temporary advance from an affiliate of our Advisor in the approximate amount of $1.3 million. In May 2005, we received distribution payments of approximately $2.0 million from our unconsolidated entities, a portion of which was used to repay amounts temporarily advanced by an affiliate of the Advisor to fund first quarter distributions.

Our board of directors declared distributions of $0.0438 per share to stockholders of record at the close of business on April 1, 2005 and May 1, 2005, both of which were paid on June 30, 2005. Our board of directors also declared a distribution of $0.0458 per share for stockholders of record at the close of business on June 1, 2005, which was paid by June 30, 2005. This represents an increased per share distribution. The distributions were temporarily funded, in part, by borrowings under our line of credit due to the timing differences between our payment of distributions to stockholders and receipt of the distributions from our unconsolidated investments. During the third quarter of 2005, we expect to receive distributions from our unconsolidated investments which will be used to repay this amount.

Our board of directors declared distributions of $0.0458 per share to stockholders of record at the close of business on July 1, August 1 and September 1, 2005 which were paid on September 30, 2005. Our board of directors also declared distributions of $0.0458 per share to stockholders of record at the close of business on October 1, 2005, which will be paid by December 30, 2005.

The distributions declared and paid during the six months ended June 30, 2005 were $3.3 million and exceeded net income for the six months ended June 30, 2005 by approximately $440,000. Distributions to stockholders may be considered a return of capital to the extent the amount of such distributions exceeds net income calculated in accordance with generally accepted accounting principles (“GAAP”). Accordingly, for the six months ended June 30, 2005, approximately 13% of the distributions represented a return of capital, if calculated using GAAP net income as the basis. Approximately 60% of the distributions for the six months ended June 30,

2005 constitute a return of capital for federal income tax purposes. No amount distributed to stockholders is required to or has represented a return of capital for purposes of calculating the stockholders’ return on their invested capital. The characterization of distributions declared for the quarter and six months ended June 30, 2005 may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2005.

Cash Flow Analysis

Our net cash flow used in operating activities was $591,566 for the six months ended June 30, 2005 and was comprised of interest earned on invested cash, the receipt of distributions from our unconsolidated entities and payments made for operating expenses, as compared to the net cash flow from operating activities of $1,393 for the six months ended June 30, 2004, which consisted solely of interest income earned and received during the period during which we were operational.

Cash flow used in investing activities were approximately $84.8 million for the six months ended June 30, 2005 and consisted primarily of contributions made to acquire our interests in the DMC Partnership and the payment of acquisition fees and costs. We had no investing activities during the six months ended June 30, 2004.

For the six months ended June 30, 2005, the net cash flow provided by financing activities was approximately $84.1 million and was primarily attributable to : the receipt of $98.3 million of subscription proceeds, the payment of $12.9 million in stock issuance costs in connection with the offering, distributions paid to stockholders of $3.3 million, and net borrowings under our line of credit of $2.0 million. The net cash flow provided by financing activities for the six months ended June 30, 2004 was $4.8 million and consisted solely of subscription proceeds received in connection with our offering.

RESULTS OF OPERATIONS

From the time of our formation on August 11, 2003 through June 23, 2004, we had not commenced active operations because we were in our organizational stage and had not received the minimum required offering amount of $2.5 million (250,000 shares). Operations commenced on June 23, 2004 when we received aggregate subscription proceeds in excess of the minimum offering amount. Our net loss of $ 215,471 for the quarter and six months ended June 30, 2004 included $ 194,507 in general operating and administrative expenses, $22,357 in organization costs and interest income of $1,393.

For the quarter and six months ended June 30, 2005, our net income of approximately $1.9 million and $2.9 million included $420,985 and $954,758 in general operating and administrative expenses and $676,979 and $990,952 in asset management fees, respectively. The net operating expenses included a reimbursement from our advisor for amounts exceeding the Expense Cap, as described in the section above titled “Related Party Arrangements.” The overall increase in our operating expenses is directly related to the overall increase in our operating activities as compared to the same period in the prior year when we were in our organizational stage and the addition of assets under management. Currently, our primary source of income is the equity in earnings generated from our investments in unconsolidated entities. The structure and agreements governing those entities provides us a stated return on our investment in priority to any returns to our partners. We recognized equity in earnings of approximately $2.8 million and $4.5 million generated from our investments in unconsolidated entities for the quarter and six months ended June 30, 2005, respectively. See also the description of income recognition for our investments in unconsolidated entities in the section titled “Critical Accounting Policies” above.

Our results of operations for the quarter and six months ended June 30, 2005 are not necessarily indicative of what the results of operations will be for the year ending December 31, 2005.

OTHER

Funds from Operations

We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies.

Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income as reported in the accompanying consolidated financial statements and notes thereto.

Reconciliation of net income to FFO for the quarter and six months ended June 30, 2005 and 2004:

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net income (loss)	$1,876,773	$(215,471)	$2,868,941	$(215,471)
Adjustments:
Equity in earnings of unconsolidated entities	(2,829,101)	—	(4,482,098)	—
Pro-rata share of FFO from unconsolidated entities	4,600,665	—	7,005,423	—

Total funds from operations	$3,648,337	$(215,471)	$5,392,266	$(215,471)

Weighted average number of shares of common stock outstanding (basic and diluted)	15,913,099	465,537	13,358,566	465,537

FFO per share (basic and diluted)	$0.23	$(0.46)	$0.40	$(0.46)

OFF BALANCE SHEET AND OTHER ARRANGEMENTS

We hold interests in unconsolidated entities that may affect our results of operations, financial liquidity, and capital expenditures. Our equity in earnings from unconsolidated entities for the quarter and six months ended June 30, 2005 contributed approximately $ 2.8 million and $4.5 million to our results of operations. The partnership agreements governing the allocation of cash flows from the entities provide for the payment of a preferred return on our invested capital and thereafter in accordance with specified residual sharing percentages. With respect to our investment in the Intrawest Partnership, Intrawest may receive a greater return than us when the Resort Village Properties perform at certain levels.

Intrawest executed leases as a tenant for all unleased space at the time that we acquired the Resort Village Properties and guaranteed the leases for all space then leased to Intrawest or its affiliates. The failure of Intrawest to meet this commitment would put us at risk in the event of a default or vacancy, thereby potentially reducing our expected return.

In connection with the two loans encumbering the Resort Village Properties (described below), if we engage in certain prohibited activities, we could become liable for the obligations of the unconsolidated entities which own the Resort Village Properties for certain enumerated recourse liabilities related to those entities and the Resort Village Properties. In the case of the borrowing for the Resort Village Properties located in Canada, our obligations are such that we could become liable for the entire loan if we triggered a default due to bankruptcy or other similar events.

We may also be responsible for a portion of capital expenditures for the Resort Village Properties. We do not expect to make any significant capital expenditures or contributions for these properties in the near term.

Borrowings of Our Unconsolidated Entities

Upon closing the first tranche of the acquisition of the Dallas Market Center on February 14, 2005, the DMC Partnership became obligated for approximately $143 million in existing debt on the DMC Property. The securitized loan bears interest at a blended rate of 6.04% and requires aggregate monthly principal and interest payments of $889,145. The loan matures in September 2014 and allows prepayment after October 2006 under certain terms and conditions.

On May 25, 2005, upon closing of the second tranche of the IFGC, the DMC Partnership became obligated for approximately $17.0 million in existing debt. The IFGC loan bears interest at a fixed rate of 5.45% and requires aggregate monthly principal and interest payments of $110,663. The loan is amortized over 22 years, matures in September 2012 and allows prepayment after August 2006 under certain terms and conditions.

On December 16, 2004, we completed our acquisition of a portfolio of resort village properties through our unconsolidated partnership with Intrawest Corporation. In connection with that acquisition, Intrawest Resort Finance, Inc. provided bridge financing in the principal amount of $45.0 million. On May 20, 2005, the $45.0 million bridge loan was refinanced with loans from Sun Life Assurance

Company of Canada made to the subsidiary owners of the partnership in the aggregate principal amount of $46.0 million. The loans bear interest at a fixed rate of 5.75%, require the subsidiary owners of our unconsolidated partnership with Intrawest Corporation to make monthly principal and interest payments in the aggregate amount of $289,389 (based on a 25-year amortization), mature on May 20, 2015, and may not be prepaid except with payment of a premium.

The acquisition of the Canadian Resort Village Properties on December 3, 2004 was funded, in part, with approximately $22.3 million ($26.6 million Canadian dollars) of permanent debt financing secured by a mortgage on the Canadian Resort Village Properties, which was obtained on December 3, 2004. The loan matures in 10 years, bears interest at a fixed rate of 5.83%, requires payment of interest only for the first two years, and thereafter requires monthly payment of principal and interest based upon a 30-year amortization period.

COMMITMENTS, CONTINGENCIES AND CONTRACTUAL OBLIGATIONS

The following table presents our contingent commitments and contractual obligations and the related payment periods as of June 30, 2005:

	Payments due in
	Less than 1 year	Years 1-3	Years 3-5	More than 5 years	Total
Line of credit	$—	$1,973,467	$—	$—	$1,973,467
Contingent purchase consideration (1)(2)	—	6,000,000	3,750,000	—	9,750,000

Total contractual obligations	$—	$7,973,467	$3,750,000	$—	$11,723,467

FOOTNOTES:

(1)	In connection with our investment in the Wolf Partnership, Great Wolf may receive additional funds up to $3.0 million per waterpark resort if those properties achieve certain financial performance goals during 2007 and 2008.
(2)	In connection with the purchase of the resort village property located at Copper Mountain, Colorado, the Intrawest Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event will the amount exceed $3.75 million. We have guaranteed the payment of the contingent purchase price to Intrawest on behalf of the Intrawest Partnership.

In accordance with the terms of the Wolf Partnership Agreement, we have also agreed to contribute additional capital to, or acquire additional partnership interests in, the Wolf Partnership in an amount sufficient to increase our ownership to 70% on or before four months from the October 11, 2005 closing. Once our ownership equals 70%, we will receive a preferred return up to a certain threshold after which returns are pro rata to the partners.

Quantitative and qualitative disclosures about market risk.

We may be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and to make loans and other permitted investments. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve our objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available, and in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, it is our intent to assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

As of June 30, 2005, we had not made any loans and did not have any direct borrowings under any long-term debt instruments. However, on May 25, 2005 we closed on a $5.0 million revolving line of credit, on which we had drawn approximately $2.0 million as of June 30, 2005. The line of credit will primarily be used for working capital needs, distributions to stockholders and bridge financing on real estate investments. The line of credit is unsecured, bears interest at the 30-day LIBOR rate plus 2.25% and has a term of two years.

We are indirectly exposed to foreign currency risk related to our unconsolidated Canadian investments. We are also indirectly exposed to credit risk and interest rate risk due to the properties, mortgages and leasing activities of our unconsolidated investments. However, we believe our risk of foreign exchange loss and exposure to credit and interest rate risks are adequately mitigated as a result of our right to receive a preferred return on our investment from these unconsolidated investments.

MANAGEMENT

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

The following paragraph updates and replaces the sixth paragraph on page 103 of the prospectus:

The directors have established written policies on investments and borrowings and will monitor the administrative procedures, investment operations, and performance of CNL Income Properties and the advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the directors, CNL Income Properties will follow the policies on investments and borrowings set forth in this prospectus. See “Investment Objectives and Policies” and “Business – Borrowing.”

DIRECTORS AND EXECUTIVE OFFICERS

Effective August 31, 2005, Thomas J. Hutchison III resigned as our Chief Executive Officer. Effective September 19, 2005, R. Byron Carlock, Jr. assumed the position of Interim Chief Executive Officer of CNL Income Properties.

Effective September 19, 2005, Thomas G. Huffsmith resigned as Chief Investment Officer and Senior Vice President of CNL Income Properties.

Effective September 29, 2005, our board of directors appointed Tammie A. Quinlan as Executive Vice President of CNL Income Properties.

The following chart updates and replaces the chart on page 104 of the prospectus:

Name	Age	Position
James M. Seneff, Jr.	59	Director and Chairman of the Board
Robert A. Bourne	58	Director, Vice Chairman of the Board and Treasurer
Bruce Douglas	72	Independent Director
Dennis N. Folken	71	Independent Director
Robert J. Woody	61	Independent Director
R. Byron Carlock, Jr.	43	Interim Chief Executive Officer and President
Charles A. Muller	47	Chief Operating Officer and Executive Vice President
Tammie A. Quinlan	42	Chief Financial Officer, Executive Vice President and Secretary

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following paragraph updates and replaces the corresponding paragraph beginning on page 108 of the prospectus:

Each Director is entitled to receive $30,000 annually for serving on the Board of Directors, as well as fees of $1,500 per meeting of the Board of Directors attended ($1,500 for each telephonic meeting of the Board of Directors in which the Director participates). Each Director is entitled to receive $1,500 per Audit Committee meeting attended or participated in telephonically. In addition to the fee for each Audit Committee meeting, the chairman of the Audit Committee shall receive an annual retainer of $5,000 and shall be entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which such Chairman participates with CNL Income Properties’ independent accountants as a representative of the Audit Committee. In addition, each Director is entitled to receive $750 (or $1,000, in the case of the chairman of any committee) per meeting of any other committee of the Board of Directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for service as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). CNL Income Properties will not pay any compensation to the officers and Directors of CNL Income Properties who also serve as officers and directors of the Advisor. No additional compensation shall be paid for attending the annual stockholders meeting.

THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

The following information updates the corresponding information beginning on page 109 of the prospectus:

Effective August 31, 2005, Thomas J. Hutchison III resigned as Chief Executive Officer and Director of our Advisor.

Effective September 19, 2005, Thomas G. Huffsmith resigned as Chief Investment Officer and Senior Vice President of our Advisor.

Effective September 29, 2005, our Advisor’s board of directors appointed Tammie A. Quinlan as Executive Vice President.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following paragraph updates and replaces the last paragraph on page 112 of the prospectus:

Our managing dealer is entitled to receive selling commissions amounting to 6.5% of the total amount raised from the sale of Shares from this offering, up to 6.0% of which may be paid as commissions to other broker-dealers. During the period commencing April 16, 2004 through September 30, 2005, we incurred approximately $ 15.5 million of such fees in connection with this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

The following paragraphs update and replace the first four paragraphs on page 113 of the prospectus:

In addition, the managing dealer is entitled to receive a marketing support fee of 2.5% of the total amount raised from the sale of shares from this offering, all or a portion of which may be reallowed to other broker-dealers who enter into a Participating Broker Agreement with the managing dealer. During the period commencing April 16, 2004 through September 30, 2005, we incurred approximately $ 6.0 million of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers.

In connection with this offering, our Advisor is entitled to receive Acquisition Fees for services in connection with the selection, purchase, development or construction of real property and the incurrence of debt from Lines of Credit and Permanent Financing that are used to acquire Properties or to make or acquire loans and other Permitted Investments equal to up to 3.0% of the total amount raised in this offering and 3.0% of loan proceeds from Permanent Financing, however no Acquisition Fees will be paid on proceeds from any Line of Credit until such time as all Net Offering Proceeds have been invested. During the period commencing April 16, 2004 through September 30, 2005, we incurred approximately $ 12.8 million of such fees in connection with this offering.

We have entered into an Advisory Agreement with our Advisor pursuant to which the Advisor receives a monthly asset management fee of 0.08334% of an amount equal to the total amount invested in our properties, loans and other permitted investments (exclusive of acquisition fees and expenses) as of the end of the preceding month. The asset management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, at the sole discretion of the Advisor. All or any portion of the asset management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the period commencing April 16, 2004 through September 30, 2005, we incurred approximately $ 1.8 million of such fees.

Our Advisor and its Affiliates provide various general operating and administrative services to us, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of shares) on a day-to-day basis. During the period commencing April 16, 2004 through September 30, 2005, we incurred approximately $ 1.1 million for these services.

The following information should be read in conjunction with the section entitled “Certain Relationships and Related Transactions,” beginning on page 112 of the prospectus:

AFFILIATE LITIGATION

On August 16, 2004, a shareholder filed a complaint in the United States District Court for the Middle District of Florida against, among others, CNL Hotels & Resorts, Inc. (“CHR”), CNL Hospitality Corp. (“CHC”), certain affiliates of CHR and CHC, and certain of CHR’s directors and officers, including James M. Seneff, Jr. and Robert A. Bourne (the “CHR Litigation”). James M. Seneff, Jr. and Robert A. Bourne are directors of both CNL Income Properties and CHR. Neither CNL Income Properties, CNL Income Properties’ advisor nor CNL Income Properties’ directors or officers, in their capacities with CNL Income Properties, are defendants in the CHR Litigation. The action asserts claims on behalf of two separate classes, those persons who purchased CHR’s shares during the class period pursuant to certain registration statements and those persons who received and were entitled to vote on CHR’s proxy statement dated May 7, 2004, as amended. The complaint alleges violations of Sections 11, 12(a)(2) and 15 of the Securities Act, and Section 14(a), including Rule 14a-9 thereunder, and Section 20(a) of the Exchange Act, based upon, among other things, allegations that (i) the defendants used improper accounting practices to materially inflate CHR’s earnings to support the payment of distributions and bolster CHR’s share price; (ii) conflicts of interest and self-dealing by the defendants resulted in excessive fees being paid to CHC, overpayment for certain properties which CHR acquired and the proposed merger between CHR and CHC, (iii) the CHR proxy statement and certain CHR registration statements and prospectuses contained materially false and misleading statements; and (iv) the individual defendants and CHC breached their fiduciary duties. The complaint seeks, among other things, certification of the two putative classes, unspecified monetary damages, rescissory damages, nullification of the various shareholder approvals obtained at CHR’s 2004 annual meeting, payment of reasonable attorneys’ fees and experts’ fees, and an injunction enjoining the proposed, but later postponed, underwritten offering and listing until the Court approves certain actions, including the nomination and election of new independent directors and retention of a new financial advisor.

In addition, on September 8, 2004, a second putative class action complaint was filed against CHR in the United States District Court for the Middle District of Florida containing allegations that are substantially similar to those contained in the CHR Litigation described above. On November 10, 2004, the two complaints were consolidated (the “Consolidated CHR Litigation”). On December 21, 2004, the Court designated lead plaintiffs for each of the two putative classes. On December 23, 2004, the plaintiffs served a corrected, consolidated and amended complaint asserting substantially the same claims and allegations. On February 11, 2005 the defendants filed motions to dismiss the consolidated, amended complaint. On May 9, 2005, the Court dismissed all causes of action against CHR’s operating partnerships, CNL Hospitality Partners, L.P., and RFS Partnership, L.P., and against CHC, CNL Financial Group (“CFG”), and other advisor-related entities. The Court sustained the sufficiency of the pleading relating to the Sections 11, 12(a)(2), and 15 claims against CHR and the individual defendants, but instructed plaintiffs to re-plead to specifically identify in the particular registration statements the alleged misstatements or omissions attributable to each defendant. The Court deferred consideration of the Section 14 (a) and 20(a) claims in light of CHR’s April 8, 2005 disclosure relating to the possible amendment of the Agreement and Plan of Merger, dated as of April 29, 2004, as amended on June 17, 2004, by and among CHR, CHC, CNL Hospitality Properties Acquisition Corp., the stockholders of CHR’s advisor identified therein, and CFG (the “Existing Merger Agreement”). Finally, the Court dismissed the breach of fiduciary duty claims, finding they were derivative and that the plaintiffs had neither made the required demand on CHR to assert the claims or properly pleaded the futility of making such demand. On May 31, 2005, plaintiffs filed a Consolidated First Amended Class Action Complaint, which eliminates one of the named co-plaintiffs and certain previously named defendants, including CNL Hospitality Partners, L.P., RFS Partnership, L.P., CFG, CNL Real Estate Group, Inc. and Five Arrows Realty Securities II, LLC, and adds CNL Securities Corp. as a defendant for alleged violations of Sections 12(a)(2) and 15 of the Securities Act and Section 14(a) of the Exchange Act. CNL Securities Corp. is the Managing Dealer for CNL Income Properties’ public offering and was the Managing Dealer for each of CHR’s public offerings. CNL Securities Corp., in its capacity as Managing Dealer to CNL Income Properties, is not a defendant in the Consolidated CHR Litigation. The Consolidated First Amended Class Action Complaint continues to assert claims pursuant to Sections 11, 12(a)(2) and 15 of the Securities Act and Section 14(a), including Rule 14a-9 hereunder, and Section 20(a) of the Exchange Act. The breach of fiduciary duty is expressly asserted as derivative. On June 15, 2005, the Court entered a scheduling order allowing defendants to file motions to dismiss the Consolidated First Amended Class Action Complaint by July 15, 2005, and directed a hearing on such motions on September 9, 2005. According to CHR’s proxy statement dated July 1, 2005, CHR believes the allegations of the Consolidated First Amended Class Action Complaint alleged by the plaintiffs in their individual capacities are without merit and CHR intends to move for dismissal of certain of such claims. CHR also intends to move for dismissal of all derivative claims on the grounds that plaintiffs have failed to make the proper demand upon the CHR board of directors for such claims or to properly allege demand futility. CHR’s proxy statement further indicates that CHR intends to vigorously defend the claims against CHR and that in the event the claims are not dismissed in all respects, the Consolidated CHR Litigation will likely proceed to the determination of class certification and thereafter potentially to a trial.

PRIOR PERFORMANCE INFORMATION

The following paragraph updates and replaces the last paragraph on page 118 of the prospectus:

CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, served as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties until February 25, 2005. In addition, Mr. Seneff served as a director and an officer and Mr. Bourne served as a director of CNL Restaurant Properties, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases until February 25, 2005. On February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. In connection with that merger, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.’s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc. Mr. Seneff serves as Chairman of the Board and Mr. Bourne serves as a director of Trustreet Properties, Inc. Messrs. Seneff and Bourne also currently serve as directors of CNL Hotels & Resorts, Inc., an unlisted public REIT organized to invest in hotel properties and mortgage loans. Mr. Seneff currently serves as a director and Mr. Bourne currently serves as a director and treasurer of CNL Retirement Properties, Inc., an unlisted public REIT organized to invest in retirement and seniors’ housing facilities, medical office buildings, mortgage loans and secured equipment leases. All of the unlisted public REITs have investment objectives similar to those of ours. During the twenty year period ended on December 31, 2004, the 18 partnerships and the three unlisted REITs altogether raised approximately $4.7 billion from approximately 186,000 investors, and purchased (or purchased interests in), directly or indirectly, approximately 2,100 fast-food, family-style and casual-dining restaurant properties, 136 hotel properties and 222 retirement properties and health-care related properties, including in each case properties which were sold during such period. Although CNL Hotels & Resorts, Inc. has invested in golf courses in connection with its ownership of hotels, none of the 18 public partnerships or the three unlisted public REITs has invested a material amount of their assets in the types of properties in which CNL Income Properties seeks to acquire. Certain information relating to the offerings and investment history of the 18 public partnerships and CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hotels & Resorts, Inc. is set forth below.

The following text updates and replaces the corresponding text on page 120 of the prospectus and the total number of properties acquired by CNL Restaurant Properties, Inc. appearing on page 122 of the prospectus:

The following table sets forth summary information regarding total properties acquired by the 18 limited partnerships and CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hotels & Resorts, Inc. as of December 31, 2004. This table lists properties owned by these entities or in which these entities owned interests and does not reflect dispositions that have occurred.

CNL Restaurant Properties, Inc. 1,366 fast-food, family-style or casual-dining restaurants.

The following sentence updates and replaces the third sentence in the third paragraph below the footnotes on page 123 of the prospectus:

During the thirty year period ended on December 31, 2004, these 70 partnerships raised a total of approximately $187 million from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 314 projects, including properties that were sold during such period.

The following footnote should be added to the footnotes on page 123 of the prospectus.

(4)	CNL Hotels & Resorts, Inc. registered five offerings for sale. The offerings closed on June 17, 1999, September 14, 2000, April 23, 2002, February 5, 2003 and March 12, 2004. The offerings sold 153,753, 632 shares as set forth above.

DISTRIBUTION POLICY

DISTRIBUTIONS

The following paragraphs update and replace the fourth paragraph under the table on page 128 of the prospectus:

On January 1, 2005 and February 1, 2005, our board of directors declared distributions of $0.0417 per share for stockholders of record on January 1, 2005 and February 1, 2005, respectively, which were paid by March 31, 2005. On February 15, 2005, our board of directors declared a distribution of $0.0438 per share for stockholders of record at the close of business on March 1, 2005, and paid such distributions by March 31, 2005. The January, February, and March distributions were primarily funded with a temporary advance of approximately $1.3 million from an affiliate of our Advisor. The advance was repaid subsequent to March 31, 2005 upon receipt of our first quarter earnings distributions from our unconsolidated entities.

Our board of directors declared distributions of $0.0438 per share to stockholders of record at the close of business on April 1, 2005 and May 1, 2005, and $0.0458 per share to shareholders of record at the close of business on June 1, 2005, all of which were paid by June 30, 2005. The distributions were temporarily funded, in part, by borrowings under our line of credit due to the timing differences between our payment of distributions to stockholders and receipt of the distributions from our unconsolidated investments. During the third quarter of 2005, we received distributions from our unconsolidated investments which were used to repay this amount.

The distributions declared and paid during the six months ended June 30, 2005 were $3.3 million and exceeded net income for the six months ended June 30, 2005 by approximately $440,000. Distributions to stockholders may be considered a return of capital to the extent the amount of such distributions exceeds net income calculated in accordance with generally accepted accounting principles (“GAAP”). Accordingly, for the six months ended June 30, 2005, approximately 13% of the distributions represented a return of capital, if calculated using GAAP net income as the basis. Approximately 60% of the distributions for the six months ended June 30, 2005 constitute a return of capital for federal income tax purposes. No amount distributed to stockholders is required to or has represented a return of capital for purposes of calculating the stockholders’ return on their invested capital. The characterization of distributions declared for the quarter and six months ended June 30, 2005 may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2005.

Our board of directors declared distributions of $ 0.0458 per share to stockholders of record at the close of business on July 1, August 1 and September 1, 2005 which were paid by September 30, 2005.

Our board of directors also declared a distribution of $0.0458 per share to stockholders of record at the close of business on October 1, 2005, which will be paid by December 30, 2005.

SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS

The following paragraph updates and replaces the last paragraph on page 129 of the prospectus:

DESCRIPTION OF CAPITAL STOCK

CNL Income Properties has authorized a total of 1.32 billion shares of capital stock, consisting of 1 billion shares of common stock, $0.01 par value per share, 200 million shares of preferred stock, and 120 million shares of excess stock (“Excess Shares”), $0.01 par value per share. Of the 120 million Excess Shares, 100 million are issuable in exchange for common stock and 20 million are issuable in exchange for preferred stock as described below at “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.” As of July 5, 2005, CNL Income Properties had 18,807,153 shares of common stock outstanding (including shares issued to the advisor prior to the commencement of this Offering and restricted shares issued to CNL Financial Group, Inc., as described in the “Certain Relationships and Related Transactions” section of this prospectus) and no preferred stock or Excess Shares outstanding.

REPORTS TO STOCKHOLDERS

The following information should be read in conjunction with the section entitled “Reports to Stockholders,” beginning on page 147 of the prospectus:

CNL Income Properties is required by the Securities Exchange Act of 1934, as amended, to file quarterly, annual and periodic reports with the Securities and Exchange Commission. Those reports may contain information which is not set forth in this prospectus. Such reports can be obtained on the Commission’s website at www.sec.gov and on CNL Income Properties’ website at www.cnlonline.com/ir/investcnl_ip.asp and investors are encouraged to access such reports.

PLAN OF DISTRIBUTION

The following table updates and replaces the table at the top of page 150 of the prospectus:

Type of Compensation	Estimated Amount*
Selling commissions	6.5% of Gross Proceeds
Due diligence expense reimbursements	0.10% of Gross Proceeds
Marketing support fee	2.5% of Gross Proceeds

The following sentence is inserted at the end of the footnote to the table on page 150 of the prospectus:

All or a portion of the selling commissions, marketing support fee and due diligence expense reimbursements may be reallowed by the managing dealer to Participating Brokers in the offering.

The following paragraph updates and replaces the first full paragraph on page 150 of the prospectus:

Purchases net of selling commissions and the marketing support fee and, in certain circumstances, subject to a reduced 1.0% Acquisition Fee. The following persons and entities may purchase shares net of 6.5% selling commissions and the 2.5% marketing support fee, at a per share purchase price of $9.10 (assuming no other discounts apply): (i) a registered principal or representative of the managing dealer or a Participating Broker, subject to the limitation contained in NASD Rule 2790; (ii) employees, officers and directors of CNL Income Properties or the advisor, or of the Affiliates of either of the foregoing entities (and the immediate family members of any of the foregoing persons, provided that “immediate family members” means such person’s spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step- “ and “-in law” relations as well as such persons so related by adoption), and any Plan established exclusively for the benefit of such persons or entities; (iii) a client of an investment adviser registered under the Investment Advisers Act of 1940, as amended, or under applicable state securities laws; and (iv) a person investing in a bank trust account with respect to which the decision-making authority for investments made has been delegated to the bank trust department. As all sales must be made through a registered broker-dealer, the investment adviser must arrange the placement of the transaction through a broker-dealer that will waive compensation, or may contact the managing dealer for such assistance. The amount of proceeds to CNL Income Properties will not be affected by eliminating selling commissions and the marketing support fee payable in connection with sales to investors purchasing through such registered investment advisers or bank trust departments. In addition, Participating Brokers that have a contractual arrangement with their clients for the payment of fees on terms that are inconsistent with the acceptance of all or a portion of the selling commissions and the marketing support fee may elect not to accept all or a portion of their compensation in the form of selling commissions and the marketing support fee offered by CNL Income Properties for shares that they sell. In that event, such shares shall be sold to the investor net of 6.5% selling commissions and the marketing support fee, at a per share purchase price of $9.10.

The following sentence is inserted at the end of the fourth full paragraph on page 152 of the prospectus:

Expenses which may be paid to Participating Brokers by CNL Income Properties or reallowed to Participating Brokers by the managing dealer include reimbursements for costs and expenses related to investor and broker-dealer sales meetings and broker-dealer training and education meetings, including those meetings conducted by CNL Income Properties, the managing dealer or Participating Brokers.

EXPERTS

The following paragraphs update and replace the paragraphs under the heading “Experts” on page 157 of the prospectus:

The balance sheets and statements of stockholders’ equity of CNL Income Properties as of December 31, 2004 and 2003, the statements of operations and cash flows of CNL Income Properties for the year ended December 31, 2004, and the period from August 11, 2003 (date of inception) through December 31, 2003, the consolidated financial statements of CNL Village Retail Partnership, LP and its subsidiaries as of December 31, 2004 and the period from October 1, 2004 (date of inception) to December 31, 2004, and the financial statements of CNL Income Canada Lessee Corporation and US Canadian Property Trust Alpha as of December 31, 2004 and the period from December 3, 2004 (date of inception) to December 31, 2004 included in this Post-Effective Amendment No. Five have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined statement of revenue and certain expenses of Intrawest Portfolio Commercial Properties, for the year ended June 30, 2004 included in this Post-Effective Amendment No. Five have been audited by KPMG LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

The combined statement of revenue and certain expenses of the DMC Properties for the year ended January 31, 2005 included in this Post-Effective Amendment No. Five have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC as of and for the periods ended December 20, 2004, December 31, 2003 and December 31, 2002 included in this Post-Effective Amendment No. Five have been audited by RubinBrown LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEX TO FINANCIAL STATEMENTS

CNL Income Properties, Inc.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Income Properties, Inc. (the “Company”) is presented as if the transactions described in Note (c) had occurred on June 30, 2005.

The following Unaudited Pro Forma Consolidated Statements of Operations are presented for the six months ended June 30, 2005 and the year ended December 31, 2004 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the transactions described in the notes to the pro forma financial statements as if they had occurred on January 1, 2004.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

JUNE 30, 2005

	Historical (a)	Pro Forma Adjustments		Pro Forma
ASSETS

Investment in unconsolidated entities	$124,536,507	$84,316,265	(c)	$208,852,772
Cash	35,402,436	45,670,891	(b)	—
		(81,073,327	) (c)
Distributions receivable from unconsolidated entities	2,459,312	—		2,459,312
Prepaid expenses	164,113	—		164,113
Deferred offering costs	6,472,775	—		6,472,775
Other assets	1,968,422	1,556,962	(b)	282,451
		(3,242,933	) (c)

Total Assets	$171,003,565	$47,227,858		$218,231,423

LIABILITIES AND STOCKHOLDERS’ EQUITY

Line of credit	$1,973,467	$—		$1,973,467
Accounts payable and accrued expenses	992,752	—		992,752
Due to affiliates	8,157,393	—		8,157,393
Other liabilities	135,576	—		135,576

Total Liabilities	11,259,188	—		11,259,188

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—		—
Common stock, $.01 par value per share One billion shares authorized at June 30, 2005, 18,692,801 shares issued and outstanding (historical) 23,882,675 shares issued and outstanding (pro forma basis)	186,928	51,899	(b)	238,827
Capital in excess of par value	161,853,025	47,175,959	(b)	209,028,984
Net loss and distributions in excess thereof	(2,295,576)	—		(2,295,576)

	159,744,377	47,227,858		206,972,235

Total Liabilities and Stockholders’ Equity	$171,003,565	$47,227,858		$218,231,423

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2005

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues	$—	$—		$—

Expenses:
General and administrative	954,758	—		954,758
Asset management fees to advisor	990,952	847,954	(7)	1,838,906

	1,945,710	847,954		2,793,664

Operating loss	(1,945,710)	(847,954)		(2,793,664)

Other income:
Interest income	357,069	(357,069	)(2)	—
Interest expense and loan cost amortization	(24,516)	—		(24,516)
Equity in earnings of unconsolidated entities	4,482,098	1,985,903	(3)	8,046,243
	—	1,694,476	(4)	—
	—	(116,234	)(6)	—

Total other income	4,814,651	3,207,076		8,021,727

Net income	$2,868,941	$2,359,122		$5,228,063

Earnings Per Share of Common Stock (Basic and Diluted)	$0.21			$0.23

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	13,358,566	(8)		22,636,933

See accompanying notes to unaudited pro forma consolidated financial statement

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues	$—	$—		$—

Expenses:
General and administrative	1,259,119	—		1,259,119
Asset management fees to advisor	—	3,677,811	(7)	3,677,811
Organization costs	21,351	—		21,351

	1,280,470	3,677,811		4,958,281

Operating loss	(1,280,470)	(3,677,811)		(4,958,281)

Other income:
Interest income	378,741	(378,741	)(2)	—
Equity in earnings of unconsolidated entities	218,466	6,336,388	(3)	18,974,502
	—	8,018,803	(4)	—
	—	5,130,885	(5)	—
	—	(730,040	)(6)	—

Total other income	597,207	18,377,295		18,974,502

Net income (loss)	$(683,263)	$14,699,484		$14,016,221

Earnings (loss) Per Share of Common Stock (Basic and Diluted)	$(0.17)			$0.62

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	4,075,979	(8)		22,636,933

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Reflects the Company’s historical balance sheet as of June 30, 2005.

(b)	Represents the receipt of approximately $52.0 million in additional gross offering proceeds from the sale of 5,189,874 shares and the payment of selling commissions of approximately $3.4 million (6.5% of gross proceeds) and marketing support fees of approximately $1.3 million (2.5% of gross proceeds), both of which have been netted against stockholders’ equity. Also reflects the payment and capitalization of additional acquisition fees of approximately $1.6 million (3.0% of gross proceeds). The additional offering proceeds included in the pro forma adjustments have been limited to approximate the amount of proceeds necessary to acquire the Company’s investments described in Note (c).

(c)	On October 11, 2005, the Company entered into a joint venture (the “GW Partnership”) with Great Wolf Resorts, Inc. and affiliates (“Great Wolf”) that acquired two waterpark resorts: the 309-suite Great Wolf Lodge in Wisconsin Dells, Wisconsin and the 271-suite Great Wolf Lodge in Sandusky, Ohio (the “Properties”), both of which were previously owned and operated by Great Wolf. The Properties were contributed to the GW Partnership from Great Wolf and valued at $114.5 million, excluding transaction costs of approximately $1.3 million.

The pro forma adjustment reflects the Company’s investment in the GW Partnership of approximately $84.3 million, including approximately $81.1 million in cash contributions and the reclassification of certain acquisition fees and costs of approximately $3.2 million that were previously capitalized in other assets. In total, the investment represents a 70% equity interest in the GW Partnership.

The venture was evaluated in accordance with FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46”) and it was determined that the Company is not the primary beneficiary due to the greater variability of expected cash flows, rights and obligations retained by Great Wolf and the disproportionate economic interests of the venture partners as compared to their respective ownership and voting percentages. Accordingly, the Company accounts for the investments under the equity method of accounting.

Unaudited Pro Forma Consolidated Statements of Operations:

(1)	Represents the Company’s historical operating results for the respective Pro Forma Periods being presented.

(2)	Reflects a reduction in interest income due to the decrease in the amount of cash available to invest in interest bearing accounts after the Company’s purchase of its interest in the properties described in Notes (3), (4) and (5) below.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(3)	The pro forma adjustment represents the Company’s equity in earnings generated from the unconsolidated GW Partnership as described in Note (c) above. The following estimated operating results of the properties owned by the GW Partnership and equity in earnings of the Company are presented as if the investment had been made on January 1, 2004:

	Pro Forma Period Ended
	June 30, 2005	December 31, 2004
Revenues (hotel operations) (i)	$18,645,139	$38,905,024
Hotel operating expenses (i)	(7,148,163)	(13,502,400)
Other property operating costs (i)	(6,415,074)	(11,535,143)
Management & license fees (ii)	(1,305,160)	(2,723,352)
Depreciation and amortization (iii)	(2,344,056)	(4,688,112)

Pro forma net income of the Properties	$1,432,686	$6,456,017

Allocation of income (loss) to:
Great Wolf	$(553,217)	$119,629

The Company	$1,985,903	$6,336,388

FOOTNOTES:

i.	Amounts for the pro forma period ended December 31, 2004 are derived from the audited combined statement of operations for the period beginning January 1, 2004 and ended December 20, 2004. Amounts for the pro forma period ended June 30, 2005 are derived from the unaudited combined statement of operations for the six months ended June 30, 2005.

ii.	A subsidiary of Great Wolf will continue to operate the Properties and license the Great Wolf Lodge brand to the venture pursuant to a 25-year management and license agreement. The agreement provides for management fees of 3% and license fees of 3% to be paid based on a percentage of gross revenue. In addition, there is a 1% license fee paid to a third party.

iii.	Depreciation and amortization of long-lived assets is based on a preliminary allocation of the base purchase price of the Properties of $114.5 million and estimated closing costs.

The allocation of profits and losses to the venture partners of the GW Partnership are based on the equity ownership percentages of the respective partners. The distribution of cash flows is distributed to each partner first to pay preferences on unreturned capital balances and the residual is allocated based on each partners’ respective ownership percentage. The Company records its share of equity in earnings of the GW Partnership using the hypothetical liquidation at book value (“HLBV”) method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(4)	The pro forma adjustment represents the Company’s equity in earnings generated from an unconsolidated partnership (the “DMC Partnership”) with Dallas Market Center Company Ltd. (“DMC”). On January 14, 2005, the Company announced its intent to form the DMC Partnership to acquire, in two phases, interests in certain real estate and related assets at the Dallas Market Center in Dallas, Texas. In the first phase, which occurred on February 14 and March 11, 2005, the DMC Partnership was formed and acquired the Trade Mart, the World Trade Center, Market Hall and surface and garage parking areas at the Dallas Market Center (the “DMC Property”). The DMC Property consists of approximately 4.3 million leaseable square feet of showroom and exhibition space and is leased to Dallas Market Center Operating, L.P., a subsidiary of the existing management company, Market Center Management Company, Ltd., (“MCMC”) which continues to manage the DMC Property. The Company invested approximately $60.0 million in the DMC Partnership, excluding transaction costs, for an 80% equity ownership interest in the DMC Property.

In phase two of the transaction, which was completed on May 25, 2005, the Company invested an additional $11.2 million in the DMC Partnership, excluding certain transaction costs and fees. Concurrently, the DMC Partnership acquired the International Floral and Gift Center (the “IFGC”) located at the Dallas Market Center. The IFGC consists of approximately 440,000 square feet of wholesale merchandising and exhibition space and is leased to a subsidiary of MCMC which continues to manage the IFGC. The DMC Partnership acquired the IFGC for approximately $31.0 million including the assumption of an existing mortgage loan in the amount of approximately $17.0 million. The Company’s $11.2 million investment represents its 80% equity ownership interest in the IFGC.

The DMC Partnership was evaluated in accordance with FIN 46 and was determined to be a variable interest entity in which the Company is not the primary beneficiary. Accordingly, the Company has accounted for its interest in the DMC Partnership under the equity method of accounting. The DMC Partnership agreement provides for allocations of income, losses and cash flows in varying amounts based on certain factors, including performance and the Company receives an annual preferred return on its investment. Accordingly, the Company has reflected its equity in earnings of the partnership under the HLBV method of accounting.

The following estimated operating results of the properties owned by the DMC Partnership and the allocation of profits and losses are presented as if the investment had been made on January 1, 2004:

	Pro Forma Period Ended
	June 30, 2005	December 31, 2004
Revenue (net rental revenues under triple-net leases)	$12,149,000	$24,298,000
Depreciation and amortization	(3,610,391)	(7,220,783)
Interest expense including loan cost amortization of $75,379 and $150,758, respectively	(4,824,053)	(9,648,105)

Pro forma net income of the DMC Property and IFGC	$3,714,556	$7,429,112

Allocation of income (loss) to:
DMC	$(294,846)	$(589,691)

The Company	$4,009,402	$8,018,803
Less: amount recognized in historical results	(2,314,926)	—

Net pro forma income adjustment	$1,694,476	$8,018,803

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(5)	Reflects the Company’s estimated equity in earnings from its investment in unconsolidated entities acquired prior to December 31, 2004 as follows:

In August 2004, the Company entered into a commitment to acquire an 80% interest in certain existing retail and commercial real estate properties located in and around various ski and golf resort villages through a partnership with Intrawest Corporation and affiliates (collectively “Intrawest”). Intrawest owned and operated these properties prior to these transactions and continues to own an interest in and operate the properties under long-term management agreements. The Company’s interest in the properties was acquired from Intrawest through a series of transactions in December 2004.

On December 3, 2004, the Company formed a trust (the “Trust”) that acquired retail and commercial real estate at two resort villages: the Village at Blue Mountain located in Ontario, Canada and Whistler Creekside, located in British Columbia, Canada (the “Canadian Properties”) from Intrawest for an aggregate purchase price of approximately $30.3 million excluding transaction costs. The Trust was funded with mezzanine loans totaling approximately $11.2 million, of which 80% was provided by the Company and 20% by Intrawest, and a $22.3 million mortgage loan obtained from a third party lender. The Canadian Properties are leased to CNL Income Canada Lessee Corp. (the “CNL Tenant”), which in turn assumed the existing in-place leases with the multiple tenants at the Canadian Properties.

The Company also acquired an 80% interest (a .01% general partnership interest and a 79.99% limited partnership interest) in CNL Village Retail Partnership, LP (the “Intrawest Partnership”), with the remaining interest held by Intrawest. The Partnership was capitalized with approximately $38.0 million, of which 80% was provided by the Company and 20% by Intrawest. On December 16, 2004, the Intrawest Partnership acquired certain retail and commercial real estate at five additional resort villages: the Village at Copper Mountain, Colorado; the Village at Mammoth Mountain, California; the Village at Baytowne Wharf, Florida; the Village at Snowshoe Mountain, West Virginia; and the Village at Stratton, Vermont (the “U.S. Properties”) from Intrawest for an aggregate purchase price of $80.6 million excluding transaction costs. The Intrawest Partnership borrowed $45.0 million under temporary bridge financing to fund the acquisition of the U.S. Properties. On May 20, 2005, the $45.0 million bridge loan was refinanced with loans with Sun Life Assurance Company of Canada in the aggregate principal amount of $46.0 million. The loans bear interest at a fixed rate of 5.75%.

The Company evaluated the Trust, the CNL Tenant, and the Intrawest Partnership in accordance with FIN 46 and determined that the Company is not the primary beneficiary of these variable interest entities due to the significant rights and obligations retained by Intrawest and the disproportionate economic interests of the venture partners as compared to their respective ownership percentages. Accordingly, the Company accounts for these investments under the equity method of accounting.

The allocation of profits and losses and distribution of cash flows to the partners of the Intrawest Partnership are dependent, in part, upon the cash flows generated from the Canadian Properties through the Trust and the CNL Tenant and are disproportionate to the ownership percentages of the respective partners. Generally, net cash flow is distributed to each partner first to pay preferences on unreturned capital balances and thereafter in accordance with specified residual sharing percentage as specified in the partnership agreement. The Company records its share of equity in earnings of the entities using the HLBV method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

The following estimated operating results of the properties owned through the partnerships and a trust with Intrawest and the related allocation of profits and losses to the partners are presented as if the investment had been made on January 1, 2004:

Revenues (in excess of certain expenses) (i)	$11,127,698
Depreciation and amortization	(5,568,053)
Property management fee	(451,655)
Interest expense including loan cost amortization of $64,058	(4,296,828)

Pro forma net income of properties owned by unconsolidated entities	$811,162

Allocation of income (loss) to:
Intrawest	$(4,538,189)

The Company	$5,349,351
Less: amount recognized in historical results	(218,466)

Net pro forma income adjustment	$5,130,885

FOOTNOTES:

i.	The estimated rental income and related operating expenses for the Canadian and U.S. Properties is derived from the actual operating results during the period in which the properties were owned by the Intrawest Partnership and Trust.

(6)	Represents additional amortization of capitalized acquisition fees and debt acquisition fees paid to the Company’s advisor. The fees are paid and capitalized upon the sale of shares or incurrence of debt and subsequently allocated to the basis of the investments upon closing. These capitalized fees are amortized over the life of the related underlying assets or debt amortization period.

(7)	Represents asset management fees associated with owning interests in the properties through the unconsolidated entities. The assets are managed by the Company’s advisor for an annual asset management fee of 1% of the Company’s pro-rata share of the “Real Estate Asset Value” as defined in the Company’s Prospectus dated April 18, 2005.

(8)	Historical earnings per share were calculated based upon the actual weighted average number of shares of common stock outstanding during the respective Pro Forma Periods presented. The pro forma earnings per share were calculated assuming that proceeds from the sale of shares were sufficient to fund the acquisitions described in Notes (3), (4), and (5) above at the beginning of the Pro Forma Periods and that those shares of common stock were outstanding for the entire Pro Forma Periods presented.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2005	December 31, 2004
ASSETS
Investment in unconsolidated entities	$124,536,507	$41,913,212
Cash	35,402,436	36,710,117
Distributions receivable from unconsolidated entities	2,459,312	225,555
Prepaid expenses	164,113	72,477
Deferred offering costs	6,472,775	5,381,749
Other assets	1,968,422	1,653,317

Total Assets	$171,003,565	$85,956,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Line of credit	$1,973,467	$—
Accounts payable and accrued expenses	992,752	589,215
Due to affiliates	8,157,393	10,414,834
Other liabilities	135,576	—

Total Liabilities	11,259,188	11,004,049

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—
Common stock, $.01 par value per share One billion shares authorized; 18,692,801 and 8,838,978 shares issued and outstanding as of June 30, 2005 and December 31, 2004, respectively	186,928	88,390
Capital in excess of par value	161,853,025	76,719,939
Accumulated distributions in excess of net income	(2,295,576)	(1,855,951)

	159,744,377	74,952,378

Total Liabilities and Stockholders’ Equity	$171,003,565	$85,956,427

See accompanying notes to condensed consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue	$—	$—	$—	$—

Expenses:
Asset management fees to advisor	676,979	—	990,952	—
General and administrative	420,985	194,507	954,758	194,507
Organization costs	—	22,357	—	22,357

Total expenses	1,097,964	216,864	1,945,710	216,864

Operating loss	(1,097,964)	(216,864)	(1,945,710)	(216,864)

Other income (expense):
Interest income	170,152	1,393	357,069	1,393
Interest expense and loan cost amortization	(24,516)	—	(24,516)	—
Equity in earnings of unconsolidated entities	2,829,101	—	4,482,098	—

Total other income	2,974,737	1,393	4,814,651	1,393

Net income (loss)	$1,876,773	$(215,471)	$2,868,941	$(215,471)

Earnings (loss) per share of common stock (basic and diluted)	$0.12	$(0.46)	$0.21	$(0.46)

Weighted average number of shares of common stock outstanding (basic and diluted)	15,913,099	465,537	13,358,566	465,537

See accompanying notes to condensed consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Six Months Ended June 30, 2005 and Year Ended December 31, 2004

(UNAUDITED)

	Common Stock		Capital in Excess of Par Value	Accumulated Distributions in Excess of Net Income	Total Stockholders’ Equity
	Number of Shares	Par Value
Balance at December 31, 2003	20,000	$200	$199,800	$—	$200,000
Subscriptions received for common stock through public offering and reinvestment plan	8,701,270	87,013	86,591,031	—	86,678,044
Issuance of restricted common stock	117,708	1,177	1,175,903	—	1,177,080
Stock issuance and offering costs	—	—	(11,246,795)	—	(11,246,795)
Net loss	—	—	—	(683,263)	(683,263)
Distributions, declared and paid ($0.2593 per share)	—	—	—	(1,172,688)	(1,172,688)

Balance at December 31, 2004	8,838,978	88,390	76,719,939	(1,855,951)	74,952,378
Subscriptions received for common stock through public offering and reinvestment plan	9,853,823	98,538	98,232,496	—	98,331,034
Stock issuance and offering costs	—	—	(13,099,410)	—	(13,099,410)
Net income	—	—	—	2,868,941	2,868,941
Distributions, declared and paid ($0.2606 per share)	—	—	—	(3,308,566)	(3,308,566)

Balance at June 30, 2005	18,692,801	$186,928	$161,853,025	$(2,295,576)	$159,744,377

See accompanying notes to condensed consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2005	2004
Increase (decrease) in cash:
Operating activities:
Net cash provided by (used in) operating activities	$(591,566)	$1,393

Investing activities:
Investments in unconsolidated entities	(73,845,418)	—
Deposits	(200,000)	—
Acquisition fees and costs	(10,739,172)	—

Net cash used in investing activities	(84,784,590)	—

Financing activities:
Subscriptions received from stockholders	98,331,034	4,780,260
Stock issuance costs	(12,889,410)	—
Borrowings under line of credit, net of payments	1,973,467	—
Payment of loan costs	(38,050)	—
Distributions to stockholders	(3,308,566)	—

Net cash provided by financing activities	84,068,475	4,780,260

Net increase (decrease) in cash	(1,307,681)	4,781,653
Cash at beginning of period	36,710,117	1,000

Cash at end of period	$35,402,436	$4,782,653

Supplemental disclosure of non-cash investing activities:
Amounts incurred but not paid (included in due to affiliates):
Acquisition fees and costs	$—	$250,620

Allocation of acquisition fees to investments in unconsolidated entities	$3,583,567	$—

Supplemental disclosure of non-cash financing activities:
Amounts incurred but not paid (included in due to affiliates):
Offering and stock issuance costs	$1,301,026	$2,534,806

Distributions declared but not paid	$—	$24,732

See accompanying notes to condensed consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

QUARTER ENDED JUNE 30, 2005

(UNAUDITED)

1.	Organization and Nature of Business:

CNL Income Properties, Inc. (the “Company”) was organized in Maryland on August 11, 2003. The Company operates and has elected to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with its taxable year ended December 31, 2004. Various wholly owned subsidiaries have been and will be formed by the Company for the purpose of acquiring and owning direct or indirect interests in real estate properties. The Company was formed primarily to acquire directly and indirectly properties in the United States that will be leased on a long-term (generally five to 20-years, plus multiple renewal options), triple-net or gross basis to tenants or operators who are significant industry leaders. The asset classes in which the Company initially is most likely to invest or has invested include the following:

•	Property leased to dealerships

•	Campgrounds and manufactured housing, or recreational vehicle (“RV”) parks

•	Health clubs

•	Parking lots

•	Merchandise marts

•	Destination retail and entertainment centers

•	Marinas

•	Ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, lodging and other related properties

•	Golf courses, including golf clubs and courses

•	Vacation ownership interests

•	Other attractions, such as themed amusement parks, water parks, sports-related venues, and cultural facilities such as visual and performing arts centers or zoological parks.

The Company may also make or acquire loans or other permitted investments related to interests in real estate and may purchase equity and other interests in financings. In addition, the Company may invest up to 10% of its assets in businesses that provide services to, or are otherwise ancillary to, the types of properties in which it is permitted to invest. As of June 30, 2005, and December 31, 2004, the Company indirectly owned interests in properties at eight and seven locations, respectively, through its investments in unconsolidated entities.

2.	Significant Accounting Policies:

Basis of Presentation—The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for the fair presentation of the Company’s results for the interim period presented. Operating results for the quarter and six months ended June 30, 2005 may not be indicative of the results that may be expected for the year ending December 31, 2005. Amounts as of December 31, 2004 included in the condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Form 10-K for the year ended December 31, 2004.

The Company commenced active operations on June 23, 2004, when the minimum required offering proceeds were received and funds were released from escrow. Since operations had not begun, activities during the period August 11, 2003 (date of inception) through June 23, 2004 were devoted to the organization of the Company.

Principles of Consolidation—The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and entities in which the Company has a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”), or is the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46”).

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED JUNE 30, 2005

(UNAUDITED)

2.	Significant Accounting Policies (Continued):

Reclassifications—Certain prior period amounts in the condensed consolidated financial statements have been reclassified to conform with the current period presentation.

Investment in Unconsolidated Entities—The equity method of accounting is applied with respect to investments in entities in which the Company has determined that consolidation is not appropriate under FIN 46 or SOP 78-9. The difference between the Company’s carrying amount of its investments in unconsolidated entities and the underlying equity in the net assets of the entities is due to acquisition fees and expenses which have been allocated to the Company’s investment. These amounts are amortized over 39-years, which is the estimated life of the buildings when the properties were acquired. The Company records its equity in earnings of the entities under the hypothetical liquidation at book value method of accounting. Under this method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

Distributions Receivable—In accordance with the partnership agreements governing the unconsolidated entities in which the Company has invested, at the end of each quarter the partner distributions are calculated for the period and the partnership is obligated to make those distributions within 45 days after the quarter end. As such, the Company has recorded its share of the distribution receivable from its unconsolidated entities.

3.	Investment in Unconsolidated Entities:

As of June 30, 2005, the Company owned investments in unconsolidated entities accounted for under the equity method of accounting with carrying values totaling approximately $124.5 million.

In December 2004, the Company invested approximately $41.8 million in a partnership and a trust that acquired a portfolio of commercial real estate properties located in and around various ski and golf resort villages in the United States and Canada (the “Resort Village Properties”). Intrawest Corporation and its affiliates owned and operated these properties prior to the transaction and continue to own a 20% interest in, and operate, the properties under long-term management agreements. The Resort Village Properties consist of approximately 408,000 square feet of leasable retail and commercial space.

On February 14, 2005, the Company formed a partnership (the “DMC Partnership”) with Dallas Market Center Company, Ltd. (“DMC”) that acquired the Trade Mart, the World Trade Center, Market Hall and surface and garage parking areas at the Dallas Market Center (the “DMC Property”) located in Dallas, Texas for approximately $218.0 million, including the assumption of existing mortgage loans totaling approximately $143.0 million. The Company invested approximately $60.0 million in the DMC Partnership, representing an 80% equity interest, in connection with the acquisition of the DMC Property. The DMC Property consists of approximately 4.3 million leasable square feet of showroom and exhibition space.

On May 25, 2005, the DMC Partnership acquired the International Floral and Gift Center (the “IFGC”) located at the Dallas Market Center for approximately $31.0 million, including the assumption of a $17.0 million existing mortgage loan. The Company contributed $11.2 million, excluding transaction costs, to the DMC Partnership in connection with the IFGC acquisition. The IFGC consists of approximately 440,000 square feet and houses permanent showrooms for floral products, holiday decorative products and related accessories. As of June 30, 2005, the Company had invested approximately $71.2 million, excluding transaction costs, in the DMC Partnership for an 80% equity interest.

The Company evaluated all of the variable interest entities that were formed in connection with the above transactions in accordance with FIN 46 and determined that the Company is not the primary beneficiary due to the significant rights and obligations retained by other venture partners and the disproportionate economic interests of the venture partners as compared to their respective ownership and voting percentages. Accordingly, the Company accounts for these investments under the equity method of accounting and records its share of equity in earnings from the entities using the hypothetical liquidation at book value method. Under this method, the Company’s share of the economic results of the unconsolidated entities is subject to change over time based on performance of those entities.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED JUNE 30, 2005

(UNAUDITED)

3.	Investment in Unconsolidated Entities (Continued):

Under the hypothetical liquidation at book value method of accounting, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. For the quarter and six months ended June 30, 2005, the Company recognized equity in earnings from the entities of approximately $2.8 million and $4.5 million, respectively. As of June 30, 2005 and December 31, 2004, the Company had distributions receivable of approximately $2.5 million and $225,555 from its unconsolidated entities, respectively.

In connection with the investments, the Company incurred certain acquisition and advisory fees which are paid to an affiliate. These fees are capitalized as part of the basis in the investments. Any excess carrying value of the investments over the book value of the underlying equity is amortized over the estimated useful lives of the underlying real estate tangible assets, which represent the assets to which the excess is most clearly related.

The following presents unaudited condensed financial information for the unconsolidated entities as of and for the quarter and six months ended June 30, 2005:

	Quarter Ended June 30, 2005		Six Months Ended June 30, 2005
	Intrawest Venture	DMC Partnership	Intrawest Venture	DMC Partnership
Revenue	$3,883,901	$5,700,253	$7,909,088	$8,399,636
Property operating expenses	(1,616,470)	(127,546)	(3,159,483)	(181,056)
Depreciation & amortization expenses	(1,438,585)	(1,811,078)	(2,892,561)	(2,675,360)
Interest expense	(983,120)	(2,279,186)	(1,969,411)	(3,316,991)

Net income (loss)	$(154,274)	$1,482,443	$(112,367)	$2,226,229

Income (loss) allocable to other venture partners	$(1,329,649)	$(339,237)	$(2,353,817)	$(266,749)

Income allocable to the Company (1)	$1,175,375	$1,821,680	$2,241,450	$2,492,978
Amortization of capitalized costs	(43,373)	(124,581)	(74,278)	(178,052)

Equity in earnings of unconsolidated entities	$1,132,002	$1,697,099	$2,167,172	$2,314,926

FOOTNOTES:

(1)	Income is allocated to the Company on the hypothetical liquidation at book value method of accounting (see Note 2).

	As of June 30, 2005		As of December 31, 2004
	Intrawest Venture	DMC Partnership	Intrawest Venture	DMC Partnership
Total assets	$122,274,527	$253,048,894	$121,051,018	$—

Total long-term debt obligations	$67,657,934	$157,802,763	$67,085,980	$—

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED JUNE 30, 2005

(UNAUDITED)

4.	Deferred Offering and Stock Issuance Costs:

Beginning on April 16, 2004, the Company offered for sale up to $2 billion in shares of common stock (200 million shares of common stock at $10 per share) (the “Offering”), pursuant to a registration statement on Form S-11 under the Securities Act of 1933. The Company has and will continue to incur costs in connection with the Offering and issuance of shares, including filing fees, legal, accounting, printing, selling commissions, marketing support fees, due diligence expense reimbursements and escrow fees, which are deducted from the gross proceeds of the Offering. As of June 30, 2005, the total Offering and stock issuance costs incurred to date was approximately $30.8 million.

Under the terms of the Offering, certain affiliates are entitled to receive selling commissions of up to 6.5% of gross offering proceeds on all shares sold, a marketing support fee of up to 2.5% of gross offering proceeds, and reimbursement of actual expenses incurred in connection with due diligence of the Offering (see Note 6). In accordance with the Company’s amended and restated articles of incorporation, the total amount of selling commissions, marketing support fees, due diligence expense reimbursements, and organizational and offering expenses to be paid by the Company may not exceed 13% of the aggregate offering proceeds. Therefore, offering costs of approximately $6.5 million, representing the portion of those costs exceeding 13% of the offering proceeds, have been deferred as of June 30, 2005. Deferred offering costs as of December 31, 2004 totaled approximately $5.4 million. The deferred offering costs will be deducted from future offering proceeds and reimbursed to affiliates to the extent the costs are within the 13% limitation. The Company is not obligated to pay the Advisor or certain of its affiliates costs that exceed the 13% limitation as of the end of the Offering. The remaining $24.3 million was deducted from the offering proceeds and charged to capital in excess of par value.

5.	Line of Credit:

On May 20, 2005 the Company closed on a $5.0 million revolving line of credit with Branch Banking and Trust. The line will primarily be used for working capital needs, distributions to stockholders and bridge financing on real estate investments. The line of credit is unsecured, bears interest at the 30-day LIBOR plus 2.25% (which was approximately 5.39% for the quarter ended June 30, 2005) and has a term of two years. As of June 30, 2005, borrowings outstanding under the line of credit were approximately $2.0 million. The loan agreement contains certain affirmative, negative and financial covenants including quarterly and annual financial reporting requirements, minimum net worth, and limitations on the incurrence of additional debt. The Company was in compliance with these covenants at June 30, 2005.

6.	Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with CNL Income Corp., a stockholder and the advisor (the “Advisor”) of the Company, and with the managing dealer of the Company’s public offering, CNL Securities Corp. The Company’s chairman of the board indirectly owns a controlling interest in the parent company of the Advisor. These affiliates receive fees and compensation in connection with the Offering and the acquisition, management and sale of the Company’s assets.

CNL Securities Corp., the managing dealer of the Company’s public offering, receives selling commissions of up to 6.5% of gross offering proceeds on all shares sold, a marketing support fee of up to 2.5% of gross offering proceeds, and reimbursement of actual expenses incurred up to 0.01% of proceeds in connection with due diligence of the Offering. A substantial portion of the selling commissions and marketing support fees are reallowed to participating broker dealers. During the quarters and six months ended June 30, 2005 and 2004, the Company incurred the following fees:

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Selling commissions	$3,412,090	$211,527	$6,201,252	$211,527
Marketing support fee & due diligence expense reimbursements	1,323,109	81,357	2,395,864	81,357

Total	$4,735,199	$292,884	$8,597,116	$292,884

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED JUNE 30, 2005

(UNAUDITED)

6.	Related Party Arrangements (Continued):

During the quarters and six months ended June 30, 2005 and 2004, the Advisor earned fees and incurred reimbursable expenses as follows:

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Acquisition fees (1):
Acquisition fees from offering proceeds	$1,641,655	$147,936	$2,956,146	$147,936
Acquisition fees from debt proceeds	1,495,740	—	4,908,899	—

Total	3,137,395	147,936	7,865,045	147,936

Asset management fees (2):	676,979	—	990,952	—

Reimbursable expenses (3):
Offering costs	1,740,558	2,090,298	3,974,756	2,090,298
Organizational costs	—	22,357	—	22,357
Acquisition costs	279,749	70,302	579,083	70,302
Operating expenses (reimbursements)	(111,829)	425,862	480,591	425,862

Total	1,908,478	2,608,819	5,034,430	2,608,819

Total fees earned and reimbursable expenses	$5,722,852	$2,756,755	$13,890,427	$2,756,755

FOOTNOTES:

(1)	Acquisition fees for services in the selection, purchase, development or construction of real property, generally equal to 3.0% of gross offering proceeds, and 3.0% of loan proceeds for services in connection with the incurrence of debt. The debt acquisition fees for the quarter and six months ended June 30, 2005 were incurred in connection with the Company’s investment in the DMC Partnership with DMC and the partnership’s assumption of mortgage loans upon acquisition of the DMC Property and IFGC.

(2)	Asset management fees of 0.08334% per month of the Company’s “real estate asset value,” as defined in the Company’s prospectus dated April 18, 2005, and the outstanding principal amount of any mortgage loan as of the end of the preceding month.

(3)	The Advisor and its affiliates are entitled to reimbursement of certain expenses incurred on behalf of the Company in connection with the Company’s organization, offering, acquisitions, and operating activities. Pursuant to the advisory agreement, the Company will not reimburse the Advisor any amount by which total operating expenses paid or incurred by the Company exceed the greater of 2% of average invested assets or 25% of net income (the “Expense Cap”) in any expense year, as defined in the advisory agreement. The first applicable expense year and measurement period was the twelve months ended June 30, 2005, for which the Company’s operating expenses exceeded the Expense Cap by $398,071. In accordance with the advisory agreement, such amount will not be reimbursed to the Advisor and has been recorded as a reduction in general and administrative expenses and the amounts due to affiliates.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED JUNE 30, 2005

(UNAUDITED)

6.	Related Party Arrangements (Continued):

Amounts due to affiliates for fees and expenses described above are as follows:

	June 30, 2005	December 31, 2004
Due to the Advisor and its affiliates:
Offering expenses	$7,311,182	$6,960,292
Asset management fees	236,302	—
Operating expenses (reimbursements)	(111,829)	1,207,252
Acquisition fees and expenses	414,081	1,893,200

Total	$7,849,736	$10,060,744

Due to CNL Securities Corp:
Selling commissions	$222,197	$320,767
Marketing support fees and due diligence expense reimbursements	85,460	123,373
Offering costs	—	(90,050)

Total	$307,657	$354,090

Total due to affiliates	$8,157,393	$10,414,834

7.	Distributions:

On January 1, 2005 and February 1, 2005, the board of directors declared a distribution of $0.0417 per share for stockholders of record on January 1, 2005 and February 1, 2005, respectively, which were paid on March 31, 2005. On February 15, 2005, the board of directors declared a distribution of $0.0438 per share for stockholders of record at the close of business on March 1, 2005, which was paid on March 31, 2005. The January, February and March distributions were primarily funded with a temporary advance of approximately $1.3 million from an affiliate of the Advisor. The advance was repaid in the second quarter of 2005 upon receipt of the Company’s first quarter earnings distributions from its unconsolidated entities.

The Company’s board of directors declared distributions of $0.0438 per share to stockholders of record at the close of business on April 1, 2005 and May 1, 2005. The board of directors also declared a distribution of $0.0458 per share for stockholders of record at the close of business on June 1, 2005. These distributions were paid by June 30, 2005.

Approximately 60% of the distributions for the six months ended June 30, 2005 constitute a return of capital for federal income tax purposes. No amounts distributed to stockholders are required to be or have been treated as a return of capital for purposes of calculating the stockholders’ return on their invested capital. The characterization of distributions declared for the quarter and six months ended June 30, 2005 may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2005.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED JUNE 30, 2005

(UNAUDITED)

8.	Commitments & Contingencies:

In connection with the purchase of the resort village property located at Copper Mountain, Colorado, the Intrawest Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event, will the amount exceed $3.75 million. The Company has guaranteed the payment of the contingent purchase price to Intrawest on behalf of the Intrawest Partnership.

9.	Subsequent Events:

The Company’s board of directors declared distributions of $0.0458 per share to stockholders of record at the close of business on July 1, 2005 and August 1, 2005, to be paid by September 30, 2005.

INDEX TO OTHER FINANCIAL STATEMENTS

The following financial information is filed as part of this Prospectus Supplement as a result of the Company acquiring an interest in two waterpark resorts: Great Wolf Lodge in Wisconsin Dells, Wisconsin and Great Wolf Lodge in Sandusky, Ohio. For information regarding this investment and the leases into which the Company has entered, see the “Business - Property Acquisitions” section of the Prospectus and the Prospectus Supplement.

The following financial information is filed as part of this Prospectus Supplement as a result of the Company acquiring an interest in real estate and related leasehold assets at the Dallas Market Center. For information regarding this investment and the leases into which the Company has entered, see the “Business - Property Acquisitions” section of the Prospectus and the Prospectus Supplement.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

UNAUDITED COMBINED BALANCE SHEET

June 30, 2005
Assets
Current Assets
Cash and cash equivalents	$861,738
Accounts receivable	331,990
Inventories	808,415
Prepaid expenses and other	437,340

Total Current Assets	2,439,483

Property and Equipment	88,772,136

Other Assets
Goodwill, net	64,510,649

Total Other Assets	64,510,649

TOTAL ASSETS	$155,722,268

Liabilities And Members’ Equity
Current Liabilities
Accounts payable	$3,668,180
Accounts payable, related party	84,057,732
Accrued expenses	1,546,263
Accrued real estate taxes	706,722
Gift certificates payable	897,113
Advance deposits	1,738,090
Deferred revenue	1,817,639

Total Current Liabilities	94,431,739

Total Liabilities	94,431,739

Members’ Equity	61,290,529

TOTAL LIABILITIES & EQUITY	$155,722,268

See accompanying notes to unaudited combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

UNAUDITED COMBINED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2005
Revenues
Rooms	$12,890,035
Food and beverage	3,155,530
Other hotel operations	2,599,574

Total Revenues	18,645,139

Departmental Expenses
Rooms	2,249,341
Food and beverage	2,586,623
Other	2,312,199

Total Departmental Expenses	7,148,163

Operating Expenses
Selling, general and administrative	4,784,417
Property operating costs	2,749,368
Depreciation and amortization	3,828,126

Total Operating Expense	11,361,911

Income From Operations	135,065

Other Income (Expense)
Interest Income	9,089
Interest Expense	(153)

Total Other Income (Expense)	144,001

Net Income	$144,001

See accompanying notes to unaudited combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

UNAUDITED COMBINED STATEMENT OF CASH FLOWS

Six Months Ended June 30, 2005
Cash Flows From Operating Activities
Net income (loss)	$144,001
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,828,126
Changes in operating assets and liabilities:
Prepaid expenses and other assets	7,416,597
Accounts payable, accrued expenses and other liabilities	2,766,426

Net Cash Provided By Operating Activities	14,155,150

Cash Flows From Investing Activities
Capital expenditures for property and equipment	(18,388,436)

Net Cash Used In Investing Activities	(18,388,436)

Net Decrease In Cash And Cash equivalents	(4,233,286)

Cash And Cash Equivalents - Beginning Of Period	5,095,024

Cash And Cash Equivalents - End Of Period	$861,738

See accompanying notes to unaudited combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO UNAUDITED COMBINED STATEMENT OF OPERATIONS

1.	General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited combined financial statements for the period ended December 20, 2004. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited combined financial statements for the period and accounting policies have been consistently applied.

Independent Auditors’ Report

Members and Boards of Directors

Great Bear Lodge of Wisconsin Dells, LLC and

  Great Bear Lodge of Sandusky, LLC

Madison, Wisconsin

We have audited the accompanying combined balance sheet of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC as of December 20, 2004 and December 31, 2003 and 2002, and the related combined statements of operations, members’ equity (deficit) and cash flows for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002. These combined financial statements are the responsibility of the management of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC as of December 20, 2004 and December 31, 2003 and 2002, and the results of their combined operations and their cash flows for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

St. Louis, Missouri May 5, 2005

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED BALANCE SHEET

	December 20, 2004	December 31,
		2003	2002
Assets
Current Assets
Cash and cash equivalents	$2,155,348	$1,181,318	$1,459,604
Certificates of deposit	—	2,991,810	3,165,434
Due from Class B Member	385,000	385,000	385,000
Accounts receivable (Note 5)	555,285	210,737	232,037
Inventories	662,653	648,159	558,008
Prepaid expenses	158,876	214,885	186,644

Total Current Assets	3,917,162	5,631,909	5,986,727

Property And Equipment (Notes 3 And 4)	51,956,429	57,135,713	61,287,118

Other Assets
Replacement reserve fund (Note 4)	1,354,908	2,386,852	1,053,790
Real estate tax escrow	205,036	186,465	261,900
Goodwill, net	24,456,689	24,456,689	24,456,689
Loan fees, net (Note 11)	527,177	567,297	591,501

Total Other Assets	26,543,810	27,597,303	26,363,880

TOTAL ASSETS	$82,417,401	$90,364,925	$93,637,725

Liabilities And Members’ Equity (Deficit)
Current Liabilities
Current maturities of long-term debt (Notes 4 and 11)	$75,663,531	$2,394,410	$1,711,428
Accounts payable	1,666,765	1,425,915	1,093,871
Accrued expenses	1,367,489	1,302,262	1,183,929
Gift certificates payable	770,984	700,640	738,852
Accrued interest expense	506,777	279,103	276,675
Accrued payroll	195,405	618,864	407,199
Accrued real estate taxes	1,334,639	1,103,938	1,003,640
Accounts payable - related party (Note 5)	173,190	264,986	379,612
Advance deposits	2,100,879	1,796,352	1,649,912
Note payable - related party (Note 5)	—	50,000	—
Due to Class A Member	385,000	385,000	385,000

Total Current Liabilities	84,164,659	10,321,470	8,830,118

Long-Term Debt (Notes 4 And 11)	36,510	75,433,543	76,339,066

Total Liabilities	84,201,169	85,755,013	85,169,184
Members’ Equity (Deficit)	(1,783,768)	4,609,912	8,468,541

TOTAL LIABILITIES & EQUITY	$82,417,401	$90,364,925	$93,637,725

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED STATEMENT OF OPERATIONS

	For the Period Beginning January 1, 2004 And Ended December 20, 2004	For The Years Ended December 31,
		2003	2002
Revenues
Rooms	$27,596,922	$29,172,346	$28,995,017
Food and beverage	6,446,933	6,601,604	6,341,744
Other	4,861,169	4,944,122	5,090,895

Total Revenues	38,905,024	40,718,072	40,427,656

Departmental Expenses
Rooms	4,093,952	4,311,459	4,453,222
Food and beverage	5,380,278	4,925,076	4,861,466
Other	4,028,170	4,083,573	4,181,499

Total Departmental Expenses	13,502,400	13,320,108	13,496,187

Operating Expenses
Administrative and general	5,940,826	5,538,261	4,642,379
Property taxes, insurance and other	5,594,317	4,968,364	4,256,672
Management fees (Note 5)	1,327,834	1,030,268	1,417,918
Geographic development fee (Note 6)	694,519	989,222	432,348
Depreciation and amortization	8,000,986	8,089,757	8,414,284
Other	—	—	49,735

Total Operating Expenses	21,558,482	20,615,872	19,213,336

Income From Operations	3,844,142	6,782,092	7,718,133

Other Income (Expense)
Interest income	32,061	152,037	159,129
Interest expense	(4,549,132)	(4,817,758)	(5,054,850)

Total Other Income (Expense)	(4,517,071)	(4,665,721)	(4,895,721)

Net Income (Loss)	$(672,929)	$2,116,371	$2,822,412

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED STATEMENT OF MEMBERS’ EQUITY (DEFICIT)

For The Period Beginning January 1, 2004 And Ended December 20, 2004

And For The Years Ended December 31, 2003 And 2002

	Great Bear Lodge Of Wisconsin Dells, LLC			Great Bear Lodge Of Sandusky, LLC				Combined
	GLGB Manager II, LLC (30%)	SunAmerica Housing Fund 815, LP (70%)	Total Members’ Equity (Deficit)	GLGB Manager I, LLC (20%)	GLGB Investor I, LLC (30%)	SunAmerica Housing Fund 726, LP (50%)	Total Members’ Equity (Deficit)	Total Members’ Equity (Deficit)
Balance (Deficit) - January 1, 2002	$(2,785,371)	$9,695,840	$6,910,469	$4,038	$3,016,833	$4,513,975	$7,534,846	$14,445,315
Net Income (Loss)	(27,145)	(63,337)	(90,482)	582,579	873,868	1,456,447	2,912,894	2,822,412
Contributions	—	—	—	—	—	814	814	814
Distributions	(440,000)	(2,310,000)	(2,750,000)	(1,989,347)	(1,356,506)	(2,704,147)	(6,050,000)	(8,800,000)

Balance (Deficit) - December 31, 2002	(3,252,516)	7,322,503	4,069,987	(1,402,730)	2,534,195	3,267,089	4,398,554	8,468,541
Net Income (Loss)	(382,638)	(892,821)	(1,275,459)	678,366	1,017,549	1,695,915	3,391,830	2,116,371
Distributions	—	—	—	(2,092,356)	(1,296,985)	(2,585,659)	(5,975,000)	(5,975,000)

Balance (Deficit) - December 31, 2003	(3,635,154)	6,429,682	2,794,528	(2,816,720)	2,254,759	2,377,345	1,815,384	4,609,912
Net Income (Loss)	(929,421)	(2,168,650)	(3,098,071)	485,028	727,543	1,212,571	2,425,142	(672,929)
Distributions	—	(682,987)	(682,987)	(1,750,280)	(1,099,704)	(2,187,780)	(5,037,764)	(5,720,751)

Balance (Deficit) - December 20, 2004	$(4,564,575)	$3,578,045	$(986,530)	$(4,081,972)	$1,882,598	$1,402,136	$(797,238)	$(1,783,768)

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED STATEMENT OF CASH FLOWS

	For The Period Beginning January 1, 2004 And Ended December 20, 2004	For The Years Ended December 31,
		2003	2002
Cash Flows From Operating Activities
Net income (loss)	$(672,929)	$2,116,371	$2,822,412
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,000,986	8,089,757	8,414,284
Bad debt expense	—	3,742	1,750
Gain on asset disposal	—	(867)	—
Change in operating assets and liabilities:
Accounts receivable	(344,548)	17,558	61,393
Inventories	(14,494)	(90,151)	(100,006)
Prepaid expenses	56,009	(28,241)	(63,661)
Accounts payable	240,850	332,045	207,455
Accrued expenses	100,143	432,722	134,564
Gift certificates payable	70,344	(38,212)	17,009
Accounts payable - related party	(91,796)	(114,626)	288,776
Advance deposits	304,527	146,440	(423,162)

Net Cash Provided By Operating Activities	7,649,092	10,866,538	11,360,814

Cash Flows From Investing Activities
Capital expenditures	(2,597,077)	(3,695,161)	(4,167,960)
Net withdrawals from (contributions to) real estate tax escrow	(18,571)	75,435	4,784
Proceeds from sale of assets	—	26,000	—
Net deposits (to) from certificates of deposit	2,991,810	173,624	(1,804,949)
Net deposits (to) from replacement reserve fund	1,031,944	(1,333,062)	644,461

Net Cash Provided By (Used In) Investing Activities	1,408,106	(4,753,164)	(5,323,664)

Cash Flows From Financing Activities
Proceeds from line of credit	—	—	314,293
Principal payments on long-term debt	(2,127,912)	(1,191,975)	(49,170,665)
Proceeds from (payment on ) note payable - related party	(50,000)	50,000	—
Proceeds from issuance of debt	—	969,434	50,547,036
Payments for loan fees	(184,505)	(244,119)	(47,379)
Distributions to members	(5,720,751)	(5,975,000)	(8,800,000)
Capital contributions from members	—	—	814

Net Cash Used In Financing Activities	(8,083,168)	(6,391,660)	(7,155,901)

Net Increase (Decrease) In Cash and Cash Equivalents	974,030	(278,286)	(1,118,751)

Cash And Cash Equivalents - Beginning Of Period	1,181,318	1,459,604	2,578,355

Cash And Cash Equivalents - End Of Period	$2,155,348	1,181,318	1,459,604

Supplemental Disclosure Of Cash Flow Information
Interest paid	$4,321,458	4,815,330	4,781,755

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

1.	Summary Of Significant Accounting Policies

Principles Of Combination

The combined financial statements include the accounts of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC (the Companies). The Companies have common ownership by entities related to AIG SunAmerica Housing Funds and the Great Lakes Companies, Inc. All material intercompany account balances and transactions have been eliminated in combination. The Companies’ operations are described in Note 2.

Estimates And Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash And Cash Equivalents

The Companies define cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. The Companies maintain cash accounts which, at various times, exceed the Federal Deposit Insurance Corporation insured limits of $100,000 per bank.

Certificates Of Deposit

Certificates of deposit are valued at cost plus accrued interest which approximates fair value.

Accounts Receivable

Accounts receivable are reported at the amount management expects to collect on balances outstanding at year end. Management closely monitors outstanding balances and writes off, as of year end, all balances that have not been collected by the time the financial statements are issued.

Advertising

The Companies expense nonspecific and daily advertising costs to operations when incurred. Advertising expense was $2,557,868, $2,075,687 and $1,531,234 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively, and is included in general and administrative expenses in the accompanying combined statement of operations. Expenditures incurred related to advertising in travel guides over a specific period of time are capitalized, and amortized over the life of the travel guide. Expenditures related to travel guide advertising were capitalized in the amount of $190,734 and $57,802 at December 20, 2004 and December 31, 2003, respectively, and are included in prepaid expenses.

Inventories

Inventories consist primarily of food, beverage, arcade and gift shop merchandise and are valued at lower of cost, using the first-in, first-out (FIFO) method or market.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

Property And Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives. Major expenditures for property and equipment are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income.

Buildings and improvements	40 years
Land improvements	15 years
Fixtures and equipment	3 -7 years

Interest on borrowings directly related to construction in process balances are capitalized during the construction period.

Goodwill

Great Bear Lodge of Wisconsin Dells, LLC has allocated $28,585,740 of the original purchase price of the resort acquired to goodwill.

Goodwill was being amortized using the straight-line method over 15 years through December 31, 2001. Accumulated amortization at December 20, 2004 and December 31, 2003 and 2002 was $4,129,051.

Effective for years beginning January 1, 2002, Financial Accounting Standards Board (FASB) Statement No. 142 states that goodwill shall not be amortized. Instead, goodwill is tested for impairment, and adjusted if applicable. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value. If fair value exceeds the carrying cost, there is no impairment. FASB 142 does not change the tax method reporting for goodwill amortization.

At December 20, 2004, fair value exceeds the carrying cost and therefore no impairment has been recognized.

Loan Fees

At December 20, 2004, loan fees of $1,864,307 have been capitalized and are being amortized on a straight-line basis over the terms of the loans. Accumulated amortization was $1,337,130, $1,112,503 and $844,180 at December 20, 2004 and December 31, 2003 and 2002, respectively. Amortization of loan fees charged against income amounted to $224,625 for the period ended December 20, 2004 and $268,324 and $1,279,579 for the years ended December 31, 2003 and 2002, respectively.

Intangible And Long-Lived Assets

The Companies review the recoverability of intangible (other than goodwill) and long-lived assets whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If the expected future cash flows from the use of such assets (undiscounted and without interest charges) are less than the carrying value, the Companies’ policies are to record a write-down, which is determined based on the difference between the carrying value of the asset and the estimated fair value. At December 20, 2004 and December 31, 2003 and 2002, no provision for impairment was considered necessary.

Revenue Recognition

The Companies recognize revenue from their resorts as earned on the close of business each day.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

Advance Deposits

Advance deposits are deposits made by the customers when reservations are made. The Companies’ policies are to charge a cancellation fee if reservations are canceled prior to 72 hours before the reserved date, with the remainder of the advance deposit refunded. Cancellations within 72 hours of the reserved date result in no refund of the advance deposit. The Companies invest cash received from advance deposits in interest bearing certificates of deposit. There are no specific requirements on investment of advance deposits.

Fair Value Of Financial Instruments

The carrying amounts of cash and cash equivalents, certificates of deposit, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments. At December 20, 2004, and December 31, 2003 and 2002, the Companies estimate that the fair value of their long-term debt is not materially different from their financial statement carrying value because either the stated interest rates fluctuate with current rates or the interest rates approximate the current rates at which the Companies borrow funds.

Income Taxes

The Companies are organized as separate limited liability companies. They are not taxpaying entities for federal or state income tax purposes and thus no provision for income taxes has been recorded in these combined financial statements. The Companies’ income, losses and credits are included in the income tax returns of their members.

Operating Agreements

Certain defined terms contained in the Operating Agreements are denoted with initial capital letters throughout the combined financial statements.

2.	Operations

Great Bear Lodge of Wisconsin Dells, LLC (the Dells) was formed between SunAmerica Housing Fund 815, LP, a Nevada limited partnership (Class A Member) and GLGB Manager II, LLC, a Delaware limited liability company (Class B Member), on October 7, 1999 in the State of Delaware. The Dells was established to purchase and operate a resort hotel, the Great Wolf Lodge in Wisconsin Dells, Wisconsin. The resort offers an indoor and outdoor waterpark, redemption arcade, themed restaurant, gift shop and fitness facility.

Great Bear Lodge of Sandusky, LLC (Sandusky) was formed between the Class A Member), the Class B Member and GLGB Manager I, LLC, a Delaware limited liability company (Class C Member) on May 20, 1999 in the State of Delaware. Sandusky was established to construct and operate a resort hotel, the Great Bear Lodge in Sandusky, Ohio. The resort, which opened March 2001, offers an indoor and outdoor waterpark, redemption arcade, themed restaurant, gift shops and fitness facility.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

3.	Property And Equipment

Property and equipment consist of:

	2004	2003	2002
Land and improvements	$9,082,849	$9,047,654	$8,952,472
Buildings and improvements	33,671,124	32,064,960	31,411,005
Fixtures and equipment	42,119,734	41,178,400	36,267,303
Construction in progress	—	2,650	1,993,723

	84,873,707	82,293,664	78,624,503
Less: Accumulated depreciation	32,917,278	25,157,951	17,337,385

	$51,956,429	$57,135,713	$61,287,118

Depreciation charged against income amounted to $7,776,361, $7,821,433 and $7,134,705 for the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

4.	Long-Term Debt

Long-term debt consists of:

	2004	2003	2002
Dells

Note payable to a bank, payable in monthly installments of $375,973 including interest at the two-year Treasury note index rate plus 1.675% based on a 25-year amortization. The interest rate was adjusted on November 10, 2002 and will be adjusted once every 24 months thereafter. During the term of the loan, the rate cannot be less that 7% per year and cannot be greater that 8.375% per year. The effective rate was 7% at December 20, 2004. The note is collateralized by the property, security interest of the membership interest, and a security interest in the replacement reserve account. In connection with the IPO (Note 11), the balance of the note was repaid in full subsequent to December 20, 2004.

	$50,097,910	$50,930,563	$49,961,129

Note payable to Alliant Energy, payable in monthly installments of $1,635 including interest at 3%. The note is collateralized by equipment and is due in December 2007.	54,737	64,057	89,365
Sandusky

Notes payable to a bank, payable in monthly installments of interest only for the first 24 months and in equal monthly payments of principal and interest based on a 20-year amortization with principal and unpaid interest due on March 1, 2006. The Company has a one-year option to extend the maturity date. Interest is charged at the LIBOR rate plus 3% during the first 24 months and adjusted to a fixed rate of 4.65% for the subsequent 12 months. The note is secured by the property, unconditional guarantees of individual investors, guarantee of corporate guarantor (up to $6,000,000) and the Company’s replacement reserve, real estate tax escrow and operating cash accounts. In connection with the IPO (Note 11), the balance of the note was repaid in full subsequent to December 20, 2004.

	25,547,394	26,833,333	28,000,000

	75,700,041	77,827,953	78,050,494

Less: Current maturities	75,663,531	2,394,410	1,711,428

	$36,510	$75,433,543	$76,339,066

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

Interest expense charged against operations amounted to $4,549,132, $4,817,758 and $5,054,850 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively.

In connection with the loan agreements, the Companies must maintain replacement reserve funds. The agreements require monthly deposits of 4% of gross operating revenues for the Dells and monthly amounts not below $41,666 for Sandusky to fund capital improvements and replacements. The replacement reserve funds are pledged as collateral for the notes payable. The Dells’ December 2004 and 2003 replacement reserve deposit was not funded timely in accordance with the loan agreement. The bank waived the 2004 violation, as the entire balance of the loan was repaid after December 20, 2004 (Note 11) without a penalty. The bank waived the 2003 violation in a letter dated May 10, 2004.

In addition, Sandusky’s Operating Agreement provides for a monthly deposit of 4% of gross operating revenues to fund capital improvements and replacements. This amount was under funded by approximately $681,000 and $364,000 at December 20, 2004 and December 31, 2003, respectively, both of which were approved by the Class A Member as required by the Operating Agreement.

During 2003, Sandusky entered into an agreement with the bank to extend the note payable for an additional 36 months. The interest rate will be reduced to the LIBOR rate plus 2.75%. All other terms and conditions of the current note will remain unchanged.

5.	Related Party Transactions

Dells

The Dells resort and facility is managed by The Great Lakes Companies, Inc., a company affiliated through common ownership with GLGB Manager II, LLC, the Class B Member. The management agreement requires a fee of 3% of the Company’s adjusted gross revenue for each fiscal year. Management fees of $297,941, $155,420 and $589,399 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Management fees of $220,593 were unpaid as of December 31, 2002 and are included in accounts payable - related party (see Note 8 regarding management fees during 2003).

The management agreement also provides for a central office services fee in an amount allocated among sharing hotels. Central office service fees amounted to $37,080 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002. Central office fees of $9,720, $3,090 and $6,180 were unpaid as of December 20, 2004, December 31, 2003 and 2002, respectively, and are included in accounts payable - related party.

During 2003 and a portion of 2002, an affiliate of The Great Lakes Companies, Inc. received a central reservation fee of 1-1/2% of gross room revenues. Reservation fees of $188,935, $203,290 and $10,000 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Reservation fees of $9,644 were unpaid as of December 20, 2004 and are included in accounts payable - related party.

The Operating Agreement (the Agreement) provides an annual property asset management fee of $10,000 per year to SunAmerica Affordable Housing Partners, Inc., an affiliate of the Class A Member. Asset management fees of $1,667 and $10,000 were unpaid as of December 31, 2003 and 2002, respectively, and are included in accounts payable - related party.

Amounts due from The Great Lakes Companies, Inc. and affiliated entities amounted to $14,719, $21,278 and $44,675 and are included in accounts receivable at December 20, 2004 and December 31, 2003 and 2002, respectively.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

Sandusky

The Sandusky resort and facility is managed by The Great Lakes Companies, Inc., a company affiliated through common ownership with GLGB Manager I, LLC, the Class C Member. The management agreement requires a fee of 3% of the Company’s adjusted gross revenue for each fiscal year. Management fees of $630,802, $656,217 and $621,411 and were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Management fees of $105,261, $152,740 and $83,480 were unpaid as of December 20, 2004, December 31, 2003 and 2002, respectively, and are included in accounts payable - related party. In addition, beginning in 2002, the management agreement requires a subordinated management fee of 1% of the Company’s adjusted gross revenue for each full fiscal year. Subordinated management fees of $218,631 and $207,108 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. The management agreement also provides for a central office services fee in an amount allocated among sharing hotels. Central office service fees amounted to $32,520 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Central office fees of $2,710 and $2,710 were unpaid as of December 31, 2003 and 2002 and are included in accounts payable - related party.

Beginning in 2002, an affiliate of The Great Lakes Companies, Inc. received a central reservation fee of 2% of gross room revenues. Reservation fees of $223,397, $233,267 and $21,698 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Central reservation fees of $32,587, $51,411 and $13,856 were unpaid as of December 20, 2004, December 31, 2003 and 2002, respectively.

The Operating Agreement (the Agreement) provides an annual property asset management fee of $10,000 per year to SunAmerica Affordable Housing Partners, Inc., an affiliate of the Class A Member. Asset management fees of $10,000 were unpaid as of December 31, 2002, and are included in accounts payable - related party.

As noted above, accounts payable - related party includes management fees, central office service fees, asset management fees and miscellaneous expenses totaling $137,848, $257,146 and $97,671 as of December 20, 2004, December 31, 2003 and 2002, respectively.

During the year ended December 31, 2003, The Great Lakes Companies, Inc. funded amounts to Sandusky for operating expenses. As stated in the management agreement, the Great Lakes Companies, Inc. was not required to make such a payment and the amounts are due on demand. The unpaid balance as of December 31, 2003 was $50,000. The balance was repaid in January 2004, including interest of $3,781.

6.	Geographic Development Fee

Sandusky entered into a Geographic Development Agreement which provides for Tall Pines Development Corporation (Tall Pines) to be paid the following development fees for ten years ending March 2011: (1) Base Development Fee which represents a fee of 2% of the Company’s adjusted gross revenue for each fiscal year (2) Tier One Incentive Development Fee and/or (3) Tier Two Incentive Development Fee.

Tier One Incentive Development Fee is an amount equal to 1% of revenues if the following conditions are met: (1) Revenue per available room is greater than $100 and (2) Gross Operating Profit is greater than 45% and (3) the Company earns a minimum cash-on-cash return on equity of 10%. If only the third criteria is met for the fiscal year, Tall Pines shall be entitled to payment of  1/2 of the Tier One Incentive Development Fee.

Tier Two Incentive Development Fee is an amount equal to 1% of Revenue over and above the Base Development Fee and Tier One Incentive Development Fee. The following are the conditions: (1) Revenue per available room is greater than $125 and (2) Gross Operating Profit is greater than 45% and (3) the Company earns a minimum cash-on-cash return on equity of 10%.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

The Base Development Fee, which is required to be paid on a monthly basis, of $347,800, $364,821 and $346,180 was expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. The base development fee of $47,000 and $23,814 was unpaid as of December 31, 2003 and 2002, respectively, and is included in accrued expenses.

For the years ended December 31, 2003 and 2002, only the third criteria of the Tier One Incentive Development Fee was met, which entitles Tall Pines to .5% of adjusted revenues. In addition, for the years ended December 31, 2003 and 2002, the criteria for the Tier Two Incentive Development Fee were not met. However, in 2003, an agreement was made with Tall Pines Development to waive the criteria described above as the nature of the agreement was not being upheld. Therefore, the fee associated with Tier One and Two were paid for 2004 and 2003, amounting to $347,260 and $364,821, respectively. Additional expenses of $259,580 were paid in 2003 which related to additional 2002 expenses.

7.	Profit Sharing Plan

The Companies maintain a 401(k) profit sharing plan covering all eligible employees. Employees become eligible after completing one year of service with at least 1,000 hours. Company contributions are discretionary. Currently, the Companies match 50% of the first 4% of each eligible employee’s contributions. The plan is sponsored by The Great Lakes Companies, covering multiple entities. The Companies combined contributions to the plan amounted to $72,072, $70,813 and $34,319 in 2004, 2003 and 2002, respectively.

8.	Allocation Of Profits, Losses And Cash Distributions

Dells

As defined in Dells’ Operating Agreement, net profits and losses are generally allocated 70% to SunAmerica Housing Fund 815, LP and 30% to GLGB Manager II, LLC, except that the Agreement specifies allocation limitations and special allocations in certain situations, including, “Capital Transactions.” The Agreement defines Capital Transactions as sale, refinance, exchange, transfer, assignment, or other disposition of all or any portion of the Dells resort.

The agreement also provides for priority distributions from Net Cash Flow, as defined in the Agreement, to be distributed in the following priority:

1.	First priority is a “Class A Senior Priority Return,” of 14% on its original capital contribution of $16,500,000 which calls for a cumulative return of $577,500 per calendar quarter to the Class A Member, payable 45 days after the end of the calendar quarter. Distributions under the Class A Senior Priority Requirements of $2,310,000 were made to the Class A Member during the year ended December 31, 2002. At December 31, 2003 and 2002, $385,000 was due to the Class A Member (see note below regarding 2004 and 2003 distributions and management fees).

2.	Second priority is payment of 12% interest per annum, or any optional capital contributions (OCC) to the Class A Member to fund operating deficits or other reasonable and necessary obligations of the Company.

3.	Third priority is repayment of “Class A Net OCC.”

4.	Fourth priority is payment of “Class B OCC Priority Return” at 12% interest per annum.

5.	Fifth priority is payment of “Class B Net OCC.”

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

6.	Sixth priority is distribution to the Class B Member equal to the “Catch-Up Amount,” which is defined as “Catch-Up Percentage,” Class B Percentage divided by Class A Percentage, multiplied by Class A Senior Priority Return for the calendar quarter preceding the “Payment Date,” as defined in the Agreement. Distributions under the sixth priority distribution requirements of $440,000 were made to the Class B Member for the years ended December 31, 2002.

7.	Seventh priority is distributions to the Class A Member until the Class A Net Mandatory Capital Contribution has been reduced to zero, in the ratio of Class A Percentage to the Class A Member, either as repayment of the “Equity Bridge Loans,” as defined, or in reduction of its Class A Net Mandatory Capital Contribution, or both, and the Class B Percentage to the Class B Member as distribution.

8.	Thereafter, as a distribution in the ratio of the Class A percentage to the Class A Member and the Class B percentage to the Class B Member. No distributions were required under this category during 2004, 2003 or 2002.

The Agreement provides for revisions to the above mentioned priorities upon the contribution of any additional capital by either the Class A or Class B Members.

During 2003, the Class A and Class B Members agreed in principle to limit “Class A Senior Priority Return” payments and the Class B Member’s management fees to support the Company’s current cash flow needs. The “Class A Senior Priority Return” will continue to be paid in the future as cash flow improves. The Class B Member’s management fees (3% of revenues) for the period ended December 20, 2004 and from April 2003 to December 2003 will not be funded and have been “waived” by the Class B Member. Management fees for 2004 and from April 2003 through December 2003 have not been accrued as of December 20, 2004 and December 31, 2003, respectively.

Sandusky

As defined in Sandusky’s Operating Agreement, net profits and losses are generally allocated 50% to SunAmerica Housing Fund 726, LP, 30% to GLGB Investor I, LLC, and 20% to GLGB Manager I, LLC, except that the Agreement specifies allocation limitations and special allocations in certain situations, including, “Capital Transactions.” The Agreement defines Capital Transactions as sale, refinance, exchange, transfer, assignment, or other disposition of all or any portion of the Sandusky resort.

The Agreement also provides for priority distributions from Net Cash Flow, as defined in the Agreement, to be distributed in the following priority:

1.	First priority is a “Class A Senior Priority Return,” of 12% on its original capital contribution of $8,000,000. Distributions under the Class A Senior Priority Requirements of $475,266, $503,047 and $692,245 were made to the Class A Member during the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

2.	Second priority is repayment of 12% interest per annum to the Class A Member for “Loan Returns.”

3.	Third priority is repayment of “Class A Net Term Loan Capital Contribution.”

4.	Fourth priority is payment of “Class C Net OCC Priority Return” at 12% interest per annum.

5.	Fifth priority is repayment of “Class A Net OCC.”

6.	Sixth priority is a “Class B Senior Priority Return,” of 12% on its original capital contribution of $4,000,000. Distributions under the Class B Senior Priority Requirement of $243,460, $255,678 and $350,555 were made to the Class B Member during the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

7.	Seventh priority is payment of accrued “Class C Term Loan Priority Return.”

8.	Eighth priority is repayment of “Class C Net Term Loan Capital Contribution.”

9.	Ninth priority is payment of accrued “Class C Net OCC Priority Return.”

10.	Tenth priority is repayment “Class C Net OCC.”

11.	Eleventh priority is payment of “Class A Net Development Capital Contribution” until reduced to the Target Amount. Distributions after the Target Amount was reached were $1,712,514, $2,086,510 and $2,002,880 to the Class A Member, $856,257, $1,043,255 and $1,001,440 to the Class B Member and $1,712,514, $2,086,510 and $2,002,880 to the Class C Member for the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

12.	Twelfth priority is repayment of “Class A Net Development Capital Contribution.”

13.	Thereafter, as a distribution in the ratio of the Class A percentage to the Class A Member, the Class B percentage to the Class B Member and the Class C percentage to the Class C Member.

The Agreement provides for revisions to the above mentioned priorities upon the contribution of any additional capital by any of the members.

9.	Commitment

During 2003, the Dells obtained a loan commitment with a lender in an amount not to exceed the lesser of $21,000,000 or 75% of the appraised value of the pending condominium development and water park expansion project adjacent to the existing “Dells” facility to fund the construction of condominiums. In connection with the loan commitment, the Company paid approximately $158,000 to the lender which has been capitalized as of December 31, 2003 and will be amortized over the term of the two year agreement. The commitment is for 24 months, bears interest at either an annual fixed rate of 7.25% or a variable annual rate of the prime rate plus 1.625% (not to be below 6.75% per year) and is secured by a first deed of trust on the condominium development, assignment of all condominium rents, construction commitment deposits and personal guarantees of certain officers of the Great Lakes Companies, Inc. As of December 20, 2004, no amounts have been borrowed against this commitment.

10.	Legal Matters

During the normal course of business, the Dells and Sandusky are involved in various legal matters that, in the opinion of management, are not expected to have a material effect on either the financial position or the operating results of the Dells and Sandusky.

11.	Subsequent Events

Great Wolf Resorts, Inc. (GWR) was incorporated in May 2004 in anticipation of the initial public offering of its common stock (the IPO). The IPO closed on December 20, 2004, concurrently with the completion of various formation transactions (the Formation Transactions). Pursuant to the Formation Transactions, GWR acquired the Companies. The owners of the Companies received cash, unregistered shares of GWR’s common stock or a combination of cash and unregistered shares of GWR’s common stock. GWR issued 1,319,543 shares of its common stock and paid approximately $38,938,000 in cash in connection with these acquisitions.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

In conjunction with the transaction, notes payable by the Great Bear Lodge of Wisconsin Dells, LLC and the Great Bear Lodge of Sandusky, LLC of $50,097,911 and $25,547,394, respectively, were paid in full with a portion of the proceeds from the IPO. In addition, a former member’s ownership (held by entities related to AIG SunAmerica Housing Funds) of the Great Bear Lodge of Wisconsin Dells, LLC and the Great Bear Lodge of Sandusky, LLC was purchased by GWR as a part of the formation transactions. Although the funding of the agreed-upon purchase of AIG SunAmerica Housing Funds’ interests was completed at the closing of the IPO, GWR and AIG SunAmerica Housing Funds are currently negotiating final settlement of the purchase. The final amount for GWR due to or from AIG SunAmerica Housing Funds, if any, has not been determined and in the opinion of management will not have a material effect on either the financial position or operating results of the Dells and Sandusky.

DMC PROPERTIES

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

(UNAUDITED)

FOR THE QUARTER ENDED APRIL 30, 2005

Revenues:
Permanent showroom rentals	$13,400,696
Market time shows	1,017,337
Nonmarket time shows	64,788
Consumer shows	562,976
Food and beverage revenue, net	81,063
Other revenue	454,421

Total revenues	15,581,281

Certain expenses:
Employee compensation and benefits	3,896,215
Public relations and advertising	884,320
Operations	453,558
Utilities	1,492,244
Exhibitors	257,456
Administration	736,276
Ad valorem taxes	891,960
Insurance	226,535
Management fee	46,421
Other operating expenses	22,123

Total certain expenses	8,907,108

Excess of revenues over certain expenses	$6,674,173

See accompanying notes to combined statement of revenue and certain expenses.

DMC PROPERTIES

UNAUDITED NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

APRIL 30, 2005

1.	General

The statement presented herein has been prepared in accordance with the accounting policies described in the DMC Properties Combined Statement of Revenues and Certain Expenses for the year ended January 31, 2005 and should be read in conjunction with the Notes which appear in that report.

The statement for the quarter ended April 30, 2005 is unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the combined revenues and certain expenses for the unaudited period.

Report of Independent Auditors

The Partners

DMC Properties

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of DMC Properties for the year ended January 31, 2005. This Combined Statement of Revenue and Certain Expenses is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of DMC Properties’ revenues and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of DMC Properties for the year ended January 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

April 4, 2005

Dallas, Texas

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

Revenues:
Permanent showroom rentals	$53,506,739
Market time shows	9,618,295
Nonmarket time shows	1,760,757
Consumer shows	1,677,631
Food and beverage revenue, net	144,572
Other revenue	3,369,146

$70,077,140

Certain Expenses:
Employee compensation and benefits	16,804,027
Public relations and advertising	6,577,532
Operations	8,634,974
Exhibitors	1,681,284
Administration	3,101,091
Ad valorem taxes	3,460,583
Insurance	1,008,592
Other operating expenses	2,469,576

Total certain expenses	43,737,659

Excess of revenues over certain expenses	$26,339,481

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

1.	Organization and Basis of Presentation

On January 14, 2005, CNL Income Properties, Inc. (the “REIT”) entered into a partnership interest purchase agreement (the Agreement) with Dallas Market Center Company, Ltd. (“DMC”). Pursuant to the Agreement, the REIT and DMC will form a partnership (the “Partnership”), in which the REIT will acquire a majority interest. The Partnership will acquire from DMC and affiliates their interests in certain real estate and related assets at the Dallas Market Center, including: the World Trade Center, the Dallas Trade Mart, International Floral and Gift Center, and a leasehold interest in Market Hall (collectively the “DMC Properties”). The DMC Properties consist of approximately 4.8 million square feet (unaudited) of wholesale merchandising and exhibition space.

On February 14, 2005, the Partnership was formed and acquired certain of the DMC Properties for approximately $218,000,000, excluding transaction costs, and assumed approximately $142,364,000 of existing debt. In addition, the Partnership has committed to acquire the remaining DMC Properties for approximately $31,000,000 and assume $16,467,000 in existing debt. It is anticipated that the acquisition of the remaining DMC Properties will close by June 30, 2005.

The accompanying combined statement of revenues and certain expenses relates to the operations of the DMC Properties. This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement includes the operations of the DMC Properties for the year ended January 31, 2005. Further, the statement is not representative of the actual operations for the period presented as certain expenses, expected to be incurred in future operations of DMC Properties, have been excluded. Such items include interest expense, depreciation and amortization expense, and interest income. Except as noted above, management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

2.	Summary of Significant Accounting Policies

The accompanying Combined Statements of Revenues and Certain Expenses have been prepared on the accrual basis of accounting.

Revenue Recognition

The tenant leases are accounted for as operating leases. Rental revenue is recognized as income using the straight-line method considering scheduled rent increases in the terms of the lease agreements. Rental income earned in excess of rental payments received pursuant to the terms of the lease agreements is recorded as deferred rent receivable.

Advertising Costs

Advertising costs are expensed as incurred and totaled $2,042,816.

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

Ground Lease Expense

The ground leases are accounted for as operating leases. Lease expense is recognized using the straight-line method considering scheduled rent increases in the terms of the lease agreements. Rental expense in excess of rental payments pursuant to the terms of the lease agreements is recorded as deferred rent payable.

Income Taxes

The DMC Properties are held by partnerships and are not subject to federal or state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying combined statement of revenues and certain expenses.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of revenues and certain expenses during the reporting periods. Actual results may differ from those estimates.

3.	Future Minimum Rentals

Future minimum rentals include amounts expected to be received from tenants who have entered into various noncancelable operating leases with an initial term greater than one year. These leases are for office and showroom space in buildings owned by DMC Properties. Minimum future lease rentals to be received as of January 31, 2005, are as follows:

2006	$51,768,317
2007	45,221,047
2008	32,605,081
2009	22,293,945
2010	9,182,393
Thereafter	4,309,524

Total	$165,380,307

4.	Major Tenants

No single tenant individually represents more than 10% of total revenue for the year ended January 31, 2005.

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

5.	Management Agreement

Market Center Management Company

DMC has a management and leasing agreement with an affiliated company, Market Center Management Company, Ltd. (the “Management Company”). The Management Company performs administrative services for DMC, including all matters pertaining to employment, supervision and compensation of employees. During the period February 1, 2004 through August 2, 2004 DMC Properties paid a monthly management fee to the Management Company equal to 1% of gross revenues, as defined. The agreement also provided for an annual management fee of 50% of net cash flow (as defined) from the DMC properties excluding International Floral and Gift Center in excess of $20,000,000 and in excess of $3,000,000 for International Floral and Gift Center. Management fees in the amount of $72,375 were paid in respect to the excess cash flow agreement during the year ending January 31, 2005.

Effective August 2, 2004 the management agreement with the Management Company for all DMC Properties, excluding International Floral and Gift Center, was terminated. Effective the same date, a new agreement was executed with the Management Company which increased the management fee to 1.5% of gross revenue, as defined. The management contract terms for International Floral and Gift Center continued without change. Management fees for the year ended January 31, 2005 were $949,886 and included $72,375 relating to the excess cash flows provisions of the management agreement. In addition, under the terms of the Management Agreement, the Management Company is entitled to reimbursement of certain expenses it incurs on behalf of DMC. The expenses for which the Management Company is reimbursed are primarily salaries and employee benefits and amounted to $16,804,027 for the year ended January 31, 2005.

George Little Management

DMC also has a management contract with George Little Management (“GLM”) for management of the temporary gift shows held during the year. GLM receives a management fee equal to $1.25 per net square foot of exhibit space leased at each show. GLM also receives reimbursement for travel costs, compensation for use by DMC of GLM’s trademark, and an annual fee of 25% of pro forma net income (as defined) in excess of a specified base year amount for each calendar year, beginning in calendar year 1998. DMC has terminated the GLM management contract effective September 30, 2005. Management fees including a $250,000 contract termination payment paid to GLM for the year ended January 31, 2005 were $784,980.

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

6.	Commitments and Contingencies

The DMC Properties commitments under land leases expire on various dates ranging from 2055 to 2066. In addition to rent, these leases require payment of property taxes and insurance. Rent expense amounted to $290,272 for the year ended January 31, 2005 and is included in other operating expenses in the accompanying combined statement of revenues and certain expenses.

The total minimum rental commitment under these land leases at January 31, 2005, was as follows:

2006	$293,489
2007	295,829
2008	298,215
2009	300,649
2010	303,131
Thereafter	21,703,116

Total minimum payments required	$23,194,429

DMC entered into a contract (expires January 2009) to outsource its food and beverage services to ARAMARK Business Dining Services of Texas, Inc. (“ARAMARK”). Under the agreement, ARAMARK is obligated to pay minimum rent of $50,000 per month plus percentage rent over certain sales thresholds. This amount is reduced for food service equipment repairs and maintenance costs incurred and discounts provided to employees. In the fiscal year ended January 31, 2005, the net amount received from ARAMARK was approximately $144,572 related to this agreement

The Management Company has in place an Occupational Injury Benefit Plan (“Plan”) to cover employees injured at work. The Plan is indemnified under a policy for which DMC is responsible for a $200,000 deductible per occurrence up to $10,000,000 in claims per occurrence with a combined single limit of $1,000,000 per any one person. Additionally, the Plan has an accidental death and dismemberment policy that provides benefits of up to $200,000 for loss of life or limb. Payments for claims and lost wages made under the Plan were approximately $26,002 for the year ended January 31, 2005.

An environmental assessment was performed in 1997 that indicated an existence of some level of asbestos in all buildings of the DMC Properties, excluding the World Trade Center. A systematic program for asbestos removal is in progress and management is of the opinion that the cost to abate the asbestos will not have a material effect on the financial position of DMC. DMC incurred approximately $3,425 in asbestos removal costs during the year ended January 31, 2005.

APPENDIX B

PRIOR PERFORMANCE TABLES

The following Tables I, II and III and the footnotes to Table V update and replace Tables I, II and III and the footnotes to Table V in Appendix B of the Prospectus:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

	CNL Hotels & Resorts, Inc.	CNL Retirement Properties, Inc.
	(Note 1)	(Notes 2, 3 and 4)
Dollar amount offered	$3,090,000,000	$2,510,000,000

Dollar amount raised	99.2%	(Note 4)

Less offering expenses:
Selling commissions and discounts	(7.5)	(7.5)
Organizational expenses	(2.0) to (4.0)	(3.0)
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	(0.5)	(0.5)

	(11.0)	(11.0)

Reserve for operations	—	—

Percent available for investment	88.0 to 90.0%	89.0%

Acquisition costs:
Cash down payment	83.0 to 85.0%	84.0%
Acquisition fees paid to affiliates	4.5	4.5
Acquisition expenses	0.5	0.5

Total acquisition costs	88.0 to 90.0%	89.0%

Percent leveraged (mortgage financing divided by total acquisition costs)	53.3%	31.9%
Date offering began	7/09/97, 6/17/99, 9/15/00, 4/23/02 and 2/05/03	9/18/98, 9/19/00, 5/24/02 and 4/04/03
Length of offering (in months)	23, 15, 20, 9 and 13 respectively	24, 20, 11 and 13, respectively
Months to invest 90% of amount available for investment measured from date of offering	29, 16, 22, 12 and 1 respectively	19, 24, 15 and 17, respectively

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) registered for sale $165,000,000 of shares of common stock (the “CHP Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (7,503,632 shares), including $72,637 (3,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (48,260 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the company received approximately $450,000,000, including $3,375,474 (337,547 shares) issues pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for the sale up to $450,000,000 of shares of common stock (the “2002 Offering”). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002 and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hotels & Resorts REIT registered for the sale of up to $1.75 billion of shares of common sock (the “2003 Offering”). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 5, 2003 and upon completion of the 2003 Offering on March 12, 2004, the company received approximately $1,741,000,000 including $29,003,778 (3,152,585 shares) issued pursuant to the reinvestment plan. On August 2, 2004, the Hotels & Resorts REIT effected a reverse stock split and all share numbers have been adjusted to reflect the exchange ratio of one common share for every two issued and outstanding.

Past performance is not necessarily indicative of future performance.

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS - CONTINUED

Note 2:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) registered for sale up to $155,000,000 of shares of common stock (the “Initial Offering”), including up to $5,000,000 available to stockholders participating in the company’s reinvestment plan. The Initial Offering of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the “2000 Offering”), including up to $5,000,000 available to stockholders participating in the company’s reinvestment plan. On May 24, 2002, the Retirement Properties REIT completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the “2002 Offering”) and upon completion of the 2002 Offering on April 3, 2003, the company had received approximately $450,000,000. Immediately following the completion of the 2002 Offering, the Retirement Properties REIT commenced an offering of up to $1,750,000,000 (175,000,000 shares) (the “2003 Offering”) and upon termination of the 2003 Offering on May 14, 2004, the company had received approximately $1,568,000,000. Immediately following the termination of the 2003 Offering, the Retirement Properties REIT commenced an offering of up to $4,000,000,000 (400,000,000 shares) (the “2004 Offering”). As of December 31, 2004, the Retirement Properties REIT had received subscription proceeds of $202,013,758 (20,201,375 shares) from its 2004 Offering.

Note 3:	During its Initial Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, the Retirement Properties REIT raised $9,718,974 or 6.3%, $155,000,000 or 100%, $450,000,000 or 100% and $1,568,000,000 or 89.6%, respectively, of the dollar amount offered.

Note 4:	The amounts shown represent the combined results of the Retirement Properties REIT’s Initial Offering, 2000 Offering, 2002 Offering and 2003 Offering only, due to the fact that the 2004 Offering was not yet fully subscribed at December 31, 2004.

Past performance is not necessarily indicative of future performance.

TABLE II

COMPENSATION TO SPONSOR

	CNL Hotels & Resorts, Inc.	CNL Retirement Properties, Inc.	Other Programs
	(Notes 2 and 3)	(Note 8)	(Note 1)
Date offering commenced	7/9/97, 6/17/99, 9/15/00, 4/23/02 and 02/5/03	9/18/98, 9/19/00, 5/24/02, 4/3/03 and 5/14/04
Dollar amount raised	$3,066,534,832	$2,384,658,206	(Note 1)

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts	229,990,112	174,504,552
Real estate commissions	—	—
Acquisition fees	137,994,067	105,818,412
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	15,332,674	14,159,637

Total amount paid to sponsor	383,316,853	294,482,601	(Note 1)

Dollar amount of cash generated from (used in) operations before deducting payments to sponsor:
2004 (Note 6)	244,573,472	154,893,290	87,206,712
2003 (Note 6)	127,948,000	66,752,844	160,884,226
2002 (Note 6)	84,484,672	18,339,364	166,749,191
2001 (Note 6)	62,826,759	2,466,324	NA
2000	45,528,919	1,349,284	NA
1999	13,348,795	51,647	NA
1998	2,985,455	—	NA
1997	29,358	—	NA
Amount paid to sponsor from operations (administrative, accounting and management fees) (Notes 5 and 7):
2004	30,832,972	15,495,290	4,992,083
2003	15,061,000	6,094,844	5,792,613
2002	7,824,672	1,554,601	7,334,055
2001	4,418,759	292,945	NA
2000	1,878,358	253,265	NA
1999	458,634	38,796	NA
1998	208,490	—	NA
1997	6,889	—	NA
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash (Note 11)	16,810,000	—	919,908,431
Notes	—	—	320,000
Amount paid to sponsors from property sales and refinancing:
Real estate commissions	—	—	—
Incentive fees	—	—	—
Other (Notes 3, 4, 9 and 10)	79,854,706	44,520,409	4,480,309

Note 1:	Other Programs in the table above includes Prior Public Programs sponsored by CNL whose offerings were fully subscribed prior to January 1, 2001. This column presents payments to the sponsor during the three years ended December 31, 2004 by the CNL Income Funds (18 limited partnerships) and CNL Restaurant Properties, Inc. (the “Restaurant Properties REIT”), all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 through 2000 for these programs.

Note 2:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) registered for sale $165,000,000 of shares of common stock (the “CHP Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (7,503,632 shares), including $72,637 (3,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (48,260 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as

Past performance is not necessarily indicative of future performance.

TABLE II - COMPENSATION TO SPONSOR - CONTINUED

Note 2
(Continued:)	amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (168,774 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2002 Offering”). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the Company had received approximately $450,000,000 including $3,225,431 (161,272 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hotels & Resorts REIT registered for the sale of up to $1.75 billion of Shares of Common Stock (the “2003 Offering”). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 5, 2003 and upon completion of the 2003 Offering on March 12, 2004 the company had received approximately $1,741,000,000 including $29,003,778 (1,576,293 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2004. On August 2, 2004, the Hotels & Resorts REIT effected a reverse stock split and all share numbers have been adjusted to reflect the exchange ratio of one common share for every two issued and outstanding.

Note 3:	CNL Hospitality Corp., the advisor of the Hotels & Resorts REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2004, 2003, 2002, 2001 and 2000, the Hotels & Resorts REIT paid the advisor approximately $2.7 million, $42.2 million, $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hotels & Resorts REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hotels & Resorts REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2004, 2003, 2002 and 2001, the Hotels & Resorts REIT paid the advisor $2.2 million, $2.6 million, $1.9 million and $2.1 million, respectively, relating to these fees.

Note 4:	During each of the years ended December 31, 2002, 2003 and 2004, the Restaurant Properties REIT (included in “Other Programs”) incurred $1,493,436 of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2004, 2003, 2002 and 2001, the Hotels & Resorts REIT incurred approximately $2.1 million, $1.2 million, $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor. In addition, during each of the years ended December 31, 2003 and 2004, the Retirement Properties REIT incurred approximately $310,000 in soliciting dealer servicing fees payable to the sponsor.

Note 5:	In connection with its 1999 Offering, the Hotels & Resorts REIT had agreed to issue and sell soliciting dealer warrants (“Soliciting Dealer Warrants”) to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hotels & Resorts REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. During the year ended December 31, 2000, the Hotels & Resorts REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

Note 6:	In September 1999, the Restaurant Properties REIT (included in “Other Programs”) acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 7:	On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, the Restaurant Properties REIT ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. The Restaurant Properties REIT continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Past performance is not necessarily indicative of future performance.

TABLE II - COMPENSATION TO SPONSOR - CONTINUED

Note 8:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) registered for sale up to $155,000,000 of shares of common stock (the “Initial Offering”), including up to $5,000,000 available to stockholders participating in the company’s reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the “2000 Offering”), including up to $5,000,000 available to stockholders participating in the company’s reinvestment plan. On May 24, 2002, the Retirement Properties REIT completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the “2002 Offering”), including up to $50,000,000 (5,000,000 shares) available to stockholders participating in the company’s reinvestment plan. Upon completion of the 2002 Offering on April 3, 2003, the company had received $450,000,000. Immediately following the completion of the 2002 Offering, the Retirement Properties REIT commenced an offering of up to $1,750,000,000 (175,000,000 shares) (the “2003 Offering”). Upon termination of the 2003 Offering on May 13, 2004, the company had received $1,567,925,474. Immediately following the completion of the 2003 Offering, the Retirement Properties REIT commenced an offering of up to $4,000,000,000 (400,000,000 shares) (the “2004 Offering”). As of December 31, 2004, the Retirement Properties REIT had received subscription proceeds of $202,013,758 (20,201,375 shares) from its 2004 Offering, including $39,642,141 (3,964,214 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the Initial Offering, the 2000 Offering, the 2002 Offering, the 2003 Offering and the 2004 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2004.

Note 9:	In addition to acquisition fees paid on gross proceeds from the offerings, the advisor of the Retirement Properties REIT is entitled to receive acquisition fees for services related to obtaining permanent financing that is used to acquire properties. The acquisition fees are equal to a percentage of the loan proceeds from the permanent financing. For the Initial Offering through the 2003 Offering, this percentage was equal to 4.5%. For the 2004 Offering, this percentage is equal to 4.0%. During the years ended December 31, 2004, 2003 and 2002, the Retirement Properties REIT paid the advisor $29,951,684, $11,276,577 and $2,051,748, respectively, in acquisition fees relating to permanent financing for properties owned by the Retirement Properties REIT. These acquisition fees were not paid using proceeds from the offerings.

Note 10:	CNL Capital Corp., an affiliate of the Sponsor, is a non-voting Class C member of Century Capital Markets, LLC (“CCM”). CCM made the arrangements for a $23.5 million loan for the Retirement Properties REIT, for which it was paid a $470,400 structuring fee in 2002. During 2003, the Retirement Properties REIT also paid CCM a $150,000 finder’s fee related to the acquisition of two properties.

Note 11:	Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL RESTAURANT PROPERTIES, INC.

	1994	1995	1996	1997
	(Notes 1, 23 and 26)	(Notes 23 and 26)	(Notes 23 and 26)	(Notes 2, 23 and 26)
Continuing Operations:
Gross revenue (Note 24)	$—	$539,776	$4,363,456	$15,516,102
Equity in earnings of unconsolidated joint venture	—	—	—	—
Gain (loss) on sale of assets (Notes 7, 15, 18, 21 and 23)	—	—	—	—
Provision for losses on assets (Notes 12, 14, 17, 23 and 26)	—	—	—	—
Sale of real estate (Notes 23 and 24)	—	—	—	—
Interest income	—	119,355	1,843,228	3,941,831
Less: Operating expenses (Notes 5, 23 and 26)	—	(186,145)	(908,924)	(2,066,962)
Transaction costs	—	—	—	—
Net decrease in value of mortgage loans held for sale, net of related hedge	—	—	—	—
Interest expense (Notes 23 and 26)	—	—	—	—
Cost of real estate sold (Notes 23 and 24)	—	—	—	—
Depreciation and amortization (Notes 23 and 26)	—	(104,131)	(521,871)	(1,795,062)
Loss on termination of cash flow hedge accounting	—	—	—	—
Advisor acquisition expense (Note 16)	—	—	—	—
Minority interest in (income)/loss of consolidated joint ventures	—	(76)	(29,927)	(31,453)
Discontinued Operations:
Earnings/(loss) from discontinued operations, net (Notes 23 and 26)	—	—	—	—
Gain on disposal of discontinued operations, net (Notes 23 and 26)	—	—	—	—
Income tax benefit	—	—	—	—
Cumulative effect of accounting change	—	—	—	—

Net income (loss) – GAAP basis	—	368,779	4,745,962	15,564,456

Taxable income
- from operations (Note 8)	—	379,935	4,894,262	15,727,311

- from gain (loss) on sale (Notes 7, 15, 18 and 21)	—	—	—	(41,115)

Cash generated from (used in) operations (Notes 4 and 5)	—	498,459	5,482,540	17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)	—	—	—	6,289,236
Cash generated from refinancing	—	—	—	—

Cash generated from (used in) operations, sales and refinancing	—	498,459	5,482,540	23,365,450
Less: Cash distributions to investors (Note 9)
- from operating cash flow (Note 4)	—	(498,459)	(5,439,404)	(16,854,297)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	(136,827)	—	—

Cash generated (deficiency) after cash distributions	—	(136,827)	43,136	6,511,153
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	38,454,158	100,792,991	222,482,560
Sale of common stock to CNL Fund Advisors, Inc.	200,000	—	—	—
Retirement of shares of common stock (Note 13)	—	—	—	—
Contributions from minority interest of consolidated joint venture	—	200,000	97,419	—
Distributions to minority interest	—	—	(39,121)	(34,020)
Payment of stock issuance costs (Note 20)	(19)	(3,680,704)	(8,486,188)	(19,542,862)
Acquisition of land and buildings on operating leases (Note 4)	—	(18,835,969)	(36,104,148)	(143,542,667)
Investment in direct financing leases (Note 4)	—	(1,364,960)	(13,372,621)	(39,155,974)
Proceeds from sales of equipment direct financing leases	—	—	—	962,274

Past performance is not necessarily indicative of future performance.

1998	1999	2000	2001	2002	2003	2004
(Notes 3, 23 and 26)	(Notes 3, 23 and 26)	(Notes 23 and 26)	(Notes 23 and 26)	(Notes 23 and 26)	(Note 26)	(Note 3)

$29,560,219	$57,979,792	$82,322,385	$102,633,624	$90,729,744	$80,814,216	$75,231,590
16,018	97,307	97,559	98,561	100,493	107,702	105,034
—	(1,851,838)	(789,593)	(1,136,997)	(347,179)	(157,488)	134,743
(269,149)	(6,989,195)	(2,475,475)	(39,847,668)	(9,598,354)	(12,863,821)	(5,369,437)
—	—	—	128,479,972	209,497,908	—	—
8,984,546	13,335,146	29,678,290	46,676,272	39,899,361	34,391,575	30,163,681
(3,493,160)	(12,830,157)	(31,573,532)	(32,415,562)	(31,567,210)	(26,153,985)	(28,003,880)
—	(6,798,803)	(10,315,116)	—	—	—	—
—	(551,011)	(6,854,932)	(5,070,213)	(5,368,261)	(1,852,941)	—
—	(10,205,197)	(46,806,369)	(67,891,379)	(58,400,715)	(50,575,760)	(47,999,252)
—	—	—	(118,372,146)	(193,178,891)	—	—
(3,658,617)	(8,382,082)	(14,745,709)	(17,435,161)	(12,858,755)	(12,325,337)	(11,901,949)
—	—	(5,347,659)	(8,060,600)	—	(501,500)	(940,000)
—	(76,333,516)	—	—	—	—	—
(30,156)	(41,678)	1,023,852	(1,250,245)	(2,408,702)	(1,913,277)	(3,717,660)

1,042,707	2,733,898	8,713,462	(7,018,854)	(2,488,403)	(1,204,444)	2,300,303
—	—	—	—	11,578,657	28,329,974	42,949,989
—	—	—	—	—	6,345,551	(10,936,893)
—	—	—	(3,840,902)	—	—	—

32,152,408	(49,837,334)	2,927,163	(24,451,298)	35,589,693	42,440,465	42,016,269

33,553,390	58,152,473	28,881,542	22,681,442	3,205,385	33,044,614	29,936,313

(149,948)	(789,861)	(2,696,079)	(9,518,197)	(10,831,314)	(6,089,087)	(8,878,566)

39,116,275	307,261,214	(155,961,649)	48,733,308	111,588,697	108,372,363	39,086,442
2,385,941	5,302,433	12,833,063	12,658,578	67,084,608	25,312,090	20,562,029
—	—	—	—	—	—	—

41,502,216	312,563,647	(143,128,586)	61,391,886	178,673,305	133,684,453	59,648,471
(39,116,275)	(60,078,825)	—	(48,733,308)	(67,990,684)	(68,244,434)	(39,086,442)
—	—	—	—	—	—	—
(265,053)	—	(66,329,582)	(17,733,389)	—	—	(30,673,982)
(67,821)	—	—	—	—	—	—

2,053,067	252,484,822	(209,458,168)	(5,074,811)	110,682,621	65,440,019	(10,111,953)

385,523,966	210,736	—	3,691,600	9,750,000	—	—
—	—	—	—	—	—	—
(639,528)	(50,891)	—	—	(4,709)	—	—
—	740,621	39,922	—	—	—	—
(34,073)	(66,763)	(146,601)	(234,002)	(1,484,386)	(1,867,258)	(3,326,967)
(34,579,650)	(737,190)	(1,493,436)	(1,493,436)	(1,493,437)	(1,493,437)	(1,493,437)
(200,101,667)	(286,411,210)	(160,901,355)	(26,051,869)	(7,211,699)	—	(20,725,741)
(47,115,435)	(63,663,720)	(15,368,629)	—	—	—	—
—	2,252,766	1,848,664	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. – CONTINUED

	1994	1995	1996	1997
	(Notes 1, 23 and 26)	(Notes 23 and 26)	(Notes 23 and 26)	(Notes 2, 23 and 26)
Proceeds from sale of consolidated partnership interest (Note 19)	—	—	—	—
Proceeds from sale of securities	—	—	—	—
Proceeds from borrowing from affiliate (Note 22)	—	—	—	—
Investment in joint venture	—	—	—	—
Increase in restricted cash	—	—	—	—
Purchase of other investments (Note 4)	—	—	—	—
Investment in mortgage, equipment and other notes receivable (Note 4)	—	—	(13,547,264)	(16,923,383)
Collections on mortgage, equipment and other notes receivable (Note 4)	—	—	133,850	250,732
Redemption of (investment in) certificates of deposit	—	—	—	(2,000,000)
Proceeds from the issuance of bonds	—	—	—	—
Payment on bonds	—	—	—	—
Proceeds from borrowing on credit facility, note payable and subordinated note payable	—	—	3,666,896	19,721,804
Payment on credit facility and note payable	—	—	(145,080)	(20,784,577)
Reimbursement of organization, acquisition, and deferred offering and stock issuance costs paid on behalf of CNL Restaurant Properties, Inc. by related parties	(199,036)	(2,500,056)	(939,798)	(2,857,352)
Decrease (increase) in intangibles and other assets	—	(628,142)	(1,103,896)	—
Proceeds from borrowings on mortgage warehouse facilities	—	—	—	—
Payments on mortgage warehouse facilities	—	—	—	—
Payments of loan and bond issuance costs	—	—	—	—
Other	—	—	(54,533)	49,001

Cash generated (deficiency) after cash distributions and special items	945	11,507,500	30,941,643	5,136,689

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
- from operations (Notes 8 and 25)	—	20	61	67

- from recapture	—	—	—	—

Capital gain (loss) (Notes 7, 15, 18 and 21)	—	—	—	—

Cash distributions to investors:
Source (on GAAP basis):
- from investment income	—	19	59	66
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	—
- from return of capital (Note 10)	—	14	8	6

Total distributions on GAAP basis (Note 11):	—	33	67	72

Source (on cash basis):
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations (Note 4)	—	26	67	72
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	7	—	—

Total distributions on cash basis (Note 11)	—	33	67	72

Total cash distributions as a percentage of original $1,000 investment (Note 6)	0.00%	5.34%	7.06%	7.45%
Total cumulative cash distributions per $1,000 investment from inception	—	33	100	172
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program) (Notes 7, 15, 18 and 21)	N/A	100%	100%	100%

Past performance is not necessarily indicative of future performance.

1998	1999	2000	2001	2002	2003	2004
(Notes 3, 23 and 26)	(Notes 3, 23 and 26)	(Notes 23 and 26)	(Notes 23 and 26)	(Notes 23 and 26)	(Note 26)	(Note 26)
—	—	1,187,238	—	—	—	—
—	—	7,720,997	982,050	—	—	11,194,836
—	—	—	8,708,400	11,750,000	18,709,603	10,900,000
(974,696)	(187,452)	—	(10,000)	(150,000)	—	—
—	—	(1,875,838)	(9,055,564)	6,357,321	(7,887,421)	5,059,609
(16,083,055)	—	(2,831,779)	—	—	—	—
(10,724,398)	(31,004,345)	(11,130,607)	(11,457,682)	(6,606,837)	—	—
1,555,623	3,894,067	8,334,231	9,325,173	15,481,478	29,075,354	34,788,679
—	2,000,000	—	—	—	—	—
—	—	280,906,000	177,222,667	—	24,905,561	5,000,000
—	—	(2,422,469)	(10,065,808)	(16,435,554)	(19,402,557)	(29,844,064)
7,692,040	439,941,245	397,538,000	63,948,887	249,333,516	34,104,800	61,551,794
(8,039)	(61,580,289)	(586,425,008)	(159,664,801)	(90,875,084)	(66,750,919)	(84,176,850)
(4,574,925)	(1,492,310)	—	—	—	—	—
(6,281,069)	(1,862,036)	(377,755)	—	—	—	—
—	27,101,067	301,227,438	325,264,212	189,901,470	124,126,661	196,335,393
—	(352,808,966)	(7,718,739)	(358,859,850)	(474,312,483)	(176,371,771)	(188,454,039)
—	(5,947,397)	(20,891,532)	(9,633,523)	(27,266)	(2,231,032)	(908,288)
(95,101)	—	—	—	—	19,064	—

75,613,060	(77,187,245)	(22,239,426)	(2,458,357)	(5,345,049)	20,376,667	(14,211,028)

63	73	30	15	—	30	23

—	—	—	—	—	—	—

—	—	—	—	—	—	––

60	—	3	—	40	47	46
—	—	—	—	—	—	—
—	—	—	—	—	—	—
14	76	73	76	36	28	31

74	76	76	76	76	75	77

—	—	—	—	—	—	—
—	—	—	—	—	—	—
73	76	—	55	76	75	43
1	—	76	21	—	—	34
—	—	—	—	—	—	—

74	76	76	76	76	75	77

7.625%	7.625%	7.625%	7.625%	7.625%	7.625%	7.625%
246	322	398	474	550	625	702
100%	100%	100%	100%	100%	100%	100%

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. - CONTINUED

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the “Restaurant Properties REIT”)) registered for sale $165,000,000 of shares of common stock (the “Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the “1997 Offering”), including $25,000,000 available only to stockholders participating in the company’s reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the “1998 Offering”). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totaling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company’s reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2:	The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3:	The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4:	Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7:	In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,242,205 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:	Taxable income presented is before the dividends paid deduction.

Note 9:	For the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995, 39%, 0%, 21%, 40%, 97%, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 61%, 100%, 79%, 60%, 3%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. For the year ended December 31, 2004, 22% of the distributions received by stockholders were considered to be ordinary income, 69% were considered a return of capital, 7% were qualified dividends and 2% were capital gains for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. - CONTINUED

Note 10:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note 16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Note 11:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12:	During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney’s properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13:	In October 1998, the Board of Directors of the Restaurant Properties REIT elected to implement the Restaurant Properties REIT’s redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14:	During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,989,195 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15:	During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16:	On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17:	During the year ended December 31, 2000, 2001, 2002, 2003 and 2004 the Restaurant Properties REIT recorded provision for losses on assets in the amount of $2,475,475, $39,847,668, $9,598,354, $12,863,821 and $5,369,437, respectively, for financial reporting purposes relating to several properties and mortgage loans. The tenants of these properties or borrowers under the mortgage loans experienced financial difficulties and/or ceased payment of rents or debt service under the terms of their lease agreements or loan agreements. For the properties, the allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001, 2002 and 2003, respectively, and the estimated net realizable value for these properties. For the mortgage loans, the provision for loss represents the differences between the carrying value of the loan and its net realizable value.

Note 18:	During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $721,230 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19:	During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. - CONTINUED

Note 20:	An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders’ investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001, 2002, 2003 and 2004 the Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436, $1,493,437, $1,493,437 and $1,493,437 of such fees, respectively, which were paid in January 1999, 2000, 2001, 2002, 2003, 2004 and 2005, respectively.

Note 21:	During the year ended December 31, 2001, 2002 and 2003, the Restaurant Properties REIT sold several properties held for investment which resulted in total aggregate losses of $1,136,997, $347,179 and $157,488, respectively, and for December 31, 2004, total aggregate gains of $134,743, for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22:	During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances. During 2003 and 2004, the affiliate advanced $18.7 million and $10.9 million respectively, to the Restaurant Properties REIT under the same terms as previous advances.

Note 23:	Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FASB #144”). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 2000, 2001, 2002 and 2003 to conform to the 2004 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999 have not been restated or reclassified to conform to the 2004 presentation.

Note 24:	Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related costs of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note 23).

Note 25:	For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.

Note 26:	As discussed in Note 23, and in accordance with FASB #144, any properties identified as held for sale or sold through December 31, 2004, have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 2000, 2001, 2002 and 2003 to conform to the 2004 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999 have not been restated or reclassified to conform to the 2004 presentation. During the year ended December 31, 2003, the Restaurant Properties REIT adopted the provisions of FIN46 and restated certain amounts in the operating results for the years ended December 31, 2001, 2002 and 2003.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL HOTELS & RESORTS, INC.

	1996	1997	1998	1999
	(Note 1)	(Note 1)		(Note 2)
Gross revenue	$—	$—	$1,316,599	$4,230,995
Dividend income (Note 10)	—	—	—	2,753,506
Interest and other income	—	46,071	638,862	3,693,004

Less: Operating expenses	—	(22,386)	(257,646)	(802,755
Interest expense	—	—	(350,322)	(248,094)
Depreciation and amortization	—	(833)	(388,554)	(1,267,868)
Equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends (Note 10 )	—	—	—	(778,466)
Minority interest	—	—	—	(64,334)
Benefit (Expense) from Income Taxes Income (Loss) from Discontinued Operations	—	—	—	—

Net income (loss) - GAAP basis	—	22,852	958,939	7,515,988

Taxable income
- from operations (Note 6)	—	46,071	609,304	7,613,284

- from gain (loss) on sale	—	—	—	—

Cash generated from operations (Notes 3 and 4)	—	22,469	2,776,965	12,890,161
Less: Cash distributions to investors (Note 7)
- from operating cash flow	—	(22,469)	(1,168,145)	(10,765,881)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 8)	—	(7,307)	—	—

Cash generated (deficiency) after cash distributions	—	(7,307)	1,608,820	2,124,280
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	11,325,402	31,693,678	245,938,907
Sale of common stock to CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.)	200,000	—	—	—
Proceeds from mortgage loans and other notes payable	—	—	—	—
Distributions to holders of minority Interest, net of contributions	—	—	—	—
Stock issuance costs	(197,916)	(1,979,371)	(3,948,669)	(19,322,318)
Acquisition of land, buildings and equipment	—	—	(28,752,549)	(85,089,887)
Acquisition of RFS in 2003 and KSL in 2004	—	—	—	—
Investment in unconsolidated subsidiary	—	—	—	(39,879,638)
Deposit on property and other investments	—	—	—	—
Acquisition of additional interest CNL Hotel Investors, Inc.	—	—	—	—
Sale of land, buildings and equipment	—	—	—	—
Sale of investment in equity securities	—	—	—	—
Redemption of (investment in) certificate of deposit	—	—	(5,000,000)	—
Increase in restricted cash	—	—	(82,407)	(193,223)
Proceeds of borrowing on line of credit	—	—	9,600,000	—
Payment on mortgage loans and line of credit	—	—	—	(9,600,000)
Payment of other notes	—	—	—	—
Payment of loan costs	—	—	(91,262)	(47,334)
Payment of capital lease obligation	—	—	—	—
Payment to acquire cash flow hedges	—	—	—	—
Decrease (increase) in intangibles and other assets	—	(463,470)	(676,026)	(5,068,727)
Retirement of shares of common stock	—	—	—	(118,542)
Due from related parties - offering expenses	—	—	—	—
Other	—	(7,500)	7,500	—

Cash generated (deficiency) after cash distributions and special items	2,084	8,867,754	4,359,085	88,743,518

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)		7	7
Federal income tax results:
Ordinary income (loss) (Note 9)
- from operations (Note 6)	—	7	25	48

- from recapture	—	—	—	—

Capital gain (loss) (Note 7)	—	—	—	—

Past performance is not necessarily indicative of future performance.

2000	2001	2002	2003	2004
(Note 2)	(Note 2)	(Note 2)	(Note 2)	(Note 2)
$26,681,838	$79,728,000	$217,742,000	$525,411,000	$1,335,297,000
2,780,063	—	—	—	—
6,637,318	9,289,000	7,784,000	6,966,000	6,941,000

(3,311,988)	(22,514,000)	(130,886,000)	(392,582,000)	(1,016,667,000)
(2,383,449)	(15,635,000)	(23,125,000)	(58,040,000)	(166,463,000)
(7,830,456)	(22,281,000)	(37,810,000)	(79,876,000)	(191,764,000)
(386,627)	(7,968,000)	(17,256,000)	(23,970,000)	(18,469,000)
(1,516,237)	(1,291,000)	(639,000)	778,000	(8,403,000)
—	—	—	864,000	(28,539,000)
—	—	—	1,222,000	(2,820,000)

20,670,462	19,328,000	15,810,000	5,993,000	(87,113,000)

14,507,032	16,938,386	24,804,256	24,674,829	5,312,846

—	—	—	—	(645,000)

43,650,561	58,408,000	76,660,000	112,887,000	213,741,000

(28,082,275)	(48,410,000)	(74,217,000)	(112,887,000)	(213,741,000)
—	—	—	—	—
—	—	—	—	—
—	—	—	(17,074,000)	(4,602,000)

15,568,286	9,998,000	2,443,000	(17,074,000)	(4,602,000)

203,684,044	286,069,000	489,111,000	1,169,496,000	658,578,000
—	—	—	—	—
102,081,950	137,990,000	118,720,000	866,912,000	1,922,508,000
(10,217,828)	(2,896,000)	14,040,000	106,853,000	(13,213,000)
(24,808,156)	(34,723,000)	(51,640,000)	(113,211,000)	(59,430,000)
(310,711,912)	(351,621,000)	(446,520,000)	(1,307,313,000)	(118,213,000)
—	—	—	(450,350,000)	(1,426,309,000)
(10,174,209)	(30,804,000)	(53,099,000)	(727,000)	(2,192,000)
—	—	(10,300,000)	(24,985,000)	—
(17,872,573)	—	—	—	—
—	—	—	—	16,810,000
—	—	—	—	28,295,000
5,000,000	—	—	—	—
(2,988,082)	(6,106,000)	(12,425,000)	(29,241,000)	(37,778,000)
—	7,500,000	16,579,000	(6,000)	(24,073,000)
—	(1,184,000)	(1,748,000)	(4,730,000)	(802,812,000)
—	—	(26,790,000)	(2,533,000)	(63,593,000)
(1,342,713)	(4,932,000)	(2,395,000)	(9,751,000)	(43,979,000)
—	—	—	—	(1,823,000)
—	—	—	—	(4,899,000)
2,510,090	(11,611,000)	(29,643,000)	(81,996,000)	(37,655,000)
(2,503,484)	(2,313,000)	(2,391,000)	(6,591,000)	(24,636,000)
—	(1,411,000)	—	—	—
—	—	—	—	—

(51,774,587)	(6,044,000)	3,942,000	94,753,000	(84,121,000)

38	26	25	14	2

—	—	—	—	—

—	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III - CNL HOTELS & RESORTS, INC. - CONTINUED

	1996	1997	1998	1999
	(Note 1)	(Note 1)		(Note 2)
Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	3	40	47
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	—
- from return of capital (Note 8)	—	1	9	21

Total distributions on GAAP basis (Note 9)	—	4	49	68

Source (on cash basis)
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations	—	3	49	68
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 8)	—	1	—	—

Total distributions on cash basis (Note 9)	—	4	49	68

Total cash distributions as a percentage of original $1,000 investment (Notes 5 and 11)	N/A	3.00%	4.67%	7.19%
Total cumulative cash distributions per $1,000 investment from inception	N/A	4	53	121
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	N/A	N/A	100%	100%

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) registered for sale $165,000,000 of shares of common stock (the “CHP Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (7,503,632 shares), including $72,637 (3,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (48,260 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (168,774 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2002 Offering”). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the Company had received approximately $450,000,000 including $3,225,431 (161,272 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hotels & Resorts REIT registered for the sale of up to $1.75 billion of Shares of Common Stock (the “2003 Offering”). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 5, 2003 and upon completion of the 2003 Offering on March 12, 2004 the company had received approximately $1,741,000,000 including $29,003,778 (1,576,293 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2004. On August 2, 2004, the Hotels & Resorts REIT effected a reverse stock split and all share numbers have been adjusted to reflect the exchange ratio of one common share for every two issued and outstanding.

Note 2:	The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering, as applicable. For the years ended December 31, 2001, 2002 and 2003 the amounts were restated in connection with the adoption of FIN 46R and have been rounded to thousands. For the year ended December 31, 2004, the amounts where appropriate, reflect the reverse stock split which occurred on August 2, 2004.

Note 3:	Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hotels & Resorts REIT.

Past performance is not necessarily indicative of future performance.

2000	2001	2002	2003	2004
(Note 2)	(Note 2)	(Note 2)	(Note 2)	(Note 2)

53	30	16	3	—
—	—	—	—	—
—	—	—	—	—
20	45	60	72	74

73	75	76	75	74

—	—	—	—	—
—	—	—	—	—
73	75	76	65	2
—	—	—	—	—
—	—	—	10	72

73	75	76	75	74

7.38%	7.688%	7.75%	7.75%	7.45%
194	269	345	420	494
100%	100%	100%	100%	100%

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:	For the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998 and 1997, approximately 23%, 39%, 51%, 52%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 77%, 61%, 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Note 8:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 9:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10:	In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11:	Certain data for columns representing less than 12 months have been annualized.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL RETIREMENT PROPERTIES, INC.

	1997	1998	1999	2000
	(Note 1)	(Note 1)	(Note 1)	(Note 2)
Gross revenue	$—	$—	$—	$981,672
Interest and other income	—	—	86,231	103,058
Equity in earnings of unconsolidated subsidiary	—	—	—	—
Less: Operating expenses	—	—	(79,621)	(181,596)
Interest expense	—	—	—	(367,374
Provision for doubtful accounts	—	—	—	—
Depreciation and amortization	—	—	—	(310,982)
Organizational costs	—	—	(35,000)	—
Minority interest in earnings of consolidated joint ventures	—	—	—	—

Income (loss) from continuing operations
- GAAP basis	—	—	(28,390)	224,778
Income (loss) from discontinued operations
- GAAP basis	—	—	—	—

Net income (loss) - GAAP basis	—	—	(28,390)	224,778

Taxable income
- from operations (Note 9)	—	—	86,231	93,269

- from gain (loss) on sale	—	—	—	—

Cash generated from operations (Note 6)	—		12,851	1,096,019
Less: Cash distributions to investors (Note 10)
- from operating cash flow	—	—	(12,851)	(502,078)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 11)	—	—	(37,553)	—

Cash generated (deficiency) after cash Distributions	—	—	(37,553)	593,941
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	—	5,200,283	6,491,310
Sale of common stock to CNL Retirement Corp.	200,000	—	—	—
Stock issuance costs	—	(199,908)	(418,600)	(931,461)
Acquisition of land, building and equipment on operating leases	—	—	—	(13,848,900)
Investment in direct financing leases	—	—	—	—
Investment in lease intangibles	—	—	—	—
DASCO acquisition	—	—	—	—
Investment in notes receivable	—	—	—	—
Collection of notes receivable	—	—	—	—
Investment in unconsolidated subsidiary	—	—	—	—
Distributions received from unconsolidated Subsidiary	—	—	—	—
Contributions from minority interests	—	—	—	—
Distributions to minority interests	—	—	—	—
Payment of acquisition costs	—	—	—	(562,491)
Payment of deferred leasing costs	—	—	—	—
Increase in restricted cash	—	—	—	(17,312)
Proceeds from borrowings on line of credit	—	—	—	8,100,000
Payment on line of credit	—	—	—	(4,305,000)
Proceeds from borrowings on mortgages payable	—	—	—	—
Principal payments on mortgages payable	—	—	—	—
Proceeds from construction financing	—	—	—	—
Proceeds from term loan	—	—	—	—
Proceeds from issuance of life care bonds	—	—	—	—
Retirement of life care bonds	—	—	—	—
Payment of loan costs	—	—	—	(55,917)
Retirement of shares of common stock	—	—	—	(30,508)

Cash generated (deficiency) after cash distributions and special items	200,000	(199,908)	4,744,130	(4,566,338)

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 8)
Federal income tax results:
Ordinary income (Note 10)
- from operations (Note 9)	—	—	12	32

- from recapture	—	—	—	—

Capital gain (Note 10)	—	—	—	—

Past performance is not necessarily indicative of future performance.

2001	2002	2003	2004
(Note 2)	(Note 3)	(Note 4)	(Note 5)
$1,764,217	$16,938,823	$93,927,000	$264,541,000
135,402	1,913,205	1,626,000	4,768,000
—	5,404	11,000	178,000
(343,472)	(2,182,674)	(9,988,000)	(40,227,000)
(105,056)	(1,408,611)	(9,588,000)	(42,783,000)
—	—	—	(3,900,000)
(535,126)	(3,461,279)	(17,553,000)	(62,978,000)
—	—	—	—

—	(433,012)	—	(93,000)

915,965	11,371,856	58,435,000	119,506,000

—	—	25,000	(1,588,000)

915,965	11,371,856	58,460,000	117,918,000

600,447	7,792,023	27,477,000	(Note 14)

—	—	—	—

2,173,379	16,784,763	60,658,000	139,398,000

(1,507,322)	(14,379,477)	(59,784,000)	(139,398,000)
—	—	—	—
—	—	—	(4,502,000)
—	—	—	(3,238,000)

666,057	2,405,286	874,000	(7,740,000)

59,519,751	371,134,716	1,059,981,000	880,268,000
—	—	—	—
(6,903,096)	(40,231,933)	(99,309,000)	(89,039,000)
(20,269,138)	(193,176,327)	(661,946,000)	(921,698,000)
—	(128,065,000)	(263,330,000)	(50,230,000)
—	(8,408,000)	(23,220,000)	(50,064,000)
—	—	—	(204,441,000)
—	(2,000,000)	—	—
—	—	2,000,000	—
—	(350,364)	—	—
—	190,922	149,000	175,000
—	—	—	997,000
—	(508,885)	—	(45,000)
(2,644,534)	(16,131,759)	(53,126,000)	(73,124,000)
—	—	—	(864,000)
(17,797)	(1,649,575)	(13,127,000)	(9,448,000)
—	—	71,370,000	—
(3,795,000)	—	(51,370,000)	—
—	32,620,000	170,800,000	315,045,000
—	(267,720)	(13,832,000)	(28,964,000)
—	—	7,402,000	73,618,000
—	—	—	60,000,000
—	—	8,203,000	12,063,000
—	—	(6,589,000)	(7,736,000)
—	(1,308,758)	(7,523,000)	(10,149,000)
(13,020)	(173,839)	(1,117,000)	(3,933,000)

26,543,223	14,078,764	126,290,000	(115,309,000)

41	42	48	42

—	—	—	—

—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RETIREMENT PROPERTIES, INC. - CONTINUED

	1997	1998	1999	2000
	(Note 1)	(Note 1)	(Note 1)	(Note 2)
Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	—	27
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	—
- from return of capital (Note 11)	—	—	12	32

Total distributions on GAAP basis (Note 12)	—	—	12	59

Source (on cash basis)
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations (Note 6)	—	—	3	59
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 11)	—	—	9	—

Total distributions on cash basis (Note 12)	—	—	12	59

Total cash distributions as a percentage of original $1,000 investment (Note 8)	N/A	N/A	3.0%	5.79%
Total cumulative cash distributions per $1,000 investment from inception	N/A	N/A	12	71
Amount (in percentage terms) remaining invested in program properties at the end of each year presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	N/A	N/A	N/A	100%

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) registered for sale up to $155,000,000 of shares of common stock (the “Initial Offering”), including up to $5,000,000 available to stockholders participating in the company’s reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the “2000 Offering”), including up to $5,000,000 available to stockholders participating in the company’s reinvestment plan. On May 24, 2002, the Retirement Properties REIT completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the “2002 Offering”), including up to $50,000,000 (5,000,000 shares) available to stockholders participating in the company’s reinvestment plan. On April 3, 2003, the Retirement Properties REIT completed its 2002 Offering from which it received subscription proceeds of $450,000,000 (45,000,000 shares), including $1,288,817 (128,882 shares) through the reinvestment plan. Immediately following the completion of the 2002 Offering, the Retirement Properties REIT commenced an offering of up to $1,750,000,000 (175,000,000 shares) (the “2003 Offering”), including $250,000,000 (25,000,000 shares) available to stockholders participating in the company’s reinvestment plan. On May 13, 2004, the Retirement Properties REIT terminated its 2003 Offering from which it received subscription proceeds of $1,567,925,474 (156,792,548 shares), including $17,280,980 (1,728,098 shares) through the reinvestment plan. Immediately following the completion of the 2003 Offering, the Retirement Properties REIT commenced an offering of up to $4,000,000,000 (400,000,000 shares) (the “2004 Offering”), including $150,000,000 (15,000,000 shares) available to stockholders participating in the company’s reinvestment plan. Activities through July 13, 1999, were devoted to organization of the Retirement Properties REIT and operations had not begun. Amounts shown represent the results of the Initial Offering, including subscription proceeds issued pursuant to the reinvestment plan, from July 14, 1999 through December 31, 1999.

Note 2:	The amounts shown represent the combined results of the Initial Offering and the 2000 Offering.

Note 3:	The amounts shown represent the combined results of the Initial Offering, the 2000 Offering and the 2002 Offering.

Note 4:	The amounts shown represent the combined results of the Initial Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering.

Note 5:	The amounts shown represent the combined results of the Initial Offering, the 2000 Offering, the 2002 Offering, the 2003 Offering and the 2004 Offering.

Past performance is not necessarily indicative of future performance.

2001	2002	2003	2004
(Note 2)	(Note 3)	(Note 4)	(Note 5)

38	52	66	56
—	—	—	—
—	—	—	—
25	13	1	14

63	65	67	70

—	—	—	—
—	—	—	—
63	65	67	66
—	—	—	2
—	—	—	2

63	65	67	70

7.0%	7.0%	7.1%	7.1%
134	199	266	336
100%	100%	100%	100%

Note 6:	Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 7:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 8:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 9:	Taxable income presented is before the dividends paid deduction.

Note 10:	For the years ended December 31, 2004, 2003, 2002, 2001, 2000 and 1999, approximately 60%, 71%, 65%, 65%, 54% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income for federal income tax purposes. For the years ended December 31, 2004, 2003, 2002, 2001, 2000 and 1999, approximately 40%, 29%, 35%, 35%, 46% and 0%, respectively, of distributions received by stockholders were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003, 2002, 2001, 2000 and 1999, are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Note 11:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 12:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented. The taxability of distributions of a REIT is based on the annual earnings and profits split of the REIT. Therefore, federal income tax results per $1,000 invested presented above has been calculated using the annual earnings and profits split as described in Note 10.

Note 13:	Certain data for columns representing less than 12 months have been annualized.

Note 14:	This information is not yet available.

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(1)	Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2)	Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.

(3)	Reserved for future use.

(4)	Reserved for future use.

(5)	Cash received net of closing costs includes $147,750 of lease termination income.

(6)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.

(7)	Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.

(8)	Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale

(9)	This property was being constructed and was sold prior to completion of construction.

(10)	CNL APF Partners LP did not own the land related to this property. The tenant defaulted under the terms of the lease with the landlord of the land lease and CNL APF Partners LP, the landlord of the building lease. CNL APF Partners, LP was not successful at finding a replacement tenant and would have been obligated to pay rent to the landlord of the land in order to preserve its interest in the building. CNL APF Partners, LP decided to abandon the rights to the building to eliminate the obligation to pay rent to the landlord of the land parcel.

(11)	CNL Income Fund II, Ltd. owned a 64 percent interest and CNL Income Fund VI, Ltd. owned a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership’s percentage interest in the property owned by Show Low Joint Venture.

(12)	Reserved for future use.

(13)	Reserved for future use.

(14)	Reserved for future use.

(15)	Reserved for future use.

(16)	CNL Income Fund X, Ltd. owned a 69.06 percent interest and CNL Income Fund XVII, Ltd. owned a 30.94 percent interest in this joint venture. The amounts presented for CNL Income Fund X,. Ltd. and CNL Income Fund XVII, Ltd. represent each partnership’s percentage interest in the property owned by CNL Ocean Shores Joint Venture.

(17)	Reserved for future use.

(18)	Information in this table includes properties sold by Maple & Main Orlando, LLC; RAI Restaurants, Inc.; South Street Investments, Inc.; CNL Restaurant Investors Properties, LLC; CNL Funding 2001-A, LP; CNL Funding 2002-A LP; CNL Net Lease Investors LP and CNL Net Lease Funding 2003, LLC, subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating long-term triple net leases on real estate with the intent of selling these properties to third parties.

(19)	Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.

(20)	Reserved for future use.

(21)	Reserved for future use.

(22)	Reserved for future use.

(23)	Reserved for future use.

(24)	Information in this table includes properties sold by CNL Financial Services, LP and CNL Restaurant Capital, LP, subsidiaries of CNL Restaurant Properties, Inc.

(25)	The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.

(26)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $33,979 of lease termination income.

(27)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.

(28)	CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd. represent each partnership’s percentage interest in the property owned by Titusville Joint Venture.

(29)	CNL Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. represent each partnership’s percentage interest in the property owned by CNL Restaurant Investments III.

(30)	CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership’s percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.

(31)	CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund IX, Ltd. represent each partnership’s percentage interest in the property owned by CNL Restaurant Investments II.

(32)	CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a 62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd. represent each partnership’s percentage interest in the property owned by Ashland Joint Venture.

(33)	CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund, IX, Ltd. represent each partnership’s percentage interest in the property owned by CNL VIII & IX Tenants in Common.

(34)	CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd. represent each partnership’s percentage interest in the property owned by CNL Mansfield Joint Venture.

(35)	CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership’s percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.

(36)	Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.

(37)	Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.

(38)	Cash received net of closing costs includes $227,579 of insurance proceeds received after the building was destroyed by fire.

(39)	CNL Income Fund II, Ltd. owned a 49 percent interest and CNL Income Fund IV, Ltd. owned a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund IV, Ltd. represent each partnership’s percentage interest in the property owned by Holland Joint Venture.

(40)	CNL Income Fund VII, Ltd. owned a 68.75 percent interest and CNL Income Fund XV, Ltd. owned a 31.25 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund XV, Ltd. represent each partnership’s percentage interest in the property owned by CNL VII, XV Columbus Joint Venture.

(41)	The Checker’s property in Atlanta, GA was exchanged on September 10, 2004 for a Checker’s property in Clearwater, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Clearwater, FL is being leased under the same lease as the Checker’s property in Atlanta, GA with a five year lease extension.

(42)	The Checker’s property in Marietta, GA was exchanged on September 10, 2004 for a Checker’s property in Tampa, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Tampa, FL is being leased under the same lease as the Checker’s property in Marietta, GA, with a five year lease extension.

(43)	The Checker’s property in Norcross, GA was exchanged on September 10, 2004 for a Checker’s property in Ruskin, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Ruskin, FL is being leased under the same lease as the Checker’s property in Norcross, GA, with a five year lease extension.

Past performance is not necessarily indicative of future performance.